EXHIBIT 10.4

LEASE

DATED FEBRUARY 11, 2011

BY AND BETWEEN

MARTIN CBP ASSOCIATES, L.P.,

as Landlord

and

VIOLIN MEMORY, INC.,

as Tenant

685 CLYDE AVENUE

MOUNTAIN VIEW, CA

TABLE OF CONTENTS

SUMMARY OF BASIC LEASE TERMS		i

1.	Definitions	1

2.	Demise, Construction, and Acceptance	5

3.	Rent; Security Deposit	11

4.	Use of Premises	12

5.	Trade Fixtures and Alterations	15

6.	Repair and Maintenance	18

7.	Waste Disposal and Utilities	21

8.	Common Operating Expenses	23

9.	Insurance	27

10.	Limitation on Landlord’s Liability and Indemnity	29

11.	Damage to Premises	30

12.	Condemnation	32

13.	Default and Remedies	34

14.	Assignment and Subletting	38

15.	General Provisions	43

SUMMARY OF BASIC LEASE TERMS

Lease Date	February 11, 2011

Landlord	Martin CBP Associates, L.P., a Delaware limited partnership

Tenant	Violin Memory, Inc., a Delaware corporation

Premises	Approximately 28,800 square feet of gross leasable area, which is commonly known as 685 Clyde Avenue, Mountain View, California and is shown on the first page of Exhibit A attached hereto.

Project	The land and improvements shown on the second page of Exhibit A, consisting of four (4) buildings, the aggregate gross leasable area of which (the “Project Gross Leasable Area”) is approximately 117,918 square feet

Building	The building in which the Premises is located.

Tenant’s Share of the Building	100%

Tenant’s Share of the Project	24.42%

Tenant’s Allocated Parking Stalls	109 stalls

Target Early Access Date	March 4, 2011* If the Effective Date occurs after February 11, 2011. the above date shall be extended by the number of business days between the Effective Dale and February 11, 2011.

Early Access Date	The date on which Landlord delivers possession of the Premises to Tenant as described in Section 2.2 with the Phase A Improvements Substantially Completed (as defined in the Work Letter) therein

Commencement Date	Sixty (60) days following the Date of Substantial Completion of the Phase 1 Improvements

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Target Delivery Dates for Tenant Improvements

Phase A Improvements: March 4, 2011*

Phase 1 Improvements: April 13, 2011*

Phase 2 Improvements: April 25, 2011*

Phase 3 Improvements: June 23, 2011 *

If the Effective Date occurs after February 11, 2011, the above dates shall be extended by the number of business days between the Effective Date and February 11, 2011.

Lease Term:	Thirty-six (36) months, starting on the Commencement Date. The last day of the Term is sometimes referred to herein as the “Expiration Date”.

Base Monthly Rent

Months 1-12	$42,624.00

Months 13-24	$44,064.00

Months 25-36	$45,504.00

Prepaid Rent	$42,624.00

Security Deposit	$136,512.00

Permitted Use	General office, research and development, hardware testing, and ancillary related uses, consistent with the zoning designation for the Building

Tenant’s Minimum Liability Insurance Limits	Three Million Dollars ($3,000,000.00)

Landlord’s Address for Notices	Martin CBP Associates, L.P. c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104 Attn: Lynn Tolin

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Landlord’s Address for Payments	Martin CBP Associates. L.P. c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104 Attn: Accounting

Tenant’s Address

Prior to the Early Access Date:

Violin Memory, Inc.

2700 Garcia Avenue

Mountain View CA 94043

Attn: Chief Executive Officer and Chief Financial Officer

After the Early Access Date:

At the Premises

Attn: Chief Executive Officer and Chief Financial Officer

Retained Real Estate Broker	Cassidy Turley BT Commercial and Colliers International (representing both Landlord and Tenant)
	Exhibit A	(Description of Premises and Site Plan of the Project)
Exhibits	Exhibit B	(Tenant Improvement Agreement-Work Letter)
Exhibit C
Exhibit C-1: Phase A Scope of Work
Exhibit C-2: Phase 1 Scope of Work
Exhibit C-3: Phase 2 Scope of Work
Exhibit C-4: Phase 3 Scope of Work
Exhibit C-5: Phasing Plan
Exhibit C-6: Schedule of Costs
Exhibit C-7: Construction Schedule
	Exhibit D	(Memorandum of Early Access Date, Date of Substantial Completion of Phase 1 Improvements and Commencement Date)
	Exhibit E	(Preliminary Report)
	Exhibit F	(Sign Criteria)
	Exhibit G	(Form of Subordination Agreement)
	Exhibit H	(Hazardous Materials Questionnaire)
	Exhibit I	(Inventory of Existing Furniture)
	Exhibit J	(Asbestos Notification Letter)
	Exhibit K	(Tenant’s Form Nondisclosure Agreement)

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and this Lease, the Summary shall control.

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LEASE

THIS LEASE is dated as of this Lease Date specified in the Summary and is made by and between the party identified as Landlord in the Summary and the party identified as Tenant in the Summary.

1.	Definitions.

General. Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

Additional Rent. The term “Additional Rent” is defined in Section 3.2.

Address for Notices. The term “Address for Notices” shall mean the addresses set forth for Landlord or Tenant, as applicable, in the Summary.

Agents. The term “Agents” shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant’s subtenants and their respective agents, employees, contractors, and invitees.

Agreed Interest Rate. The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) four percent (4%) in excess of the reference rate (or prime rate) of the Bank of America, N.T. & S.A. as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

Alterations. The term “Alterations” has the same meaning as “Tenant’s Alterations”.

Anti-Terrorism Law: Any Laws relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.

Base Monthly Rent. The term “Base Monthly Rent” shall mean the fixed monthly rent payable by Tenant pursuant to Section 3.1, which is specified in the Summary.

Building. The term “Building” shall mean the building in which the Premises are located which Building is identified in the Summary, the gross leasable area of which is referred to herein as the “Building Gross Leasable Area.”

Business Day. The term “Business Day” or “business day” means any day that is not a Saturday, Sunday, or day that is recognized as a legal holiday by the State of California or the United States.

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Claims: Any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential damages and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

Commencement Date. The term “Commencement Date” is the date the Lease Term commences as specified in the Summary.

Common Area. The term “Common Area” shall mean all areas and facilities outside the Building and within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

Common Operating Expenses. The term “Common Operating Expenses” is defined in Section 8.2.

Date of Substantial Completion: The term “Date of Substantial Completion” is the date on which the applicable Phase of the Tenant Improvements is Substantially Completed (as defined in Section 6 of the Work Letter); however, if the date on which the Phase 1 Improvements is Substantially Completed occurs after the Target Delivery Date for such Phase due to Tenant Delay (as defined in the Work Letter) or due to Force Majeure, then the Date of Substantial Completion shall be adjusted as described in Section 5 of the Work Letter to account for such Tenant Delay and such delay due to Force Majeure.

Effective Date. The term “Effective Date” shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease. The Effective Date is specified below Landlord’s signature on the signature page of this Lease.

Emergency: The term “Emergency” is defined in Section 13.6.

Event of Tenant’s Default. The term “Event of Tenant’s Default” is defined in Section 13.1.

Force Majeure. The term “Force Majeure” is defined in Section 15.13.

Hazardous Materials. The term “Hazardous Materials” is defined in Section 7.2E.

Hazardous Materials Laws: All Laws relating to the environment, health and safety, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.

Insured and Uninsured Peril. The terms “Insured Peril” and “Uninsured Peril” are defined in Section 11.2E.

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Law. The term “Law” shall mean any laws, judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other valid requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, as applicable. The term “Law” or “Laws” includes Hazardous Materials Laws.

Lease Term. The term “Lease Term” (sometimes referred to herein as the “Term”) shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in the Summary. The last day of the Term is sometimes referred to herein as the “Expiration Date”.

Lender. The term “Lender” shall mean any beneficiary, mortgagee, secured party, or other holder of any Security Instrument pertaining to the Project or any portion thereof.

Peril: Fire, earthquake, or any other event of a sudden, unexpected, or unusual nature.

Permitted Tenant Alterations. The term “Permitted Tenant Alterations” means Alterations (i) that do not require the issuance of a building or other governmental permit, authorization or approval, (ii) that do not require work to be performed outside the Premises in order to comply with Laws, (iii) that do not adversely affect the structure of the Building or any Building Systems, (iv) that do not involve compliance with any O&M Plan adopted by Landlord of which Tenant has received written notice, and (v) the cost of which does not exceed the Permitted Tenant’s Alterations Limit (i.e., Fifty Thousand Dollars ($50,000.00)) in any one instance.

Permitted Tenant Alterations Limit: Fifty Thousand Dollars ($50,000.00)

Permitted Use. The term “Permitted Use” shall mean the uses specified in the Summary.

Phase A Improvements: The term “Phase A Improvements” has the meaning set forth in the Work Letter.

Phase A Improvements Area: The term “Phase A Improvements Area” has the meaning set forth in the Work Letter.

Phase 1 Improvements: The term “Phase 1 Improvements” has the meaning set forth in the Work Letter.

Phase 1 Improvements Area: The term “Phase 1 Improvements Area” has the meaning set forth in the Work Letter.

Phase 2 Improvements: The term “Phase 2 Improvements” has the meaning set forth in the Work Letter.

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Phase 2 Improvements Area: The term “Phase 2 Improvements Area” has the meaning set forth in the Work Letter.

Phase 3 Improvements: The term “Phase 3 Improvements” has the meaning set forth in the Work Letter.

Phase 3 Improvements Area: The term “Phase 3 Improvements Area” has the meaning set forth in the Work Letter.

Phase(s) of Work or Phase(s) of the Tenant Improvements: The term “Phase(s) of Work” or “Phase(s) of the Tenant Improvements” means any or all of the Phase A Improvements, the Phase 1 Improvements, the Phase 2 Improvements and/or the Phase 3 Improvements.

Premises. The term “Premises” shall mean the Building. Landlord and Tenant acknowledge and agree that the gross leasable area of the Premises stated in the Summary shall be final and conclusive for all purposes of this Lease, and shall not be subject to remeasurement.

Prohibited Person: (i) A person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list.

Project. The term “Project” shall mean the real property and the improvements thereon which are specified in the Summary, the aggregate gross leasable area of which is referred to herein as the “Project Gross Leasable Area.”

Private Restrictions. The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises that (i) exist as of the Effective Date and are listed as numbered exceptions in that certain Preliminary Report covering the Project (Title No. 11-98015619-MC) prepared by Chicago Title Company, with an effective date of February 2, 2011, a copy of which is attached hereto as Exhibit E, or (ii) are recorded after the Effective Date and are approved in writing by Tenant, which approval shall not be unreasonably withheld.

Real Property Taxes. The term “Real Property Taxes” is defined in Section 8.3.

Rent. The term “Rent” means Base Monthly Rent and Additional Rent.

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Security Instrument. The term “Security Instrument” shall mean any mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

Substantial Completion or Substantially Completed: The terms “Substantial Completion” or “Substantially Completed” have the meaning set forth in Section 6 of the Work Letter. The terms “Substantial Completion” or “Substantially Completed” may be used with reference to any specific Phase of the Tenant Improvements or to all of the Tenant Improvements collectively.

Summary. The term “Summary” shall mean the Summary of Basic Lease Terms that is part of this Lease.

Tenant Improvements. The term “Tenant Improvements” has the definition set forth in the Tenant Improvement Agreement (Work Letter) attached hereto as Exhibit B. The Tenant Improvements are comprised of the Phase A Improvements, the Phase 1 Improvements, the Phase 2 Improvements and the Phase 3 Improvements, collectively.

Tenant’s Alterations. The term “Tenant’s Alterations” shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

Tenant’s Share. The term “Tenant’s Share” with respect to the Building shall mean the percentage obtained by dividing the gross leasable area of the Premises By the Building Gross Leasable Area and with respect to the Project shall mean the percentage obtained by dividing the gross leasable area of the Premises by the Project Gross Leasable Area, each of which Tenant’s Share as of the Effective Date is the percentage identified in the Summary.

Term. The term “Term” has the same meaning as “Lease Term”.

Trade Fixtures. The term “Trade Fixtures” shall mean (i) Tenant’s inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

Work Letter. The Tenant Improvement Agreement (Work Letter) attached hereto as Exhibit B and incorporated herein by reference, which sets forth the respective responsibilities of each of Landlord and Tenant regarding the Tenant Improvements.

2.	Demise, Construction, and Acceptance.

2.1 Demise of Premises. Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term and upon the terms and conditions of this Lease, the Premises, together with (i) the non-exclusive right to use the number of Tenant’s Allocated

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Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises. Landlord further grants to Tenant, during the Lease Term, the exclusive right to use the loading dock serving the Building provided that Tenant’s use of the loading dock shall not unreasonably interfere with other tenants’ access to, or use and enjoyment of, other parts of the Common Area to which Tenant has a non-exclusive right only.

2.2 Delivery on the Early Access Date.

(a) Landlord shall exercise commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to Substantially Complete the Phase A Improvements and deliver possession of the Premises to Tenant on or before the Target Early Access Date; the actual date of delivery of possession of the Premises to Tenant with the Phase A Improvements Substantially Completed therein is referred to herein as the “Early Access Date”. On the Early Access Date, Landlord shall deliver possession of the Premises to Tenant for the limited purposes of (i) installing its furniture, fixtures, cabling and equipment in the Premises, (ii) beginning the transition of its business operations to the Premises, and (iii) limited use of limited areas of the Premises subject to the terms and conditions of this Article 2.

(b) Tenant acknowledges that Landlord has agreed to deliver possession of the Premises to Tenant on the Early Access Date (but before Substantial Completion of all Tenant Improvements) in order to accommodate Tenant’s critical space needs and, thus, Landlord is delivering the Premises at such time in its “as is”, broom clean condition as of such date, excepting only that (i) the Phase A Improvements shall have been Substantially Completed prior to the Early Access Date, and (ii) as of the Early Access Date, Landlord shall be required to ensure that all existing plumbing, drainage, sewer, lighting, heating, ventilating and air conditioning, life-safety (including sprinklers and alarms), electrical and mechanical systems serving the Premises (the “Building Systems”) are in good working order and the roof of the Building is in watertight condition. If it is determined that any of the Building Systems are not in good working order as of the Early Access Date or that the roof of the Building is not watertight as required as of the Early Access Date, then Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall perform such work or take such other action as may be necessary to place the Building Systems in good working order; provided, however, that if Tenant does not give Landlord written notice of any deficiency of any of the applicable systems by the date (the “Warranty End Date”) that is the later of (x) one hundred twenty (120) days after the Early Access Date, or (y) ninety (90) days after the Phase 1 Improvements are Substantially Completed, Landlord shall not be responsible for correcting such condition pursuant to this Section 2.2 but rather such condition shall be corrected as part of Landlord’s maintenance obligation pursuant to Section 6.2 and the costs included in Common Operating Expenses allocable to the Building. (The period commencing on the Early Access Date and ending on the Warranty End Date is sometimes referred to herein as the “Warranty Period”.)

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(c) Tenant’s early access in all events shall be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant’s insurance and indemnity obligations and Tenant’s obligation to pay Additional Rent), excluding only Tenant’s obligation to pay Base Monthly Rent prior to the Commencement Date.

(d) If Landlord is unable to deliver possession of the Premises to Tenant on or before the Target Early Access Date set forth in the Summary (as such date may be extended by any periods of Tenant Delay and any periods of delay due to Force Majeure), then this Lease shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom, but Tenant shall accept possession of the Premises on the Early Access Date.

(e) Promptly following the Early Access Date, Landlord and Tenant shall together execute a memorandum in the form attached as Exhibit D, appropriately completed, which shall memorialize the Early Access Date.

2.3 Construction Following Early Access Date and Prior to Substantial Completion of the Tenant Improvements. It is understood that as of the Early Access Date and until the Substantial Completion of all of the Tenant Improvements, Tenant shall use, occupy and access only those limited portions of the Premises other than the Phase 1 Improvements Area, the Phase 2 Improvements Area and the Phase 3 Improvements Area and that Tenant shall be permitted to use, occupy and access each of the Phase 1 Improvements Area, the Phase 2 Improvements Area and the Phase 3 Improvements Area, respectively, only on and after the date on which the Phase 1 Improvements, the Phase 2 Improvements and the Phase 3 Improvements, respectively, have been Substantially Completed in accordance with the Work Letter. Landlord shall be continuing design and construction of the Phase 1 Improvements, the Phase 2 Improvements and the Phase 3 Improvements in such areas following the Early Access Date and continuing until Substantial Completion of all of the Tenant Improvements and Tenant shall cooperate with Landlord at all such times during such period as may be reasonably required by Landlord in order for Landlord to complete the design and construction of the Tenant Improvements in a timely manner and in accordance with the Work Letter. Such cooperation is expected to involve the requirement that Tenant relocate to different areas within the Premises from time to time during the construction process. Tenant shall be responsible to ensure that its early access, use and activities until Substantial Completion of all of the Tenant Improvements shall not interfere with or delay the completion of Tenant Improvements or any other work required to be performed by Landlord hereunder (with any such resulting delay being deemed to be a “Tenant Delay” for the purposes of the Work Letter).

2.4 Condition of Premises. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Premises or the Building except for the Tenant Improvements, which shall be Substantially Completed in accordance with this Article 2 and the Work Letter;

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provided, however, the foregoing is not intended to limit Landlord’s obligations with respect to Building Systems or the roof of the Building during the Warranty Period as described in Section 2.2(b) of the Lease.

2.5 Target Delivery Dates. Landlord shall use commercially reasonable efforts to Substantially Complete each Phase of the Tenant Improvements on or before the Target Delivery Date set forth in the Summary for each such Phase as more fully described in the Work Letter. If Substantial Completion of any Phase of the Tenant Improvements does not occur on or before the Target Delivery Date set forth in the Summary for such Phase, then this Lease shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom; provided, however:

(a) If Substantial Completion of the Phase 1 Improvements occurs following the Target Delivery Date for such Phase, then, because the Date of Substantial Completion of the Phase 1 Improvements shall be adjusted as described in Section 5 of the Work Letter to account for any Tenant Delay and any delay due to Force Majeure, Tenant shall be entitled to a credit against Tenant’s obligation to pay Base Monthly Rent hereunder in an amount equal to one-half of the amount of Base Monthly Rent due for the number of days of delay after the Target Delivery Date for such Phase that are due to Force Majeure;

(b) If Substantial Completion of the Phase 1 Improvements has not occurred within ninety (90) days after the Target Delivery Date for the Phase 1 Improvements (which Target Delivery Date shall be extended by any periods of Tenant Delay and any periods of delay due to Force Majeure), then Tenant may terminate this Lease upon not less than ten (10) days prior written notice to Landlord, but in any event prior to Substantial Completion of the Phase 1 Improvements; and

(c) If Substantial Completion of the Phase 1 Improvements has not occurred within one hundred fifty (150) days after the Target Delivery Date for the Phase 1 Improvements (which Target Delivery Date shall be extended by any periods of Tenant Delay but shall not be extended for any periods of delay due to Force Majeure), then Tenant may terminate this Lease upon not less than ten (10) days prior written notice to Landlord, but in any event prior to Substantial Completion of the Phase 1 Improvements.

2.6 Date of Substantial Completion of Phase 1 Tenant Improvements. Promptly following the Date of Substantial Completion of the Phase 1 Improvements, Landlord and Tenant shall together execute a memorandum in the form attached as Exhibit D, appropriately completed, which shall memorialize the Date of Substantial Completion of the Phase 1 Improvements and the Commencement Date.

2.7 Commencement Date. The term of this Lease (the “Term” or “Lease Term”) shall commence on the Commencement Date and end on the Expiration Date, unless earlier terminated or extended in accordance with the terms and conditions of this Lease.

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2.8 Landlord Notice Regarding Election to Extend Term.

(a) No later than twelve (12) months prior to the Expiration Date, Landlord shall deliver written notice to Tenant advising Tenant (a) whether Landlord elects, in its sole discretion, to extend or not to extend the Lease Term for an additional twelve (12) month period following the Expiration Date (such notice being referred to herein as “Landlord’s Extended Term Notice” and such additional twelve month period being referred to herein as the “Extended Term”), and (b) if Landlord does so elect to extend the Lease Term, Landlord’s determination of the Fair Market Rent (as defined below) for the Premises for the Extended Term (which amount shall be the Base Monthly Rent for the proposed Extended Term and which amount shall in no event be less than the Base Monthly Rent for the Premises for the last month of the initial Lease Term) and any other terms and conditions applicable to the Extended Term (all such terms and conditions contained in such notice are referred to herein as “Landlord’s Offer”). If Landlord does so elect to extend the Lease Term, Tenant shall have a period of three (3) months following Tenant’s receipt of such notice in which to notify Landlord in writing of Tenant’s unconditional and irrevocable acceptance of the terms of Landlord’s Offer. If Tenant does not so notify Landlord within such time period, Landlord’s Offer shall be deemed revoked and Tenant’s rights under this Section shall lapse and be of no further force or effect and Landlord shall have no further obligations under this Section. If Tenant does elect, in its sole discretion, to accept Landlord’s Offer within such three (3) month period, the terms stated in the Landlord’s Offer shall apply to the Extended Term, and only to the extent that they do not conflict with the Landlord’s Offer, the terms and conditions of this Lease shall apply to the Extended Term; however, Tenant’s occupancy of the Premises during the Extended Term shall be on an “as-is” basis and there shall be no rent concessions, tenant improvement allowance or construction allowance, brokerage commissions, or similar provisions. If Tenant timely accepts Landlord’s Offer as set forth above, the parties shall promptly enter into an amendment to this Lease setting forth the Base Monthly Rent for the Extended Term and the new Expiration Date of the Term of this Lease.

(b) If Landlord and Tenant enter into an amendment extending the Lease Term for the first Extended Term, Landlord shall provide a second Landlord’s Extended Term Notice no later than twelve (12) months prior to the end of such first Extended Term (and, if there is a second Extended Term, then Landlord shall provide a third Landlord’s Extended Term Notice no later than twelve (12) months prior to the end of such second Extended Term) on the same terms and conditions as set forth above except that if Landlord does indicate its election to extend the Lease Term in any such notice, then the Fair Market Rent for each Extended Term shall be based on Landlord’s determination of the Fair Market Rent for the Premises for such Extended Term and shall in no event be less than the Base Monthly Rent for the Premises for the last month of the then-current Lease Term. Each Extended Term shall be for a period of twelve (12) months only and in no event shall there be more than three (3) successive Extended Terms.

(c) As used herein, “Fair Market Rent” means the annual Base Monthly Rental, as reasonably determined by Landlord, being charged for space comparable to the Premises in buildings comparable to the Building located in the Mountain View, California area, for a comparable term, taking into account location, condition, the then-existing

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improvements to the space, and other relevant factors. If Tenant disputes Landlord’s Fair Market Rent determination as to any Extended Term, Tenant shall so notify Landlord in writing no later than the date of Tenant’s notice to Landlord accepting Landlord’s Offer. Promptly after any such notice of dispute, Landlord and Tenant shall promptly begin to negotiate in good faith in an attempt to determine the Fair Market Rent for the applicable Extended Term. If they are unable to agree within a forty-five (45) day period, then the Fair Market Rent shall be determined by appraisal as provided below.

(d). If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated below, each of whom shall be members of the American Institute of Real Estate Appraisers and each of whom have at least five (5) years experience appraising comparable space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

(i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser within ten (10) days of selection of the second appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the applicable Extended Term by the agreement of at least two (2) of the appraisers.

(iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within fifteen (15) days following appointment of

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the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

(v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

3.	Rent; Security Deposit.

3.1 Base Monthly Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in the Summary.

3.2 Additional Rent. Commencing on the Early Access Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to this Lease; (ii) Tenant’s Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord’s share of any Subrent received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) any legal fees and costs due Landlord pursuant to this Lease; and (v) any other amounts due to Landlord pursuant to this Lease.

3.3 Payment of Rent. Concurrently with the execution of this Lease by Tenant and Tenant’s delivery of this Lease to Landlord, Tenant shall pay to Landlord the amount set forth in the Summary as Prepaid Rent for credit against the first installment(s) of Base Monthly Rent due following the Commencement Date. All Rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All Rent shall be paid in lawful money of the United States and, except as expressly provided otherwise in this Lease, without any abatement, deduction or offset whatsoever, and without any prior demand therefor. Rent shall be paid to Landlord at its Address for Payments set forth in the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

3.4 Late Charge and Interest on Rent in Default. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after the due date for such payment, then Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such delinquent Rent as liquidated damages for Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any Rent due under this Lease in a timely fashion. If any Rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any Rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

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3.5 Security Deposit. Upon signing this Lease, Tenant shall pay to Landlord a cash Security Deposit in the amount specified in the Summary. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If an Event of Tenant’s Default has occurred and is continuing, Landlord, without notice to Tenant, may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or for the payment of any other amounts expended or incurred by Landlord by reason of the Event of Tenant’s Default, or to compensate Landlord for any loss or damage which Landlord may incur thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, Tenant’s failure to perform hereunder. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, to the extent that they restrict Landlord’s use or application of the Security Deposit, or that provide specific time periods for the return of the Security Deposit. Without limiting the generality of the foregoing, Tenant expressly agrees that if Landlord terminates this Lease due to an Event of Tenant’s Default or if Tenant terminates this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Security Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined. Except as provided above, the Security Deposit, or so much thereof as has not been applied by Landlord in accordance with this Section 3.5, shall be returned, without interest, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) within thirty (30) days after the later of (i) the expiration of the Term or earlier termination of this Lease and (ii) Tenant’s vacation of the Premises in the condition specified by this Lease. Landlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant, and Landlord need not keep the Security Deposit separate from its general accounts. Landlord’s return of the Security Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. Upon termination of the original Landlord’s (or any successor landlord’s) interest in this Lease, the original Landlord (or such successor landlord) shall be released from further liability with respect to the Security Deposit, but only if the original Landlord (or such successor landlord) has complied with California Civil Code Section 1950.7, or successor statute.

If no Event of Tenant’s Default by Tenant under this Lease has occurred prior to the date that is the last day of the twentieth (20th) month following the Commencement Date (the “Reduction Date”), the cash Security Deposit shall be reduced to the amount of Ninety Two Thousand One Hundred Sixty Dollars ($92,160.00) and Landlord shall deliver the amount of the reduction (i.e., Ninety Two Thousand One Hundred Sixty Dollars ($92,160.00)) to Tenant within thirty (30) days after the Reduction Date.

4.	Use of Premises.

4.1 Limitation on Use. Tenant shall use the Premises solely for the Permitted Use specified in the Summary. Tenant shall not do anything in or about the Premises which will (i) cause structural damage to the Building, or (ii) cause damage to any part of the Building

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except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first approved by Landlord in writing, such approval not to be unreasonably withheld, provided that no such approval shall be required if such Tenant’s Alterations constitute Tenant’s Permitted Alterations. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items were designed, nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas (except as permitted by Section 4.7) on or make any penetrations of the floor slab (as any such floor slab penetrations require special review under Landlord’s Intrusive Earthwork Guidance Plan) or penetration of exterior walls or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2 Compliance with Regulations. Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws or Private Restrictions relating to its use of the Premises or the operation of its business at the Premises. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.3 Outside Areas. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant. To the extent that Tenant’s approved use of any outside areas requires use of any parking spaces, such spaces shall be deducted from the number of Tenant’s Allocated Parking Stalls specified in the Summary.

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4.4 Signs. Tenant shall have the right to install, at Tenant’s cost, certain signs on the Building to the extent described in the Work Letter (including, without limitation, the exhibits thereto). It is understood that Tenant shall be responsible, at its cost, to prepare its submittal for signage approvals from the City planning department and City building department (with Landlord and its architect agreeing to cooperate with Tenant in such effort, at no additional cost to Landlord, and with Tenant, in turn, agreeing to cooperate with Landlord and its architect in such effort); provided, however, (a) Landlord shall actually submit Tenant’s submittal for approvals from the City planning department in conjunction with Landlord’s submittals for approval of the Phase 3 Improvements provided that Landlord is not required to delay its submittals for approval of the Phase 3 Improvements as a result; (b) Tenant shall cooperate with all changes requested by the City so as not to delay the approvals of the Phase 3 Improvements; and (c) in all other respects, Tenant shall be responsible for all other obligations related to Tenant’s signage, including obtaining all building permits, fabrication of the signs, installation and maintenance, and all associated costs. In addition, Tenant shall be granted non-exclusive use of the existing monument sign nearest the Premises, subject to Landlord’s review and approval, which shall not be unreasonably withheld. Tenant may place any signs that it wishes within the lobby or other interior portions of the Premises so long as such signs comply with applicable Laws and comply with Landlord’s sign criteria attached as Exhibit F. Except as provided in the preceding sentence, Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord’s sign criteria attached as Exhibit F, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

4.5 Parking. Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant’s Allocated Parking Stalls contained within the Project described in the Summary for its use and the use of Tenant’s Agents, the location of which may be designated from time to time by Landlord. Landlord agrees that Tenant may mark five (5) of the parking spaces that are located directly in front of the Premises as “reserved” for Tenant’s visitor parking, subject to the understanding that those spaces are included in the number of Tenant’s Allocated Parking Stalls to which Tenant is otherwise entitled under this Lease. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces, provided that Landlord shall not grant exclusive parking rights to any other tenant in any portion of the parking facilities located within fifty feet of the footprint of the Building. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked in the loading areas at the side of the Building, (ii) loaded and unloaded in a manner which does not interfere with the business of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking

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tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord shall have no obligation to monitor or enforce any rules regarding the use of parking stalls in the Project.

4.6 Rules and Regulations. Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Any such rules and regulations promulgated shall be reasonable and shall not materially interfere with Tenant’s access to the Premises or the operation of its business at the Premises. Such rules and regulations shall be binding upon Tenant thirty (30) days after delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations, but Landlord shall use commercially reasonable efforts to enforce such rules and regulations if any other tenant is in violation thereof (without requiring the initiation of legal action).

4.7 Emergency Power. Landlord acknowledges that Tenant has notified Landlord that Tenant, at Tenant’s sole expense, may wish (a) to install, use and maintain an uninterrupted power source (the “UPS”) in the Premises, (b) to install a separate generator (including a building pad and related lines and equipment) (collectively, the “New Generator”) and an additional above ground fuel tank serving the New Generator (the “New Tank”) on the Project, during the Term of this Lease, in a location or locations mutually acceptable to Landlord and Tenant and subject to strict compliance with all applicable Laws. Tenant shall submit its detailed request for approval of the installation of the UPS in accordance with the Alterations provisions of this Lease. Although the provisions of this Lease regarding Alterations otherwise apply only to Alterations within the Premises, Landlord also agrees to review Tenant’s request for any such installation in accordance with such provisions. The UPS, the New Generator and the New Tank are collectively referred to as the “Backup Power Facilities.” Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of operating, maintaining the Backup Power Facilities. Tenant shall not operate the Backup Power Facilities until Tenant has obtained Landlord’s written approval in accordance with the provisions of this Lease regarding Alterations and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the operation of the Backup Power Facilities, if any. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Backup Power Facilities. Additional terms and conditions may be included as a condition of Landlord’s approval of the specific Backup Power Facilities proposed by Tenant.

5.	Trade Fixtures and Alterations.

5.1 Trade Fixtures. Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant’s property.

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5.2 Tenant’s Alterations. Construction by Tenant of Tenant’s Alterations shall be governed by the following:

A. Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval. Notwithstanding the preceding sentence or any other provision of this Lease to the contrary, Tenant shall be entitled to make Tenant’s Permitted Alterations in the Premises without Landlord’s approval, but with prior notification to Landlord. Before commencing construction of any of Tenant’s Permitted Alterations, Tenant shall submit to Landlord such documentation as Landlord may reasonably require to determine whether Tenant’s proposed Alterations qualify as Tenant’s Permitted Alterations; Tenant’s Permitted Alterations shall otherwise comply with the provisions of this Section 5.2. All references in this Lease to “Tenant’s Alterations” or “Alterations” shall mean and include Tenant’s Permitted Alterations, unless specified to the contrary. In the event Landlord’s approval for any Tenant’s Alterations is required, then the following shall occur: (i) Tenant shall not construct any Tenant’s Alterations until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord, and (ii) Tenant shall pay to Landlord on demand all reasonable costs and expenses reasonably incurred by Landlord in connection with the review of such plans and specifications, which shall be limited only to reasonable costs and expenses reasonably incurred by Landlord to consult with engineers, architects, environmental and other technical consultants on environmental and technical matters relating to the proposed Alterations and reasonable attorney fees in connection therewith and shall not involve a separate administrative, management or supervision fee or charge. In regard to the immediately preceding clause (i), with respect to any Tenant Alterations requiring Landlord’s approval. Tenant shall prepare and deliver to Landlord for Landlord’s approval preliminary plans and specifications for the proposed Alterations. Within ten (10) business days after receipt thereof, Landlord shall approve such plans (noting any conditions to Landlord’s approval thereof) or deliver to Tenant its specific written objections to such plans. Landlord shall not unreasonably withhold its approval of the preliminary plans and specifications submitted by Tenant. If Landlord so disapproves such plans, then the parties shall confer and negotiate in good faith as expeditiously as reasonably possible to reach agreement on the preliminary plans and specifications. As soon as the preliminary plans and specifications are approved by both Landlord and Tenant, Tenant shall prepare final plans, specifications and working drawings for the proposed Tenant’s Alterations that are consistent with the preliminary plans and specifications approved by the parties. As soon as such final plans, specifications and working drawings are completed, Tenant shall deliver the same to Landlord for its approval, which shall not be unreasonably withheld. If Landlord does not respond within ten (10) business days after receipt of such final plans with either its written approval thereof (noting any conditions to Landlord’s approval thereof) or its specific written objections thereto, such final plans shall be deemed approved. In all events, the parties shall use their commercially reasonable efforts to reach agreement so that such plans may be submitted for governmental approval as soon as reasonably practicable. As soon as approved by Landlord and Tenant, each of whose approval shall not be unreasonably withheld, Tenant shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval. All of Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

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B. Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five (5) days’ prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, and if the cost of the work of improvement will exceed One Hundred Thousand Dollars ($100,000), Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by Tenant’s insurance carried pursuant to Article 9.

C. All Tenant’s Alterations shall be constructed at Tenant’s sole expense and remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations, Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant’s Alteration in question; and (ii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant’s Alteration at the expiration of the Lease Term.

5.3 Alterations Required by Law. Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimbursement from Tenant specified in Section 5.4).

5.4 Amortization of Certain Capital Improvements. Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Commencement Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; (iii) replacement of capital improvements or building service equipment existing as of the Commencement Date when required because of normal wear and tear (provided that the cost of any such replacements shall be borne solely by Landlord if required during the Warranty Period). The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

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A. Subject to any limitations set forth elsewhere in this Lease, all costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender (but not to exceed the Agreed Interest Rate), and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

5.5 Mechanic’s Liens. Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project, provided that if any claim of lien is recorded (except those caused by Landlord or Landlord’s Agents), Tenant may contest such lien in good faith provided that Tenant shall also be required to bond against or discharge the same within thirty (30) days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

5.6 Taxes on Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

6.	Repair and Maintenance.

6.1 Tenant’s Obligation to Maintain. Except as otherwise provided in Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:

A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the interior portions of the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains, but excluding the ducts, pipes, vents or other parts of the HVAC system); (ii) all fixtures, interior walls, floors, carpets and

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ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); and (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems).

B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities to the extent located in the Premises (provided that Tenant shall not be required or permitted to repair any lines or other systems or equipment located beneath the slab of the Building). Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

C. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every six (6) months during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord.

D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

6.2 Landlord’s Obligation to Maintain.

A. Landlord shall repair and maintain Structural Components of the Building (as defined below), and repair, maintain and operate the Common Areas, so that the all of the foregoing are kept in good order and repair. As used herein, “Structural Components of the Building” means the structure of the Building, the structural elements and support systems of the roof, foundation, footings, floor slab, and the load bearing walls and exterior walls of the Building. Landlord’s maintenance and repair of the Structural Components of the Building (other than roof membrane and exterior paint) shall be at Landlord’s sole cost and shall not constitute Common Operating Expenses; all other costs incurred by Landlord in performing repair and maintenance obligations under this Lease shall be deemed to be “Common Operating Expenses” pursuant to Section 8.2 of this Lease unless expressly excluded therefrom in Section 2.2(b) or Section 8.2. Landlord shall not be responsible for repairs required by an accident, fire or other Peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

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B. Landlord shall also (i) maintain, repair and replace when necessary base Building systems, components and equipment of the Building, including without limitation all H VAC equipment which services the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor, which contract shall provide for the periodic inspection and servicing of the HVAC equipment at least once every ninety (90) days during the Lease Term.

C. Landlord shall also maintain, repair and replace (i) those items that are identified in Section 6.1 above as specifically excluded from Tenant’s obligations thereunder, (ii) lines or other systems or equipment that are part of utility facilities serving the Premises and are located beneath the slab of the Building, and (iii) automatic fire extinguisher equipment in the Premises.

6.3 Control of Common Area. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or repairs or for such other commercially reasonable purposes as reasonably determined by Landlord in connection with operation and management of the Project; (iii) change the shape, size, location and extent of the Common Area: (iv) eliminate from or add to the Project any land or improvements, including multi-deck parking structures (without affecting Tenant’s parking rights hereunder); (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Notwithstanding the foregoing, Landlord shall not undertake any of the changes or activities referred to above if such changes or activities will unreasonably interfere with or reduce Tenant’s access to the Project or the parking facilities or otherwise unreasonably and materially interfere with Tenant’s operations at the Premises, other than on a temporary basis. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, as its sole option, from providing security measures for the Project.

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6.4 Method of Work. Except in the event of Emergency or other repairs not reasonably anticipated by Landlord, it Landlord desires to do any work (tor maintenance or repairs or otherwise) that would require an interruption of power or any other utility to the Premises, the following requirements shall apply: (1) Landlord shall give Tenant not less than ten (10) days advance written notice of such planned work, (2) such work may only occur during times reasonably approved by Tenant (and the parties agree it shall be reasonable for Tenant to require that such work occur outside of normal business hours, which for the purposes hereof, are deemed to be 8:00 a.m. through 6:00 p.m., on Business Days), and (3) in the case of a power interruption that is expected to last for four (4) hours or more, if requested by Tenant, Landlord shall provide a source of back-up power for the Premises to allow Tenant to continue its normal business operations during such interruption.

7.	Waste Disposal and Utilities.

7.1 Waste Disposal. Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

7.2 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any Claims which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant’s Agents after the Effective Date.

B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant’s Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its Agents harmless from and against all Claims arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

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C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of chemicals used in normal office operations such as adhesives, lubricants, solder, batteries, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant’s business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five business days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

D. Landlord may cause testing wells to be installed on the Project outside of the Building, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Section 7.2A and/or Section 7.2B.

E. As used herein, the term “Hazardous Materials” means petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, or any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “pollutants,” “contaminants,” “extremely hazardous waste,” “restricted hazardous waste” or “toxic substances,” or words of similar import, under any Hazardous Materials Laws.

F. Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable for any cost or expense (whether as Common Operating Expenses or otherwise) related to removal, cleaning, abatement or remediation of Hazardous Materials existing in or at the Premises or the Project unless such materials have been used, stored, treated, transported, released or disposed by Tenant or Tenant’s Agents or Tenant has failed to comply with any O&M plan promulgated by Landlord’s environmental consultant after a copy of such plan is delivered to Tenant. Landlord shall indemnify and hold Tenant harmless from any and all Claims as a result of the presence of any asbestos, PCBs, lead or other Hazardous Materials as of the Date of this Lease in the Premises or the Building in violation of Hazardous Materials Laws; provided, however, that Landlord shall have no obligation to indemnify and hold Tenant harmless under this Section 7.2F to the extent any Claims result from Tenant’s failure to comply with its obligations under this Section 7.2, Tenant’s failure to comply with Laws in connection with the construction of any Alterations, or Tenant’s failure to comply with any O&M plan promulgated by Landlord’s environmental consultant pertaining to Hazardous Materials in connection with any Alterations voluntarily performed by Tenant.

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G. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

7.3 Utilities. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service, or (ii) install a separate meter (at Tenant’s expense) to measure the utility service supplied to the Premises.

7.4 Compliance with Governmental Regulations. Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

8.	Common Operating Expenses.

8.1 Tenant’s Obligation to Reimburse. As Additional Rent, Tenant shall pay Tenant’s Share (specified in the Summary) of all Common Operating Expenses. More specifically, because the Project contains more than one building, Tenant shall pay Tenant’s Share of all Common Operating Expenses fairly allocable to the Building, including (i) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general and are not fairly allocable to any one building that is part of the Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within thirty (30) days after receipt of a written bill therefor from Landlord, together with a reasonable description of the amounts reflected on the bill, the calculation of Tenant’s Share, and, if requested by Tenant, copies of any invoices or other documents reflecting the amounts paid by Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Common Operating Expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question; (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly

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installments as required by Landlord and such payments shall be due with the installments of Base Monthly Rent; and (iii) within ninety (90) days after the end of each Landlord’s fiscal year, or as soon as reasonably practicable thereafter, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Additional Rent (or with payment to Tenant in cash if no further installments of Additional Rent are due), as the case may require, within thirty (30) days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. If Tenant disputes or questions any component or amount of Common Operating Expenses as shown on Landlord’s statement, Landlord shall, within thirty (30) days of Tenant’s request therefor, provide Tenant with a copy of supporting documentation substantiating such components or amounts. If Tenant is not satisfied with Landlord’s statement, Tenant or Tenant’s certified public accountant shall have the right to inspect Landlord’s books and records for Common Operating Expenses within one hundred eighty (180) days after receipt of Landlord’s statement on not less than five (5) business days’ prior written notice to Landlord for the calendar year pertaining to the year for which the Landlord’s statement pertains. The results of any such inspection shall be kept strictly confidential by Tenant and its certified public accountant, and Tenant and its certified public accountant must agree in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any third parties or any other tenant of the Project. Unless Tenant sends to Landlord any written exception to Landlord’s statement of Common Operating Expenses within such one hundred eighty (180) day period, such statement shall be deemed final and accepted by Tenant and shall be binding on both Tenant and Landlord (except as it pertains to Real Property Taxes). If such inspection reveals the amount of Common Operating Expenses for the Project has been overstated by more than four percent (4%) of such amounts, Landlord shall be responsible for the reasonable cost of any inspection undertaken by the Accountant on Tenant’s behalf, not to exceed Three Thousand Dollars ($3,000.00).

8.2 Common Operating Expenses Defined. The term “Common Operating Expenses” shall mean the following:

A. All costs and expenses paid or incurred by Landlord in the ownership, management, repair, maintenance and operation of the Project, including, but not limited to, the following: (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of the Building; (ii) maintenance of the liability, fire and property damage insurance and any other insurance covering the Project carried by Landlord (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment servicing the Building; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and

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(viii) providing security (if and to the extent such security services are provided by Landlord; provided however that Landlord shall have no obligation to provide any security services or measures for the benefit of the Project);

B. The following costs: (i) Real Property Taxes as defined in Section 8.3; (ii) the amount of any “deductible” paid by Landlord with respect to damage caused by any Insured Peril provided that Tenant’s Share of any such deductible shall not exceed $5,000 per occurrence; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any twelve (12) month period equal to two percent (2%) of the replacement cost of the buildings or other improvements damaged provided that Tenant’s Share thereof shall not exceed $5,000 per occurrence; (iv) legal, accounting and other professional service for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project; and (v) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Section 8.2A that is fairly allocable to the Project;

C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant’s Share of Common Operating Expenses shall not exceed the monthly rate of three percent (3%) of the Base Monthly Rent plus reimbursable expenses (the “Management Fee”). Notwithstanding any provision of this Lease to the contrary. Tenant shall not be required to pay for any costs associated with overhead of Landlord or its manager other than the Management Fee.

D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that notwithstanding anything in this Lease to the contrary, Common Operating Expenses shall not include any of the following: (i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; (v) any cost incurred by Landlord in complying with Hazardous Materials Laws (subject to the understanding that cost responsibility for such amounts is governed exclusively by Section 7.2); (vi) sums paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or the Project, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience; (vii) any expenses for which Landlord has received actual reimbursement (other than through Common Operating Expenses paid by Tenant); (viii) attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Project; (ix) costs in connection with leasing space in the Project, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents; (x) fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable laws or failure to pay taxes or other sums; (xi) [intentionally deleted]; (xii) the cost of operating any commercial

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concession which is operated by Landlord at the Project; (xiii) costs incurred by Landlord for the repair of damage to the Premises or the Project caused by Peril, except for Tenant’s cost obligation under Section 8.2B(ii) or (iii); (xiv) depreciation; (xv) costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building or the Project; (xvi) the cost of complying with any Laws in effect and applicable to the Building or the Project as of Substantial Completion of the Phase 1 Improvements; (xvii) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property; (xviii) any costs expressly excluded from Common Operating Expenses elsewhere in this Lease; (xix) costs of a capital nature (except as expressly provided in Section 5.4) including without limitation, capital improvements, capital repairs, capital replacements, capital equipment and capital tools; (xx) premiums or deductibles for earthquake, flood, or terrorism insurance (except to the extent required by any lender, in which event Tenant’s Share of any deductible shall not exceed the amounts set forth in Section 8.2B)); (xxi) charitable or political contributions; and (xxii) reserves for repairs, maintenance and replacements.

8.3 Real Property Taxes Defined. The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi- governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes”.

Notwithstanding the foregoing, the term “Real Property Taxes” shall not include any of the following: estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources; excess profits taxes, franchise taxes, and other taxes to the extent applicable to Landlord’s general or net income; taxes in connection with any future construction, renovation and/or improvements to the

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Premises or the Project by Landlord, other than the improvements to the Premises made by or for Tenant; interest or penalties incurred as a result of Landlord’s late payment; special taxes or assessments related to any community facilities district or other assessment district relating to future improvements constructed at the Project. If Landlord secures an abatement or refund of any Real Property Taxes attributable to a period during for which Tenant was required to, and did, pay Real Property Taxes hereunder, Tenant shall receive its proportionate share of the amount of such abatement or refund (i.e., the net amount remaining after paying all reasonable costs and expenses of securing the abatement or refund, including reasonable attorneys’ fees) as a credit to be applied by Landlord against Rent next becoming due (or, if no further Rent is due from Tenant, by a cash payment by Landlord to Tenant).

9.	Insurance.

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect the following:

(1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in the Summary, which insurance shall contain a “contractual liability” endorsement up to the limits of the policy;

(2) Fire and property damage insurance in so-called “all risk” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof; and

(3) Worker’s compensation insurance as required by law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and Landlord’s property manager, TMG Partners, and such other parties in interest as Landlord reasonably designates as additional insureds; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) [intentionally deleted]; (iv) shall be issued by insurance companies with a rating and financial size of not less than A-X in the most current available “Best’s Insurance Reports” (or successor); (v) shall be evidenced by a certificate of insurance stating that the issuer thereof will endeavor to give Landlord at least 10 days prior written notice of any cancellation of such policy; (vi) shall not have a “deductible” in excess of such amount as is reasonably approved by Landlord; (vii) shall contain a cross-liability endorsement; and (viii)

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shall contain a “severability” clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.

C. A copy of a certificate of insurance evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein (along with any accompany endorsements reasonably required by Landlord), shall be delivered to Landlord prior to the Early Access Date and upon renewal of such policies, but not less than fifteen (15) days prior to the expiration of the term of such coverage.

9.2 Landlord’s Insurance. Landlord shall have the following obligations and options regarding insurance:

A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all-risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than twelve (12) months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional Perils against which Landlord may elect to insure, including earthquake and/or flood (with Tenant’s cost responsibility for earthquake and/or flood insurance being subject to the limits expressly set forth in this Lease) and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable “deductibles” which, in the case of earthquake and flood insurance, may be up to ten percent (10%) of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations.

B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

9.3 Tenant’s Obligation to Reimburse. If Landlord’s insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises for purposes other than general office use, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

9.4 Release and Waiver of Subrogation. The parties hereto release each other, and their respective Agents, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the

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foregoing provision shall not apply to the commercial general liability insurance described by Section 9.1A and Section 9.2B; (ii) such release shall apply to liability resulting from any risk insured against by Tenant to satisfy the requirements of Section 9.1 to the extent permitted by this Lease; and (iii) neither party shall be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by the other party from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its Agents in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

10.	Limitation on Landlord’s Liability and Indemnity.

10.1 Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other Peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Section 9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord’s willful misconduct or negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

10.2 Limitation on Tenant’s Recourse. Landlord’s liability to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount that is equal to the interest of Landlord in the Project and all proceeds thereof. Neither Landlord, any of Landlord’s employees, agents, contractors, licensees, invitees, or representatives, nor the persons or entities comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, or otherwise) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all other Tenant’s Agents. The limitations

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of liability contained in this Section 10.2 shall inure to the benefit of Landlord, its present and future employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.

Notwithstanding any contrary provision herein, neither Landlord nor Tenant nor the employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members of either of them shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business or Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

10.3 Indemnification of Landlord. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all Claims incurred by Landlord and its employees, agents and contractors arising by reason of any death, bodily injury, personal injury or property damage resulting from injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (i) the use or occupancy of, or the conduct of business in, the Premises; (ii) any other occurrence or condition in or on the Premises (other than caused by the willful misconduct or negligence of Landlord of which Landlord has had notice and a reasonable time to cure but which Landlord has failed to cure during such time); and (iii) the negligence or willful misconduct of Tenant or any of Tenant’s Agents in or about any portion of the Project. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

10.4 Indemnification of Tenant. Landlord shall hold harmless, indemnify and defend Tenant and its employees, agents and contractors, with competent counsel reasonably satisfactory to Tenant (and Tenant agrees to accept counsel that any insurer requires be used), from all Claims incurred by Tenant and its employees, agents and contractors arising by reason of any death, bodily injury, personal injury or property damage resulting from injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (i) any occurrence or condition in the Common Areas (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 10.3 above) or (ii) the negligence or willful misconduct of Landlord or Landlord’s Agents. The provisions of this Section 10.4 shall survive the expiration or sooner termination of this Lease.

11.	Damage to Premises.

11.1 Landlord’s Duty to Restore. If the Premises are damaged by any Peril after the Effective Date, Landlord shall restore the Premises unless this Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried

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by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises.

11.2 Landlord’s Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

A. Either the Project or the Building is damaged by an Insured Peril and in the commercially reasonable written opinion of Landlord’s architect or construction consultant, the required restoration work is estimated to take one hundred fifty (150) days or more after the date of such Peril;

B. Either the Project or the Building is damaged by a Peril that is an Uninsured Peril hereunder, notwithstanding that Landlord has maintained such insurance as Landlord is required to carry pursuant to Section 9.2 of this Lease with respect to such type of Peril;

C. The Premises are damaged by any Peril within twelve (12) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within fifteen (15) days following the date of such damage; or

D. Either the Project or the Building is damaged by any Peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E. As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a Peril actually insured against for which the insurance proceeds actually received by Landlord or reasonably expected to be received by Landlord, in Landlord’s good faith judgment, are sufficient (other than the deductible for any Peril covered by Landlord’s “all-risk” insurance) to restore the Project under then-existing building codes to the condition existing immediately prior to the damage; and (ii) the term “Uninsured Peril” shall mean any Peril which is not an Insured Peril.

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11.3 Tenant’s Right to Terminate. If the Premises are damaged by any Peril and Landlord docs not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then within thirty (30) days after the casualty, Landlord shall furnish Tenant with (a) the commercially reasonable written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed, including the time required to design and obtain permits for any repairs or replacement improvements and the time to complete the restoration or repair work and (b) a notice from Landlord stating whether the casualty is an Insured Peril or Uninsured Peril. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration in the immediately preceding clause (a) and Landlord’s notice in the immediately preceding clause (b):

A. The Premises are damaged by any Peril that occurs prior to the date that is two (2) years prior to the Expiration Date and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed with two hundred forty (240) days after the date of such damage; or

B. The Premises are damaged by any Peril that occurs prior to the date that is one (1) year prior to the Expiration Date and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed with two hundred ten (210) days after the date of such damage; or

C. The Premises are damaged by any Peril that occurs on or after the date that is one (1) year prior to the Expiration Date and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage or such damage renders unusable more than twenty percent (20%) of the Premises.

11.4 Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated from and after the casualty until the completion of the restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

12.	Condemnation.

12.1 Landlord’s Termination Right. Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than ten percent (10%) of the Building Leasable Area is so taken, or (iii) more than fifty percent (50%) of the Common

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Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

12.2 Tenant’s Termination Right. Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) ten percent (10%) or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking. Land lord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least eighty percent (80%) of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

12.3 Restoration and Abatement of Rent. If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

12.4 Temporary Taking. If any portion of the Premises is temporarily taken for one (1) year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one (1) year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

12.5 Division of Condemnation Award. Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award attributable to the following; (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

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13.	Default and Remedies.

13.1 Events of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due and such failure shall continue for three (3) business days after Tenant’s receipt of written notice of such failure (provided that no such grace period shall be given and no such notice shall be delivered more than two (2) times in any twelve (12) month period); or

B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such failure within thirty (30) days after written notice from Landlord specifying the nature of such failure, provided that if more than thirty (30) days reasonably is required to cure such failure, Tenant shall have such additional time to cure such failure so long as Tenant promptly commences and diligently prosecutes such cure to completion within ninety (90) days after the initial notice from Landlord specifying the nature of the failure; or

C. Tenant shall have sublet the Premises or assigned its interest in this Lease in violation of the provisions contained in Article 14; or

D. Tenant shall have abandoned the Premises (as used in this Lease, the term “abandon” shall have the meaning given to such term in Section 1951.3 of the California Civil Code); or

E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 13.E is contrary to any applicable Law, such provision shall be of no force or effect; or

F. Tenant shall have failed to deliver documents required of it pursuant to Section 15.4 or Section 15.6 within the time periods specified therein and such failure continues for five (5) business days after Tenant’s receipt of notice from Landlord stating that Tenant has failed to deliver such documents as and when required by those Sections.

13.2 Landlord’s Remedies. If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any

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Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) business days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Land lord until Landlord is reimbursed by Tenant.

B. Landlord may enter the Premises and release them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers’ commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the Event of Tenant’s Default.

C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the

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adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice. Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4.

E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted by law, and (ii) the term “rent” or “Rent” includes Base Monthly Rent and Additional Rent. Such damages shall include:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discontinuing such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) reasonable expenses to the extent reasonably incurred for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) reasonable broker’s fees, advertising costs and other reasonable expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of an Event of Tenant’s Default.

F. Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3. Any notice given by Landlord in order to satisfy the requirements of Section 13.1 A or Section 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3 Waiver. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter

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occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4 Limitation On Exercise of Rights. At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) the existence of such Event of Tenant’s Default may be taken into consideration in determining whether Landlord has acted reasonably in denying or withholding any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend the term of this Lease which would otherwise be available to it.

13.5 Waiver by Tenant of Certain Remedies. Except as expressly set forth otherwise in this Lease, Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

13.6 Landlord’s Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord’s alleged failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s failure to perform any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for Landlord’s failure to perform hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.

Notwithstanding the foregoing provisions of this Section 13.6, if Landlord fails to make any repairs that are Landlord’s responsibility under this Lease, then Tenant may so notify Landlord specifying the nature in reasonable detail of the repairs that Tenant believes are necessary. Landlord shall perform any repairs that are Landlord’s obligation within the cure periods provided in the foregoing paragraph (or in the case of an Emergency, as defined below, as soon as reasonably practicable under the circumstances). As used in this Lease, an “Emergency” shall mean any circumstance posing an immediate threat of injury or damage to persons or property in the Premises or actual immediate and material interruption of a material aspect of Tenant’s business operations in the Premises for a period in excess of one (1) business day. For purposes of this Section 13.6 only, the term “notice” shall include oral notices given to Landlord’s authorized representative when given in an event of an Emergency. If Landlord fails to make repairs in accordance with this Section 13.6, Tenant may deliver a second notice to Landlord (except in the case of an Emergency, in which no second notice shall be required),

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advising Landlord that Tenant intends to make necessary repairs if Landlord does not commence required repairs within three (3) business days after Landlord’s receipt of the second notice. If Landlord fails to commence required repairs within such three (3) business day period after receipt of the second notice and thereafter diligently pursue such repairs to completion, Tenant may perform the required repairs identified in Tenant’s notice. If Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Project for the same kind of work if the contact information for such contractors is provided within twenty-four (24) hours after Tenant’s request to Landlord therefor, unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor that typically and regularly performs similar work in comparable buildings and engages only labor that is harmonious and compatible with other labor working in the Project; in any event, any such contractors must at all times maintain the insurance coverage required hereunder of contractors who perform work on behalf of Tenant in the Premises. Promptly following completion of any work taken by Tenant pursuant to this Section 13.6, Tenant shall deliver a detailed invoice of the work completed, the materials used and the reasonable costs relating thereto and an assignment of any and all warranties relating to such work. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice, commencing with the Rent first due and payable at least forty five (45) days after Tenant’s delivery of such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after delivery of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable detail Landlord’s good faith reasons for its claim that such action did not have to be taken by Landlord pursuant to this Lease or that the charges are unreasonable (in which case Landlord shall pay the amount it contends would have been reasonable), then Tenant shall not then be entitled to such deduction from Rent. Rather, Tenant may proceed to claim a default by Landlord or file suit to enforce its claim. If Tenant prevails in the suit, the amount of the award (which shall include interest at the Agreed Interest Rate from the time of delivery of Tenant’s invoice for such expenditures until the date Tenant receives such amount by payment or offset) may be deducted by Tenant from the Rent next due and owing under this Lease. Notwithstanding anything to the contrary contained above in this Section 13.6, Tenant shall have no right under this Section 13.6 to deduct from Rent payable by Tenant under this Lease, so long as a monetary Tenant’s Event of Default has occurred and remains uncured.

14.	Assignment and Subletting.

14.1 Transfer by Tenant. The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):

A. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber this Lease (or otherwise use this Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by

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Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer (provided that such costs and fees shall not exceed One Thousand Five Hundred Dollars ($ 1,500.00) per transaction provided that Tenant has provided Landlord with all information required by this Lease (excluding additional information separately requested by Landlord) regarding such assignment or subletting in one single submittal), whether or not Landlord’s consent is granted. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) that are proposed to be used, stored, released, or disposed of by the potential subtenant or assignee, and/or (ii) violations of Hazardous Materials law (as defined in Section 7.2E of this Lease) by the tenant or the proposed subtenant or assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of an assignment of this Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease with respect to the Premises (or portion thereof that is the subject of the Transfer) and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B. At least ten (10) business days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three (3) years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven (7) days after Landlord’s receipt of such notice from Tenant. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) ten (10) business days of receipt of such request together with the required accompanying documentation, or (ii) five (5) business days after Landlord’s receipt of all other information which Landlord reasonably requests within the seven (7) day period specified above for such requests. If Landlord fails to respond in writing within said period, Landlord will be

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deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

C. [Intentionally omitted.]

D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for the performance of all of its obligations under this Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all Subrent (as defined in Section 14.1D(5)) received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

(3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in a lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord’s share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

(4) Tenant’s obligations under this Section 14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default. At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct to Tenant’s knowledge. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5) As used in this Section 14.1D, the term “Subrent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Section 14.1D, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in

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order to obtain the Transfer in question, (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question, and (iii) all other costs reasonably incurred by Tenant in preparing the space for or as inducements paid to the sublessee or assignee.

E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) of stock possessing more than fifty (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors; provided, however, that the following shall not constitute a Transfer: (a) a change of control resulting from the sale, offering or issuance of shares of equity (or any instrument convertible into equity) of Tenant in an arms’ length transaction in which Tenant receives cash or other valuable consideration or (b) a change of control occurs in connection with a public offering or transfer of shares of Tenant on a stock exchange or equivalent trading system. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

F. Notwithstanding anything contained in Section 14.1, so long as Tenant otherwise complies with the provisions of this Article 14 and Tenant is not then in monetary default under this Lease and no nonmonetary Tenant’s Event of Default has occurred and is continuing, Tenant may enter into either of the following Transfers without first obtaining Landlord’s prior written consent and without Landlord having the right to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Section 14.1D:

(1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation or other person or entity which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of a direct or indirect ownership interest of more than fifty percent (50%); and

(2) Tenant may enter into subleases or sublicenses with entities with whom Tenant is doing business or who are part of a joint venture with Tenant where such subleases or licenses in the aggregate constitute less than 20% of the Premises.

G. Notwithstanding anything contained in Article 14 of this Lease, so long as Tenant is not then in monetary default under this Lease and no nonmonetary Tenant’s Event of Default has occurred and is continuing, Tenant may enter into either of the Transfers described in subparagraphs (1) or (2) of this Section 14.1G without first obtaining Landlord’s prior written consent and without Landlord having the right to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Section 14.1D, provided that such Transfer must comply with each of the following conditions: (i) within ten (10) days after the Transfer, Tenant shall give Landlord written notice of the Transfer, which notice shall be accompanied by such documents or information as is reasonably necessary to substantiate that

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the proposed Transfer falls within the parameters of this Section 14.1G, including financial statements of the transferee; (ii) within ten (10) days after the Transfer. Tenant shall give Landlord a fully executed copy of the assignment or other conveyance or transfer document, in a commercially reasonable form evidencing the Transfer and, in the case of an assignment of this Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease with respect to the Lease and to remain jointly and severally liable therefor with Tenant; (iii) no such Transfer shall release Tenant from its obligations under this Lease; and (iv) Tenant shall pay Landlord’s reasonable attorneys’ fees and costs incurred in connection with any such Transfer (provided that such costs and fees shall not exceed One Thousand Five Hundred Dollars ($ 1,500.00) per transaction provided that Tenant has provided Landlord with all information required by this Lease regarding such Transfer in one single submittal):

(1) An assignment by Tenant of its interest in this Lease to a corporation which results from a merger, consolidation or other reorganization so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; or

(2) An assignment by Tenant of this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

14.2 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, so long as the successor to Landlord’s interest in this Lease and the Project assumes in writing Landlord’s obligations under this Lease, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.

14.3 Permitted Occupancy by Certain Business Partners.

(a) Tenant shall have the right, from time to time, to allow one or more specifically-identified entities with whom Tenant is doing business or who are part of a joint venture with Tenant (“Business Partners”) to share with Tenant the use of a portion of the Premises, provided that Tenant shall provide Landlord with at least ten (10) business days advance written notice of the any such Business Partner’s planned occupancy, which notice shall specifically identify the subject Business Partner and confirm the actual business relationship between Tenant and the subject Business Partner, and provided that such shared occupancy shall be subject to the following terms and conditions:

(i) None of such Business Partners pays rent or other compensation for the use of such space;

(ii) No separate entrances or demising walls shall be constructed in

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connection with such use;

(iii) Such Business Partners shall have no rights under this Lease other than the ability to occupy the portion of the Premises as permitted hereby and subject to the provisions hereof and Landlord shall have no obligation to such Business Partners under this Lease or for any reason whatsoever in connection with the use or occupancy of the Premises (including no obligation to provide any notices of any kind to any such Business Partner or to respond to such Business Partner’s requests for services, it being understood that all requests for services to be provided by Landlord pursuant to this Lease shall be communicated to Landlord by Tenant and not by any Business Partner or other third party);

(iv) Such Business Partners shall be bound by all of the terms and conditions of this Lease and shall use the Premises only in conformity with all applicable provisions of this Lease;

(v) Any breach of this Lease by a Business Partner shall constitute a breach by Tenant under this Lease, any act or omission of a Business Partner shall constitute the act or omission of Tenant under this Lease and, without limiting the foregoing, any insurance policies required to be maintained by Tenant hereunder shall insure against any injury or damage caused by any of the Business Partners as if such Business Partner was an employee of Tenant (and, at Landlord’s request, Tenant shall provide Landlord with evidence as may be reasonably required by Landlord to confirm such insurance coverage);

(vi) Any occupancy of the Premises by the Business Partner shall automatically terminate upon expiration or earlier termination of this Lease;

(vii) No such occupancy of the Premises by a Business Partner shall operate as a consent or approval by Landlord to any assignment of all or any portion of this Lease or to any subletting or to any further shared occupancy arrangement except as expressly permitted in accordance with the terms of this Lease; and

(viii) No such occupancy of the Premises by a Business Partner, regardless of the duration, extent or other characteristics thereof, shall release Tenant from any liability under this Lease for any reason.

15.	General Provisions.

15.1 Landlord’s Right to Enter. Landlord and its Agents may enter the Premises at any reasonable time after giving at least twenty-four (24) hours’ prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for lease” signs (but only during the last six months of the Lease Term) or “for sale” signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any

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entry into the Premises obtained by Landlord in accordance with this Section 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises. In connection with any entry into the Premises by Landlord, Landlord’s Agents, or any third party brought by Landlord or Landlord’s Agents into the Premises, (a) Landlord agrees to collect a duly executed nondisclosure agreement in the form attached hereto as Exhibit J (“Tenant’s Form Nondisclosure Agreement”) prior to permitting any such person or entity to enter the Premises (it being understood that if an entity signs a Tenant’s Form Nondisclosure Agreement, all employees and agents of such entity shall be covered by such Tenant’s Form Nondisclosure Agreement for the Term), (b) Tenant may reasonably restrict access to any visitor whom Landlord intends to bring onto the Premises if Tenant determines that allowing such person potential exposure to Tenant’s proprietary and confidential information within the Premises would be detrimental to Tenant’s business interests (and Tenant hereby waives any claims it may have against Landlord as a result of Landlord’s inability to perform or delay in performing any obligations as a result of Tenant’s election to so restrict access), (c) except in an Emergency where necessary to prevent imminent damage to persons or property, Tenant shall have the right to escort Landlord or any of Landlord’s Agents or any third party while in the Premises; and (d) Tenant shall have the right to designate certain “secure areas” that Landlord and Landlord’s Agents shall not have the right to enter except in the event of Emergency as described above (and Tenant hereby waives any claims it may have against Landlord as a result of Landlord’s inability to perform or delay in performing any obligations as a result of Tenant’s election to so restrict access). This Section 15.1 applies only during the Term.

15.2 Surrender of the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in substantially the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any Peril or condemnation, (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B, and (iv) any damage caused by Landlord and Landlord’s Agents. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process and reasonable use which occurs in spite of prudent application of reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alternations which Landlord has the right to require Tenant to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the Commencement Date (provided that Tenant shall not be required to remove or to pay for the removal of the Tenant Improvements). If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall be liable to Landlord for any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any losses to Landlord due to lost opportunities to lease to succeeding tenants.

15.3 Holding Over. No holding over by Tenant shall operate to extend the Lease Term. If Tenant remains in possession of the Premises after expiration or termination of

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this Lease: (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Monthly Rent shall be increased to equal one hundred fifty percent (150%) of the Base Monthly Rent payable immediately prior to such holding over for the first thirty (30) days of such holding over and shall be increased to equal two hundred percent (200%) of the Base Monthly Rent payable immediately prior to such holding over for any period thereafter; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord and any tenant to whom Landlord has leased all or part of the Premises, from any and all Claims, including loss of rent to Landlord or additional rent payable by such tenant, suffered or incurred by Landlord or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute an Event of Tenant’s Default. Landlord’s acceptance of Rent if and after Tenant holds over shall not convert Tenant’s tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

15.4 Subordination. The following provisions shall govern the relationship of this Lease to any Security Instrument:

A. This Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

B. At Landlord’s election, but subject to the terms set forth in subsections (C) of this Section 15.4, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as no Event of Tenant’s Default then exists under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

C. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, provided that any such document or instrument shall be on commercially reasonably terms, including the agreement by the Lender not to disturb Tenant so long as no Event of Tenant’s Default then exists under this Lease. Tenant’s failure to execute any such document or instrument within ten (10) business days after written demand therefor shall constitute an Event of Tenant’s Default.

D. Concurrently with its execution of this Lease, Tenant shall execute, acknowledge and deliver to Landlord a subordination, nondisturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit G, and, concurrently with its execution of this Lease, Landlord shall deliver such SNDA, executed by Landlord and Comerica Bank, which is the only existing Lender with a Security Interest, to Tenant.

15.5 Mortgagee Protection and Attornment. In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable

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opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6 Estoppel Certificates and Financial Statements.

A. At all times during the Lease Term, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord (or any lender or prospective purchaser of the Building), within ten (10) business days following delivery of such request, an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other factual information about this Lease as may be reasonably required by Landlord. A failure to deliver an estoppel certificate within fifteen (15) days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) no rent has been paid more than thirty (30) days in advance. Tenant’s certifications are, however, made solely to estop Tenant from asserting to a purchaser or lender facts or claims contrary to those stated; an estoppel certificate does not constitute an independent contractual undertaking or constitute representations, warranties or covenants or otherwise have legal effect except as an estoppel to the extent specified above, or modify in any way, Tenant’s relationship, obligations or rights vis-a-vis Landlord.

B. Within ten (10) business days after Landlord’s request, but not more frequently than once per calendar year, Tenant shall deliver to Landlord the then-current financial statements of Tenant (including a balance sheet and profit and loss statement for the most recent prior fiscal year for which annual statements are available and financial statements for interim periods following the end of the last fiscal year for which annual statements are available), together with a certificate of Tenant’s auditor (or if audited financial statements are not available, then a certificate of Tenant’s Chief Financial Officer) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant as of the date set forth in such statements.

C. Landlord agrees to keep strictly confidential any confidential financial information given by the Tenant to the Landlord regarding Tenant and its business operations and all other information of whatever nature provided by or disclosed by the Tenant to Landlord concerning Tenant that is identified by Tenant as confidential (collectively, the “Confidential Information”). Landlord agrees that the Confidential Information shall be kept confidential by Landlord and its affiliates, agents, attorneys, accountants and representatives (collectively, “Representatives”), and that Landlord shall not disclose the Confidential

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Information to any third parties without the prior written consent of the Tenant other than to Landlord’s lenders and potential lenders, investors, potential purchasers, and other third parties who need to know such information for the purpose of evaluating such information or the Project or assisting Landlord in performing its obligations hereunder and/or in connection with Landlord’s ownership, operation and management of the Project. Landlord shall inform all such parties of the confidential nature of such information and shall ensure that its Representatives adhere to the terms of this paragraph.

15.7 Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within ten (10) business days after receipt of the request for approval. Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, (ii) specifically granted the right to act in its sole discretion or sole judgment, or (iii) specifically granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of this Lease with respect to assignments and sublettings.

15.8 Notices; Tenant’s Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable courier service or by deposit in the United States mail, certified, registered or express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord’s Address for Notices in the Summary, and if to Tenant, to Tenant’s Address. Landlord and Tenant may each change their respective addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Section, at least ten (10) days before such change is to be effected; provided, however, that any such address shall be a street address (and not a post office box). Any notices given in accordance with this Section shall be deemed to have been given (i) on the date of personal delivery, or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the courier service delivery record or return receipt) if sent by courier service or mailed.

15.9 Costs and Expenses.

A. If either party shall commence suit to enforce the terms of this Lease or concerning the meaning or interpretation of any provision of this Lease, then the party the party not prevailing in such suit shall pay any and all costs and expenses incurred by the other party on account of such failure and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount

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included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

B. Without limiting the generality of Section 15.9A above, if Landlord utilizes the services of an attorney to file suit for the purpose of collecting any Rent due and unpaid by Tenant or in connection with Tenant’s failure to perform any of its obligations hereunder, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services. In addition, Tenant also shall pay all reasonable attorneys’ fees and costs and other fees and costs that Landlord incurs in enforcing, defending, or otherwise protecting Landlord’s rights under this Lease in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, receivership action, or other insolvency, liquidation, or reorganization proceeding involving Tenant and/or this Lease.

15.10 Corporate Authority. If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

15.11 Miscellaneous. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

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15.12 Brokerage Commissions. Each party hereto (a) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or tinder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Broker described in the Summary, and (b) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Broker if there is a separate written commission agreement between Landlord and the Retained Real Estate Broker for the payment of a commission as a result of the execution of this Lease.

15.13 Force Majeure. Notwithstanding anything contained in this Lease to the contrary, if Landlord is unable to perform or delayed in performing any of its obligations under this Lease on account of strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of Landlord (except financial inability) (collectively, “Force Majeure”), Landlord shall not be in default under this Lease and such inability or delay shall in no way constitute a constructive or actual eviction of Tenant nor entitle Tenant to terminate this Lease or receive any abatement of Rent, except as expressly provided otherwise in this Lease.

15.14 Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

15.15 Anti-Terrorism Law. Each party (the “Representing Party”) represents to the other party (the “Recipient”) that the Representing Party is not in violation of any AntiTerrorism Law, and that it is not, as of the date hereof: (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. In addition, each Representing Party represents to the Recipient that to its knowledge, neither the

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Representing Party nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person. If at any time any of the foregoing representations becomes false, it shall be considered a material default under this Lease.

15.16 Bankruptcy of Tenant. For purposes of Section 365(f)(2)(B) of the Bankruptcy Code (11 U.S.C. §365(f)(2)(B)), the parties agree that the term “adequate assurance of future performance” with respect to any assumption or assignment of this Lease shall include, but not be limited to, the following:

(a) In order to ensure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord’s reasonable satisfaction, a net worth (defined in accordance with generally accepted accounting principles consistently applied) equal to the greater of (i) the net worth of Tenant at the time this Lease was executed, or (ii) a net worth consistent with the standards customarily applied by Landlord with respect to comparable tenancies in the Building.

(b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business must be consistent with the Permitted Use specified in the Summary.

(c) At Landlord’s option, the proposed assignee must provide, in favor of Landlord, a letter of credit and/or a cash security deposit or other security for the performance of the obligations to be performed by Tenant or such assignee hereunder, equal to at least twelve (12) months’ Base Monthly Rent.

15.17 Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

15.18 Counterparts. This Lease may be executed in counterpart. All such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

15.19 Equipment Financing. Landlord acknowledges Tenant’s intent to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located in or at the Premises. Provided that no Event of Tenant’s Default is then outstanding, Landlord shall, within a reasonable time following Tenant’s written request thereof, and at Tenant’s sole cost and expense, execute and deliver a consent to such financing on Landlord’s standard form or such other commercially reasonable form as may be approved by Landlord in its reasonable discretion. Tenant shall pay to Landlord all reasonable costs and expenses, including attorneys’ fees and disbursements, incurred by Landlord in connection with any request by Tenant described in this Section.

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15.20 Antenna. Landlord acknowledges that Tenant has notified Landlord that Tenant, at Tenant’s sole expense, desires to install and maintain a satellite dish and related equipment (“Antenna”) on the roof of the Building during the Term of this Lease in a location mutually acceptable to Landlord and Tenant and subject to strict compliance with all applicable Laws. Although the provisions of this Lease regarding Alterations otherwise apply only to Alterations within the Premises, Landlord agrees to review Tenant’s request for such rooftop installation in accordance with such provisions. Tenant shall at all times own the Antenna unless otherwise agreed by Tenant. As between Landlord and Tenant, Tenant shall be responsible for repair and maintenance of the Antenna at all times. Landlord makes no warranties or representations to Tenant as to the permissibility of an Antenna on the Building under applicable Laws. Tenant shall be required to obtain all governmental permits, consents or authorizations necessary for the erection and operation of the Antenna. If installation of the Antenna requires any roof penetrations, Tenant shall use a contractor approved by Landlord and shall cause such work to be done in a manner that will preserve any roof warranty held by Landlord. Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove the Antenna and restore the point of attachment to a clean, sealed condition. Additional terms and conditions may be included as a condition of Landlord’s approval of the specific Antenna proposed by Tenant.

15.21 Telephone Service and Network Connectivity. Landlord shall, at no additional cost to Tenant or Landlord, allow Tenant and its telecommunications services providers (“Carriers”) to access the Project and Building for purposes of installing, testing, monitoring and maintaining telephone and network connectivity to the Premises. Such activities may include, but are not limited to (a) allowing each of Tenant’s Carriers to install a fiber distribution panel within the Building for purposes of providing connectivity to the Premises; (b) granting Tenant’s Carriers access to and use of existing easement areas and telecommunications ducts, risers, closets, and conduits serving the Building and the Premises; (c) allowing Tenant and its Carriers to install, monitor, and maintain equipment within the Building for purposes of providing, receiving and monitoring telephone and network connectivity to the Premises; and (d) allowing Tenant and its Carriers to install conduit, cabling, fiber, and other telecommunications lines on the Project as reasonably approved by Landlord and in compliance with any of Landlord’s applicable O&M plans. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Landlord’s agreements set forth above in this Section shall be subject to additional commercially reasonably terms and conditions to be included in an easement, right of entry agreement, or similar agreement that shall be subject to Landlord’s reasonable approval and shall be entered into by and between Landlord and each such Carrier as a condition of Landlord’s agreement to allow such Carrier to access the Building, make installations and otherwise provide telecommunications services to the Project and Building by such Carrier.

15.22 Disclosure as to Environmental Conditions and Hazardous Materials. Prior to Tenant’s execution of this Lease, Landlord has delivered to Tenant that certain “Intrusive Earthwork Guidance Plan; Cypress Business Park; 625-685 Clyde Avenue, Mountain View, CA, dated February 8, 2011”, prepared by PES Environmental, Inc. (the “Safety Plan”). The purpose of the Safety Plan, among other things, is (a) to manage intrusive earthwork activities at the Project that may occur in the future, (b) to provide an overview of subsurface environmental conditions at the Project; (c) to describe regulated activities to which the Safety Plan applies; (d) to establish procedures to be followed prior to commencement of regulated

51

activities and soil management procedures so that potentially hazardous materials, if encountered, are handled, managed and disposed in accordance with applicable regulatory requirements. Appendix A to the Safety Plan includes historical documents regarding environmental conditions at the Project and other documents regarding current environmental conditions, including, without limitation, a Phase I Environmental Site Assessment and an “Asbestos Operation & Maintenance Program; Cypress Business Park; 625-685 Clyde Avenue, Mountain View, CA, dated September 11, 2008”, prepared by PES Environmental, Inc. (the “2008 Asbestos O&M Plan”). Although no known asbestos was identified in the Premises by Landlord’s consultants at the time of the preparation of the 2008 Asbestos O&M Plan, Landlord’s environmental consultants undertook further testing in the days immediately preceding the execution of this Lease by Tenant in preparation for commencement of construction of Tenant Improvements and such testing resulted in identification of limited amounts of asbestos-containing materials (“ACM”) in certain mastic located beneath floor tiles in certain limited areas of the Premises, which has been disclosed to Tenant. Landlord shall be responsible, as part of Landlord’s obligation to perform the Tenant Improvements, at Landlord’s cost, to remove or otherwise encapsulate such identified ACM in the Premises to the extent required to comply with Laws. To the extent applicable, Tenant is required to adhere to the Safety Plan and the 2008 Asbestos O&M Plan (as it may be amended, modified or superseded) throughout the Term. Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit J hereto that was prepared in connection with the 2008 O&M Plan; Landlord’s consultants are preparing an updated asbestos notification letter and disclosure regarding the result of its additional asbestos testing in the Premises and such items shall be delivered to Tenant within one week after the Effective Date.

15.23 Quiet Enjoyment. So long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises during the Term hereof without hindrance or interference from Landlord or those claiming through Landlord, subject to the covenants and conditions set forth in this Lease and the Private Restrictions.

15.24 Existing Furniture. Beginning on the Early Access Date and thereafter through the Expiration Date, Tenant shall have the right to use the existing furniture that is owned by Landlord and that is located in the Premises as of this Lease Date (“Existing Furniture”). An inventory of the Existing Furniture is attached hereto as Exhibit I. Landlord makes no representation or warranty regarding the condition of the Existing Furniture or any other matters pertaining to the Existing Furniture and Tenant acknowledges that the Existing Furniture is being made available to Tenant on an “as is” basis and that Landlord has no obligations with respect thereto. Tenant shall surrender the Existing Furniture to Landlord at the expiration or earlier termination of the Term in the same condition as when received, reasonable wear and tear and damage by casualty excepted. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all Claims suffered or incurred by reason of the presence of the Existing Furniture in the Premises or the use thereof on or after the date hereof. If Tenant requests that Land lord remove any of the Existing Furniture from the Premises within thirty (30) days after the Early Access Date, Tenant shall submit a one-time written request for such removal, identifying with specificity the furniture to be removed, and Landlord shall remove such furniture no later than sixty (60) days after the Early Access Date and such

52

furniture shall thereafter not be deemed to be part of the “Existing Furniture” for the purposes of this Section.

Signatures follow on next page.

53

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:

MARTIN CBP ASSOCIATES, L.P.,
a Delaware limited partnership

By:	MARTIN/CYPRESS, LLC, a California limited liability company Its: General Partner

	By:	TMG PARTNERS, a California corporation Its: Managing Member

		By:	/s/ Cathy Greenwold
		Name:	Cathy Greenwold
		Title:	Executive Vice President

Effective Date: February 14, 2011

TENANT:

VIOLIN MEMORY, INC.,
a Delaware corporation

By:	/s/ John Kapitula
Name:	JOHN KAPITULA
Title:	CFO

By:	/s/ Matt Barletta
Name:	Matt Barletta
Title:	VP Product Marketing

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they arc signing. This Lease must he executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the hoard of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

54

EXHIBIT A

SITE PLAN OF PROJECT AND DESCRIPTION OF PREMISES

(See Attached)

OFFICE
134
OFFICE
135
OFFICE
136
OFFICE
137
OFFICE
138
OFFICE
139
OFFICE
140
133
132
TEST LAB
128
BREAK
127
SERVER
123
HARDWARE LAB
122
131
129
130
OFFICE
126
OFFICE
125
OFFICE
124
JANITOR
116
121
115
MENS
118
WOMENS
117
114
113
112
120
119
MENS
141
WOMENS
142
OPEN OFFICE
143
OPEN OFFICE
111
LOBBY
101
WAITING
102
CONFERENCE
103
CONFERENCE
104
105
106
107
108
109
CONFERENCE
110

AREA EQUAL TO +26,800 SF AS MEASURED IN ACCORDANCE WITH BOMA 2010 OFFICE MEASUREMENT STANDARDS

685 CLYDE AVENUE

SCALE: 1/8" = 1'-0"

VIOLIN MEMORY - AREA PLAN

685 CLYDE AVENUE , MOUNTAIN VIEW , CALIFORNIA , 94043

MODULUS

1

Exhibit A

625-685 Clyde Avenue
Mountain View, California	(second page)	Site Plan

Cypress Business Park

This Site Plan is not to scale and is

intended for locational purposes only.

EXHIBIT B

TENANT IMPROVEMENT AGREEMENT

(WORK LETTER)

THIS TENANT IMPROVEMENT AGREEMENT (WORK LETTER) (“Work Letter”) comprises a part of that certain Lease (the “Lease”) being entered into by and between Martin CBP Associates, L.P., a Delaware limited partnership (“Landlord”) and Violin Memory, Inc., a Delaware corporation (“Tenant”), covering approximately 28,800 square feet of gross leasable area (the “Premises”) in that certain building commonly known as 685 Clyde Avenue. Mountain View, CA (the “Building”). Except where clearly inconsistent or inapplicable, the provisions of this Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in this Lease.

In connection with this Lease, Landlord and Tenant wish to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of certain alterations, additions and improvements that Tenant deems necessary or appropriate to prepare the Premises for Tenant’s occupancy. Such alterations, additions and improvements to the Premises are collectively referred to in this Work Letter as the “Tenant Improvements,” and the work of constructing the Tenant Improvements is referred to as the “Tenant Improvement Work.”

The Tenant Improvements are comprised of the following Phases of Work:

(a) the Phase A Improvements, as more particularly described in Exhibit C-1 attached hereto (the “Phase A Scope of Work”), and the area required to be used for construction of the Phase A Improvements is referred to herein as the Phase A Improvements Area and is shown in Exhibit C-5 attached hereto (the “Phasing Plan”);

(b) the Phase 1 Improvements, as more particularly described in Exhibit C-2 attached hereto (the “Phase 1 Scope of Work”), and the area required to be used for construction of the Phase 1 Improvements is referred to herein as the Phase 1 Improvements Area and is shown in the Phasing Plan;

(c) the Phase 2 Improvements, as more particularly described in Exhibit C-3 attached hereto (the “Phase 2 Scope of Work”), and the area required to be used for construction of the Phase 2 Improvements is referred to herein as the Phase 2 Improvements Area and is shown in the Phasing Plan; and

(d) the Phase 3 Improvements, as more particularly described in Exhibit C-4 attached hereto (the “Phase 3 Scope of Work”), and the area required to be used for construction of the Phase 3 Improvements is referred to herein as the Phase 3 Improvements Area and is shown in the Phasing Plan.

It is understood that the Premises shall be delivered to Tenant on the Early Access Date as set forth in this Lease and that the Phase A Improvements shall be Substantially Completed

(as defined below) by Landlord prior to the Early Access Date. Construction of the other Tenant Improvements shall occur following the Early Access Date as further described in the Lease.

1. PLANS AND SPECIFICATIONS

A.	Approved Plan. The Phase A Scope of Work, the Phase 1 Scope of Work, the Phase 2 Scope of Work, and the Phase 3 Scope of Work, collectively, constitute the current plans for construction of the Tenant Improvements, and, together with the Schedule of Costs attached hereto as Exhibit C-6 (the “Schedule of Costs”), are referred to herein as the “Approved Plan”. The Approved Plan is hereby approved by Landlord and Tenant.

B.	Tenant Improvements. Landlord shall retain McLarney Construction as the general contractor to be responsible to perform the work shown in the Approved Plan pursuant to the terms of this Agreement.

C.	The Schedule of Costs excludes all Tenant elective items shown in the Phase A Scope of Work, the Phase 1 Scope of Work, the Phase 2 Scope of Work, and the Phase 3 Scope of Work (the “Elective Items”). Any or all of the Elective Items shall be performed only at Tenant’s request and at Tenant’s cost and otherwise in accordance with all of the provisions of this Work Letter regarding change requests made by Tenant.

2. CONSTRUCTION OF TENANT IMPROVEMENTS.

A.	Construction by Landlord. Landlord shall cause construction of the Tenant Improvements to be completed in a good and workmanlike manner and in accordance with the Approved Plan (other than the Schedule of Costs), and any iteration thereof approved by Landlord and Tenant, and in accordance with all applicable Laws and Private Restrictions. Tenant acknowledges that, except for Landlord’s obligation to construct the Tenant Improvements, the remainder of the Premises shall remain in its “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any other alterations or improvements or to provide any tenant improvement allowance; provided, however, the foregoing is not intended to limit Landlord’s obligations with respect to Building Systems or the roof of the Building during the Warranty Period as described in Section 2.2(b) of the Lease or to make any improvements or other changes to the Building or the Project to the extent such improvements or changes are required in order to obtain final sign-off of any required building permits or certificate of occupancy (or equivalent) for the Tenant Improvements (excluding any changes requested by Tenant).

B.	Tenant Improvements Cost. Subject to the provisions in Section 3 below regarding changes to the Approved Plan, Landlord shall pay for the cost of the Tenant Improvements incurred by Landlord (“Tenant Improvements Cost”), including, but not limited to:

(i) All costs of preliminary and final architectural and engineering plans, drawings and specifications for the Tenant Improvements;

(ii) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority;

(iii) All costs of interior design and finish schedule plans, drawings and specifications including as-built drawings;

(iv) All direct and indirect costs of procuring and installing Tenant Improvements in the Premises, including the contractor’s fee for overhead and profit, the cost of all of contractor’s on-site supervisory and administrative staff, office, equipment and temporary services provided in connection with construction of the Tenant Improvements;

(v) All costs associated with compliance with the Americans with Disabilities Act, other applicable laws, and fire and safety code codes related to the initial Tenant Improvements in the Premises and to make any improvements or other changes to the Building or the Project to the extent such improvements or changes are required in order to obtain final sign-off of any required building permits or certificate of occupancy (or equivalent) for the Tenant Improvements (excluding any changes requested by Tenant);

(vi) Fire and Builder’s All-Risk insurance and public liability insurance premiums and fees.

(vii) Landlord’s construction management fee equal to three percent (3%) of the cost of the Tenant Improvements.

3. CHANGE REQUESTS.

A.	No changes to the Approved Plan requested by Tenant shall be made without Landlord’s prior approval, which approval shall not be unreasonably withheld; provided, however, that no change request shall affect the structure of the Building. Any changes to the Approved Plan shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Tenant shall not instruct or direct Landlord’s contractor, workmen, subcontractors, material suppliers, or others performing the construction of the Tenant Improvements. Tenant shall direct all inquiries and requests relating to the construction work to Landlord or Landlord’s designated agent. Tenant shall be responsible for any added costs or delays resulting from Tenant’s actions which are contrary to this Section 3.

B.

Tenant shall pay Landlord in cash, within five (5) business days after receipt of an itemized written bill from Landlord, any additional costs for changes requested by Tenant, including, without limitation, architectural fees and increases in construction costs caused by the delay and any costs associated with making any improvements or other changes to the Building or the Project to the extent such improvements or changes are required in order to obtain final sign-off of any required building permits for the changes requested by Tenant. A change request made by Tenant shall constitute an agreement by Tenant to any reasonable delay in Substantial Completion of any of the Tenant Improvements caused by reviewing, processing and implementing the change. This Lease, at Landlord’s option, shall commence on the date it would have otherwise commenced but for any such delays.

C.	As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord’s approval or disapproval of the request; and, if the request is approved, of an estimated increase in costs, if any, and an estimate of the effect the change shall have on the projected date for Substantial Completion of the Tenant Improvements (including, without limitation, the costs associated with making any improvements or other changes to the Building or the Project to the extent such improvements or changes are required in order to obtain final sign-off of any required building permits for the changes requested by Tenant).

D.	Landlord shall have the authority, without the consent of Tenant, to order (a) minor changes in the Tenant Improvements not involving an increase in cost to Tenant or a delay in the Construction Schedule (as defined below) and not inconsistent with the intent of the Approved Plan (other than the Schedule of Costs), and (b) any changes required by governmental authorities in connection with required approvals and permits.

4. COOPERATION. The Construction Schedule attached hereto as Exhibit C-7 (the “Construction Schedule”) is the most recent estimated construction schedule for the Tenant Improvements. Landlord and Tenant agree to use commercially reasonable efforts to adhere to the Construction Schedule in order to meet the Target Delivery Dates set forth in the Lease. Each of Landlord and Tenant shall use its reasonable, good faith efforts and all due diligence to cooperate with the architect, the engineers, the general contractor and each other to complete all Phases of the Work within the time periods set forth in the Construction Schedule. As and when requested by Landlord, Tenant shall ensure that Tenant’s Representative meets with Landlord on a scheduled basis to be determined by Landlord, to discuss the progress in connection with the same. At such meetings, Landlord shall advise Tenant of any delay in the Construction Schedule of more than two (2) days caused by Force Majeure of which Landlord has actual knowledge as of the date of such meeting (and for the purposes of this sentence, Landlord’s “actual knowledge” shall mean only the actual then-current knowledge as of the date of any such meeting of Ken Dupee of TMG Partners, or his successor).

5. TENANT DELAYS/FORCE MAJEURE DELAYS. Notwithstanding the provisions of Section 6 below, if Substantial Completion of the Phase 1 Improvements is delayed beyond the Target Delivery Date for such Phase and the cause of the delay is attributable to (i) the negligent act or omission of Tenant or its Agents, (ii) the failure of Tenant to comply with this Work Letter or the Lease, or (iii) those matters described in (A), (B), (C) or (D) below (any such delays described in the foregoing clauses (i), (ii) or (iii) being referred to herein as “Tenant Delay”) or

Force Majeure (as defined in the Lease) and not to delays attributable to the negligent act or omission of Landlord or its Agents or a failure of Landlord to comply with this Work Letter or the Lease (“Landlord Delay”), then the “Date of Substantial Completion” of the Phase 1 Improvements for purposes of this Lease shall be deemed to be the date that Substantial Completion of such Phase would have occurred but for such Tenant Delay and but for such Force Majeure. Delays attributable to Tenant shall include those caused by:

A.	Tenant’s request for special materials, finishes or installations not included in the Approved Plan which are not readily available;

B.	Tenant’s change requests pursuant to this Exhibit C that result in delays;

C.	Tenant’s failure to respond to any requests from Landlord in accordance with reasonable deadlines set by Landlord in accordance with the Construction Schedule; and

D.	Interference with Landlord’s work caused by Tenant or by Tenant’s agents.

6. SUBSTANTIAL COMPLETION. Each Phase of the Tenant Improvements shall be deemed to be “Substantially Completed” (and “Substantial Completion” shall have occurred) for the purposes of this Lease at such time as such Phase has been completed in accordance with the Approved Plan (other than the Schedule of Costs) and any iteration thereof approved by Landlord and Tenant, except for (i) mechanical adjustments and items of the type customarily found on an architectural punchlist, the correction and completion of which will not materially interfere with Tenant’s use and occupancy of the Premises (and which Landlord agrees to complete all punchlist items as promptly as reasonably possible following Substantial Completion), and (ii) any long-lead time items requested by Tenant, and (c) Tenant has the legal right to occupy the Premises (or portion thereof that is part of such Phase). All of the Tenant Improvements shall be deemed to be Substantially Completed for the purposes of this Lease at such time as all of the Phases have been Substantially Completed.

7. OWNERSHIP OF TENANT IMPROVEMENTS. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Lease Term), and shall be surrendered at the expiration or earlier termination of the Lease Term.

8. TENANT’S REPRESENTATIVE. Tenant has designated Alex Ingram of Ingram & Associates (“Tenant’s Representative”) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant may change Tenant’s Representative at any time upon not less than two (2) business days advance written notice to Landlord.

9. WARRANTY. Upon Substantial Completion of all of the Tenant Improvements, Landlord shall be deemed to have assigned all assignable warranties of contractors, subcontractors and vendors relating to the Tenant Improvements within the Premises. If requested by Tenant, Landlord shall execute a commercially reasonable document evidencing such assignment and shall cooperate, at no cost to Landlord, in all reasonable respects in connection with any claim of warranty made by Tenant. To the extent that any claims that Tenant may have against Landlord are covered by such warranties, Tenant waives such claims against Landlord and shall pursue such claims under such assigned warranties.

EXHIBIT C

Exhibit C-1: Phase A Scope of Work

Exhibit C-2: Phase 1 Scope of Work

Exhibit C-3: Phase 2 Scope of Work

Exhibit C-4: Phase 3 Scope of Work

Exhibit C-5: Phasing Plan

Exhibit C-6: Schedule of Costs

Exhibit C-7: Construction Schedule

EXHIBIT C1

PHASE A SCOPE OF WORK

VIOLIN
MEMORY
ALL ROOMS ALONG COLUMN GRID LINE '01' SHALL HAVE
WALLS PATCHED AND PAINTED AND FITTED WITH NEW WINDOW BLINDS
NEW CEILING TILES, NEW 18 CELL PARABOLIC LIGHTS, NEW AIR REGISTERS, AND HAVE CEILING GRID PAINTED
(N) FULL HEIGHT WALL
INFILL AT EXISTING DOOR
EXTEND (E) WALLS TO FULL HEIGHT
EXTEND (E) WALLS TO FULL HEIGHT
PHASE 'A'
REPLACE FLUSHOMETER TO OPPOSITE SIDE FOR ACCESSIBLE COMPLIANCE
RELOCATED (E) DOOR AND SIDELIGHT. INFILL ADJACENT AREA AS NECESSARY. DE-ACTIVATE CARD KEY AND ADD NEW DOOR HARDWARE
WALLS AT BOUNDRY OF ROOM 110 SHALL BE EXTENDED FULL HEIGHT TO UNDERSIDE OF ROOF
INFILL AT (E) DOOR
(N) CARPET
(N) LIGHTS
REMOVE CEILING
INFILL AT (E) DOOR
PHASING PLAN
'PHASE A'
0.1
MODULUS

EXHIBIT C2

PHASE I SCOPE OF WORK

VIOLIN MEMORY

GENERAL NOTES

1. PRIOR TO SUBMITTING COST PROPOSAL, THE CONTRACTOR SHALL VERIFY EXISTING CONDITIONS ON SITE AND REVIEW MODIFICATIONS REQUIRED TO SUIT EXISTING CONDITIONS, INCLUDING EXISTING BUILDING SHELL CONDITIONS AND EQUIPMENT WHICH MAY EFFECT THE WORK.

2. CONTRACT DOCUMENTS ARE COMPLEMENTARY. WHAT IS CALLED FOR ON ANY DOCUMENT WILL BE BINDING AS IF CALLED FOR ON ALL DOCUMENTS. ALL WORK SHOWN OR REFERENCED ON ANY CONSTRUCTION DOCUMENT SHALL BE PROVIDED AS THOUGH SHOWN ON ALL RELATED DOCUMENTS.

3. THE CONTRACTOR SHALL EXAMINE, READ AND BE THOROUGHLY FAMILIAR WITH ALL OF THE CONTRACT DOCUMENTS. SHOULD THE CONTRACTOR FIND DISCREPANCIES IN OR OMISSIONS FROM THE DRAWINGS AND SPECIFICATIONS, OR SHOULD BE IN DOUBT AS TO THEIR INTENT OR MEANING, HE SHALL NOTIFY THE ARCHITECT IMMEDIATELY FOR CLARIFICATION OR INTERPRETATION.

4. CONTRACTOR SHALL CONFIRM DURING THE PRICING PERIOD ON-SITE DELIVERY DATES OF ALL MATERIALS SPECIFIED IN THE CONTRACT DOCUMENTS AND IMMEDIATELY NOTIFY THE ARCHITECT IN WRITING OF POTENTIAL DELAYS TO THE COMPLETION OF THE PROJECT. IF THE CONTRACTOR FAILS TO ORDER MATERIALS IN SUFFICIENT TIME FOR ORDERLY INSTALLATION, THE ARCHITECT WILL NOT ENTERTAIN ANY REQUESTS FOR MATERIAL SUBSTITUTION.

5. THE CONTRACTOR SHALL REMOVE ALL RUBBISH AND WASTE MATERIALS ON A REGULAR BASIS, AND SHALL EXERCISE STRICT CONTROL OVER JOB CLEANING TO PREVENT ANY DIRT, DEBRIS OR DUST FROM AFFECTING FINISHED AREAS IN OR OUTSIDE OF THE JOB SITE. THE BUILDING REFUSE FACILITIES SHALL NOT BE USED FOR THIS PURPOSE WITHOUT PERMISSION FROM BUILDING OWNER.

6. CONTRACTOR SHALL LEAVE THE PREMISES AND ALL AFFECTED AREAS CLEAN AND IN AN ORDERLY MANNER READY FOR MOVE IN AT THE END OF THE PROJECT. THIS SHALL INCLUDE CLEANING OF ALL INTERIOR AND EXTERIOR GLASS AND FRAMES.

7. FIRE EXTINGUISHERS (MINIMUM 2A:10BC) SHALL BE LOCATED WITHIN A MAXIMUM AREA OF 3,000 SQ. FT. OF COVERAGE AND A MAX. TRAVEL DISTANCE OF 75'-0", UNLESS OTHERWISE REQUIRED BY STRICTER REGULATIONS SUCH AS LOCAL ORDINANCES.

8. PRESERVE AND MAINTAIN (E) EXITS DURING DEMOLITION AND CONSTRUCTION PHASES.

9. PROVIDE EXIT ILLUMINATION & SIGNS PER UBC 1012 & 1013.

10. ALL WORK SHALL MEET FEDERAL, STATE AND LOCAL BUILDING CODES AND ORDINANCES IN EFFECT AT THE TIME OF CONSTRUCTION IN ADDITION TO ADA REQUIREMENTS. CODE REFERENCE SHALL MEET THE EDITIONS SPECIFIED ON THIS SHEET AND AS AMENDED BY THE STATE OF CALIFORNIA AND LOCAL JURISDICTION.

11. ALL MECHANICAL, ELECTRICAL AND PLUMBING LOCATIONS SHOWN ON ARCHITECTURAL PLANS ARE FOR DESIGN INTENT ONLY. ALL ELECTRICAL, MECHANICAL AND PLUMBING WORK ARE TO BE PROVIDED AS PART OF THIS PACKAGE PER THE LOCAL JURISDICTION. FIRE SPRINKLER DRAWINGS ARE TO BE SUBMITTED PROMPTLY AFTER INITIAL PLAN CHECK SUBMITTAL.

12. CONTRACTOR SHALL COORDINATE ALL WORK WITH MECHANICAL, ELECTRICAL AND PLUMBING DRAWINGS, AND REPORT TO MODULUS OR TENANT REPRESENTATIVE ANY DISCREPANCIES FOR CORRECTION OR ADJUSTMENT. NO ALLOWANCE WILL BE MADE FOR INCREASED COSTS INCURRED DUE TO LACK OF PROPER COORDINATION.

13. THE CONTRACTOR, OR SUBCONTRACTORS, SHALL SECURE AND PAY FOR ALL PERMITS, GOVERNMENTAL FEES AND LICENSES REQUIRED FOR PROPER COMPLETION OF THE WORK. THE CONTRACTOR SHALL REQUEST ALL INSPECTIONS REQUIRED BY LOCAL GOVERNMENTAL AGENCIES AND COORDINATE THE WORK ACCORDINGLY.

14. THE CONTRACTOR SHALL SUBMIT TO THE OWNER AND TENANT FOR APPROVAL, A DETAILED CONSTRUCTION SCHEDULE SHOWING PHASING OF WORK AND MECHANICAL OR ELECTRICAL DISRUPTIONS TO BUILDING SERVICES.

15. REVIEW MECHANICAL SYSTEM TO DETERMINE IF RETURN AIR PLENUMS EXIST. WHERE APPLICABLE, MATERIALS EXPOSED IN RETURN AIR PLENUMS MUST MEET THE SPECIFIC REQUIREMENTS FOR SUCH AN APPLICATION IN THE NATIONAL ELECTRICAL CODE AND UNIFORM MECHANICAL CODE. THIS INCLUDES THE TELEPHONE AND COMPUTER CABLES.

16. THE MAXIMUM FLAMESPREAD CLASSIFICATION OF FINISH MATERIALS USED ON INTERIOR WALLS AND CEILINGS MUST NOT EXCEED THE LIMITS SET FORTH IN UBC, TABLE NO. 8A AND 8B. IN ADDITION, CARPETING OR SIMILAR MATERIAL HAVING A NAPPED, TUFTED, LOOPED OR SIMILAR SURFACE AS WALL OR CEILING FINISH MUST HAVE A CLASS 1 FLAMESPREAD CLASSIFICATION.

17. NOISE REDUCTION EQUIPMENT WILL BE MUFFLED AND NOISE SHIELDED & ELECTRIC POWERED TOOLS USED WHERE POSSIBLE. NOISE TO NEIGHBORING PROPERTIES WILL BE MINIMIZED. EQUIPMENT WILL BE OPERATED AND MAINTAINED TO MINIMIZE NOISE AND EMISSIONS.

BUILDING SUMMARY

PROJECT NAME	VIOLIN MEMORY
PROJECT ADDRESS	685 CLYDE AVENUE , MOUNTAIN VIEW , CALIFORNIA , 94043
APN	160-03-014
PROPOSED USE	OFFICE
OWNER/CONTACT	TMG / KEN DUPEE — PHONE (415) 772-5900

APPLICABLE CODES

BUILDING CODE	CBC, 2010	LIFE SAFETY CODE	CBC, 2010
MECHANICAL CODE	CMC, 2010	ACCESSIBILITY CODE	CBC, 2010 + TITLE24
PLUMBING CODE	CPC, 2010	ENERGY CODE	CBC, 2008 + TITLE24
ELECTRICAL CODE	CEC, 2010	SIGN CODE	CITY OF MNTN VIEW
FIRE CODE	CFC, 2010		
STATE AMENDMENTS	CBC, 2010		

BUILDING PLANNING

EXISTING OCCUPANCY	B (NO CHANGE)	BUILDING HEIGHT	ONE STORY
OCC. SEPARATION	NONE REQUIRED	SITE AREA	± 96,842 SF
ZONE	ML	TOTAL PARKING	112 STALLS
CONSTRUCTION TYPE	III-B	PARKING RATIO	1 PER 257 SF
SPRINKLERED	YES (FULLY)	ACCESSIBLE REQUIRED	5 STALLS
NEW AREA	0 SF	(E) ACCESSIBLE PARKING	5 STALLS
BUILDING AREA	± 28,800 SF	(E) VAN ACCESSIBLE	4 STALLS
AREA OF WORK	± 1,760 SF	TOTAL BICYCLE RACKS	14 RACKS

FIRE RESISTANT CONSTRUCTION

ITEM	REQ'D RATING	ICC-CA	REMARKS
STRUCTURAL FRAME	0 HOURS	TABLE 601	REF: CHAPTER 6
EXTERIOR WALLS: LOAD BEARING	2 HOURS	TABLE 601	REF: CHAPTER 6
EXTERIOR WALLS: NON-LOAD BEARING	0 HOURS	TABLE 601	REF: CHAPTER 6
SHAFTS	0 HOURS	TABLE 601	REF: CHAPTER 6
TENANT SEPARATION	0 HOURS	TABLE 601	REF: CHAPTER 6
INTERIOR WALLS: LOAD BEARING	0 HOURS	TABLE 601	REF: CHAPTER 6
INTERIOR WALLS: NON-LOAD BEARING	0 HOURS	TABLE 601	REF: CHAPTER 6
COLUMNS	0 HOURS	TABLE 601	REF: CHAPTER 6
BEAMS	0 HOURS	TABLE 601	REF: CHAPTER 6
FLOOR / CEILING	0 HOURS	TABLE 601	REF: CHAPTER 6
ROOF / CEILING	0 HOURS	TABLE 601	REF: CHAPTER 6

PROJECT DESCRIPTION

THIS PROJECT CONSISTS OF MODIFICATIONS BEING MADE TO AN EXISTING OFFICE SPACE WITHIN AN EXISTING ONE STORY OFFICE BUILDING.

THE PROJECT CONSISTS OF:
DEMOLITION: MINOR REMOVAL OF EXISTING FLOORING, A COUNTERTOP, AND A SINK.

INTERIOR: THE REPLACEMENT OF APPROXIMATELY 1,700 SF OF EXISTING FLOORING WITH NEW ESD FLOORING, THE RELOCATION OF EXISTING LIGHTS AND REGISTERS WITHIN THE SERVER ROOM, THE REPLACEMENT OF AN EXISTING DAMAGED COUNTERTOP AND SINK.

EXTERIOR: THE ADDITION OF A TWO NEW MECHANICAL UNITS PLACED BEHIND THE EXISTING ROOF SCREEN, PER MECHANICAL AND STRUCTURAL DRAWINGS.

UPON OBSERVATION, THE PARKING IS PRIMARILY IN COMPLIANCE WITH THE 2010 CALIFORNIA BUILDING CODE. ALL NEW CONSTRUCTION SHALL MEET THE DISABLED ACCESS COMPLIANCE REQUIREMENTS OF CALIFORNIA STATE CODE.

SHEET INDEX

ARCHITECTURAL		
FEBRUARY 08.2010	A0.0	GENERAL NOTES DATA SHEET INDEX CONTACTS
FEBRUARY 08.2010	A1.1	EXISTING SITE PLAN AND DETAILS
FEBRUARY 08.2010	A1.2	OCCUPANCY AND EXITING
FEBRUARY 08.2010	A2.1	FLOOR PLAN
FEBRUARY 08.2010	A3.1	CEILING PLAN AND DETAILS

STRUCTURAL		
FEBRUARY 08.2010	S1.0	STRUCTURAL TITLE SHEET
FEBRUARY 08.2010	S2.2	ROOF FRAMING PLAN
FEBRUARY 08.2010	S8.1	DETAILS

MECHANICAL		
FEBRUARY 08.2010	M-1	DUCT LAYOUT
FEBRUARY 08.2010	M-2	ROOFTOP LAYOUT
FEBRUARY 08.2010	M-3	TITLE 24

ELECTRICAL		
FEBRUARY 08.2010	E-0	SINGLE LINE AND PANEL SCHEDULES
FEBRUARY 08.2010	E-1	POWER AND LIGHTING PLAN

XXXX.XX.XXXX
- DRAWING NAME
- DRAWING NUMBER
- DRAWING REVISION NUMBER
- ISSUE DATE OF DRAWING
- DRAWING IN CURRENT ISSUE

CONTACTS

OWNER
TMG PARTNERS
100 BUSH STREET
26TH FLOOR
SAN FRANCISCO CALIFORNIA 94104
[T] 415 772 5900
[F] 415 772 5911
[CONTACT] KEN DUPEE
[E] kdupee@tmgpartners.com

TENANT
VIOLIN MEMORY
685 CLYDE AVENUE
MOUNTAIN VIEW CALIFORNIA 94043
[T] 650 396 1510
[CONTACT] MATT BARLETTA
[E] mbarletta@vmem.com

ARCHITECT
MODULUS
520 SOUTH 14TH STREET
SAN JOSE CALIFORNIA 95112
[T] 408 278 7038
[F] 408 904 4689
[CONTACT] DAVID FENSTER, AIA
[E] david@modulus.com

CONTRACTOR
McLARNEY CONSTRUCTION,INC.
355 SOUTH DANIEL WAY
SAN JOSE CALIFORNIA 95128
[T] 408 246 8600
[F] 408 246 3737
[CONTACT] BILL McAFEE
[E] wmcafee@mclarney.com
[LIC] LICENSE#322893

MECHANICAL
DESIGN HEATING AND AIR CONDITIONING, INC
2096 BAY ROAD, SUITE B
REDWOOD CITY CALIFORNIA 94063
[T] 650 367 9043
[F] 650 367 9044
[CONTACT] DAVE AGNEW
[E] dave@designheatair.com

ELECTRICAL
G.T. JORDAN ELECTRIC
963 CHESTNUT STREET
SAN JOSE CALIFORNIA 95110
[T] 408 292 2388
[CONTACT] GEORGE JORDAN
[E] george@jordanelectric.com
[LIC] LICENSE # 394886

FIRE PROTECTION NOTES

A. ALL FIRE SPRINKLER WORK SHALL COMPLY WITH NFPA LATEST EDITION AND THE 2010 CALIFORNIA FIRE CODE.

B. FIRE SPRINKLER CONTRACTOR TO PROVIDE AT LEAST THREE COPIES OF SHOP QUALITY DRAWINGS, HYDRAULIC CALCULATIONS (IF OF HYDRAULIC DESIGN), PERMIT APPLICATION AND FEES TO THE CITY BUILDING DEPARTMENT FOR REVIEW PRIOR TO CONSTRUCTION.

C. A SYSTEM TEST ON NEW OR MODIFIED FIRE SPRINKLER SHALL BE WITNESSED BY THE CITY FIRE PREVENTION DEPARTMENT PRIOR TO ANY PORTION BEING CONCEALED. GIVE AT LEAST 48 HOURS NOTICE FOR INSPECTION.

D. A LICENSED FIRE PROTECTION CONTRACTOR SHALL PERFORM ALL DESIGNS, PROVIDE ALL MATERIALS AND LABOR TO MODIFY EXISTING, AND ADD NEW SPRINKLER SYSTEM TO ACCOMMODATE THE NEW AREA MODIFICATIONS.

E. THE QUANTITIES, LOCATION, AND SIZES OF THE PROPOSED NEW AND RELOCATED HEADS, PIPING AND FIRE HOSE CABINETS, IF SHOWN, ARE FOR REFERENCE ONLY. THE LICENSED FIRE PROTECTION CONTRACTOR IS RESPONSIBLE TO FIELD MEASURE THE EXISTING SYSTEM AND DETERMINE THE EXACT QUANTITIES, LOCATIONS AND SIZES OF THE COMPLETE NEW AND MODIFIED SPRINKLER SYSTEM OVER THE AFFECTED AREA, I.E. HEADS, PIPING, FIRE HOSE CABINETS ETC.

F. THE FIRE SPRINKLER SYSTEM SHALL BE A WET-PIPE CALCULATED SYSTEM OR PIPE SCHEDULED SYSTEM (MATCH EXISTING).

G. SPRINKLER SHALL BE INSTALLED ABOVE AND BELOW CEILINGS, UNDER CANOPIES AND OVERHANGS, AND ALL OTHER AREAS AS REQUIRED BY CODE, AND THE LOCAL ADOPTIVE ORDINANCE.

H. ALL SPRINKLER HEADS SHALL BE PROVIDED BY THE CONTRACTOR. ALL HEADS SHALL BE SEMI-RECESSED WITH ESCUTCHEON PLATES.

J. ALL NEW WORK TO BE BLACK IRON PIPE.

K. ALL SPRINKLER HEADS ARE TO BE CENTERED IN ACOUSTIC CEILING TILES OR CENTERED IN 2 X 2 SECTIONS OF SECOND LOOK TILES. FINAL LOCATIONS OF ALL SPRINKLER HEADS ARE TO BE SUBMITTED TO AND APPROVED BY MODULUS.

L. ALL PORTIONS OF THE BUILDING SHALL BE WITHIN 75 FEET OF A FIRE EXTINGUISHER. THE MINIMUM SIZE OF THE EXTINGUISHER SHALL BE 2-A:10-BC. ALL FIRE EXTINGUISHER CABINETS SHALL BE RECESSED UNLESS NOTED OTHERWISE.

FOR REFERENCE ONLY

VICINITY MAP

SITE

SYMBOL LEGEND

- DOOR TAG
- WINDOW TAG
- ROOM NAME / ROOM NUMBER
- ROOMS TO RECEIVE SOUND ATTENUATION
- ELEVATION TAGS
- SECTION TAGS
- CONSTRUCT REFERENCE TAG
- DETAIL TAG
- RENDERING AND PHOTOGRAPH TAG

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

[FEBRUARY 08.2010] [REVIEW]

GENERAL NOTES DATA SHEET INDEX CONTACTS

0.0

MODULUS

VIOLIN MEMORY

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

FOR REFERENCE ONLY

UNAUTHORIZED PARKING SIGN 07

FOR REFERENCE ONLY

TRUNCATED DOMES 06

ACCESSIBLE PARKING SIGN 05

ACCESSIBLE PARKING STALL 04

ACCESSIBILITY SYMBOL 03

ACCESSIBLE PARKING STALL 02

Clyde Avenue

EXISTING SITE PLAN 01

1. VERIFICATION OF EXISTING FIELD CONDITIONS IS REQUIRED PRIOR TO PRICING. PRIOR TO CONSTRUCTION, NOTIFY ARCHITECT IMMEDIATELY IF FIELD CONDITIONS REVEAL ITEMS NOT SHOWN ON PLAN.
2. CONTRACTOR SHALL MAINTAIN OPERATION OF ALL COMPONENTS OF THE FIRE SAFETY SYSTEM DURING ALL PHASES OF CONSTRUCTION.
3. CONTRACTOR SHALL NOTIFY AND COORDINATE CONSTRUCTION AND SCHEDULE WITH OWNER AND LANDLORD PRIOR TO COMMENCEMENT.
4. ACCESSIBLE PATH OF TRAVEL AS DENOTED ON PLANS SHALL HAVE A 5% MAXIMUM SLOPE IN THE DIRECTION OF TRAVEL AND 2% MAXIMUM CROSS-SLOPE.
5. VERIFY OR PROVIDE FOR ADDRESS NUMBERS WHICH ARE PLAINLY LEGIBLE AND VISIBLE FROM THE STREET OR ROAD FRONTING THE PROPERTY, PER SECTION 501.2.

SITE PLAN GENERAL NOTES

- 01 EXISTING BUILDING TO RECEIVE IMPROVEMENTS PER PROJECT DESCRIPTION
- 02 EXISTING ADJACENT BUILDING
- 03 EXISTING PROPERTY LINE
- 04 LINETYPE DENOTES ACCESSIBLE PATH OF TRAVEL, (5% MAXIMUM SLOPE IN DIRECTION OF TRAVEL, AND 2% MAXIMUM CROSS SLOPE)
- 05 EXISTING ACCESSIBLE STALLS AND WALKWAY
- 06 EXISTING BICYCLE RACK
- 07 EXISTING BOLLARD
- 08 EXISTING LOADING DOCK / RAMP
- 09 EXISTING 4" WIDE PAINTED PARKING STRIPE
- 10 EXISTING STRIPED/PAINTED AREA ADJACENT TO EXIT DOOR
- 11 EXISTING LANDSCAPING
- 12 EXISTING SLATTED FENCE WITH GUARDRAILS
- 13 EXISTING STRIPED WALKWAY FROM BUILDING ENTRY TO PUBLIC SIDEWALK. VERIFY ACCESSIBLE PATH HAS A 5% MAXIMUM SLOPE IN DIRECTION OF TRAVEL, AND 2% MAXIMUM CROSS SLOPE.

SITE PLAN KEYNOTES

EXISTING SITE PLAN AND DETAILS

1.1

MODULUS

VIOLIN MEMORY

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

ALL PORTIONS OF THE BUILDING SHALL BE WITHIN 75 FEET OF A FIRE EXTINGUISHER. THE MINIMUM SIZE OF THE EXTINGUISHER SHALL BE 2-A:10-BC.
OPEN OFFICE
CONFERENCE
OFFICE
STORAGE
SERVER
LOBBY
WAITING
BREAK
TEST LAB
HARDWARE LAB
JANITOR
MENS
WOMENS
COPY/FAX
EXIT

OCCUPANCY AND EXITING PLAN 01

60" DIAMETER TURNING SPACE
"T" SHAPED SPACES FOR 180 ° TURNS

ACCESSIBLE CLEARANCES 04

SLIDING DOOR
PULL SIDE
HINGED DOOR
PUSH SIDE

ACCESSIBLE DOOR CLEARANCES 03

EXIT ROUTE
EXIT

EXAMPLES. ACTUAL SIGNAGE DESIGN AND FINISH SHALL BE VERIFIED WITH MODULUS PRIOR TO PURCHASE OR INSTALLATION.

TACTILE EXIT SIGNAGE (COMPLYING WITH CBC 1117B.5.1.2) SHALL BE PROVIDED AT:

A. Each grade level exterior exit door, and shall read "EXIT".
B. Each exit door that leads directly to grade level exterior exit by means of a stairway or ramp. Sign shall read "EXIT STAIR DOWN", "EXIT RAMP DOWN", "EXIT STAIR UP", OR "EXIT RAMP UP" as appropriate.
C. Each exit door that leads directly to grade level exterior exit by means of an enclosure or passageway shall read "EXIT ROUTE".
D. Each interior exit door or area that leads to a corridor or hallway shall read "EXIT ROUTE".
E. Each exit door located at a horizontal exit shall read "TO EXIT".

TACTILE EXIT SIGNAGE 02

PER TABLE 1005.1: THE MINIMUM EGRESS WIDTH PER OCCUPANT SERVED SHALL BE .15
PER TABLE 1016.1: THE MAXIMUM EXIT ACCESS TRAVEL DISTANCE SHALL BE 300'

REQUIRED EXIT WIDTH = .15*416 = 50.4" (67") — PROVIDED EXIT WIDTH = 6(36) = 192"
TWO EXITS REQUIRED (PER OCCUPANT LOAD) — SIX EXITS PROVIDED

ROOM NAME/TYPE	AREA	OCC=1 PER	OCCUPANTS	2 EXITS IF OL
CONFERENCE	1270	15	84.7	49 (735 SF)
OFFICES	8600	100	86.0	49 (4,900 SF)
BREAK ROOM	1313	15	87.5	49 (735 SF)
LOBBY/WAITING	902	30	30.1	49 (1,470 SF)
STORAGE	1560	300	5.2	29 (8,700 SF)
SERVER	1757	NA		49 (4,900 SF)
LABS (NON-EDUC)	330	100	3.3	49 (4,900 SF)
RESTROOMS	1191	N/A		
OPEN OFFICE	11344	100	113.4	49 (4,900 SF)
TOTAL	28800 SF		416	

OCCUPANT LOAD CALCS

OCCUPANCY AND EXITING

A1.2

MODULUS

AREA OF WORK
AREA OF WORK
CONFERENCE
OFFICE
TEST LAB
BREAK
SERVER
HARDWARE LAB
STORAGE
JANITOR
COPY/FAX
SOUND
OPEN OFFICE
LOBBY
WAITING

FLOOR PLAN 01

PULL SIDE
PUSH SIDE
Provide a minimum of 48 inches if door is equipped with both a latch and closer.

ACCESSIBLE DOOR CLEARANCES 02

01 VERIFY OR PROVIDE FOR INTERNATIONAL SYMBOL OF ACCESSIBILITY ON OR ADJACENT TO BUILDING ENTRANCE. (6"x 6" DECAL WITH CENTER AT 60" ABOVE SURFACE)

02 NEW LAMINATE COUNTERTOP TO REPLACE EXISTING MAXIMUM HEIGHT 34" A.F.F. PER DETAILS. REFER TO DETAILS 03 & 05 SHEET A5.1 FOR REFERENCE.

03 NEW SINK AND FAUCET TO REPLACE EXISTING. FAUCET CONTROLS SHALL BE OPERABLE WITH ONE HAND AND SHALL NOT REQUIRE TIGHT GRASPING, PINCHING OR TWISTING OF THE WRIST. THE FORCE REQUIRED TO ACTIVATE CONTROLS SHALL BE NO GREATER THAN 5 LBS. LEVER-OPERATED PUSH TYPE AND ELECTRONIC CONTROLLED MECHANISMS ARE ACCEPTABLE DESIGNS.

04 REMOVE EXISTING FLOORING AND REPLACE WITH NEW 12" X 12" ESD TILE FLOORING PER OWNER/TENANT SPECIFICATIONS AND REQUIREMENTS.

05 DENOTES EXISTING ACCESSIBLE RESTROOMS.

06 DENOTES 18" X 60" STRIKE SIDE CLEARANCE.

PLAN KEYNOTES

1. DENOTES EXISTING WALLS TO REMAIN. REFER TO SCHEDULES AND/OR ELEVATIONS FOR FINISHES.
2. DENOTES EXISTING DOOR TO REMAIN.
3. ROOM XXX — INDICATES ROOM NAME AND NUMBER. SOLID CIRCLE INDICATES SOUND ATTENUATION INSULATION WITHIN WALLS AND CEILING.

SYMBOL LEGEND

1. VERIFICATION OF EXISTING FIELD CONDITIONS IS REQUIRED PRIOR TO PRICING. PRIOR TO DEMOLITION, NOTIFY ARCHITECT IMMEDIATELY IF FIELD CONDITIONS REVEAL ITEMS NOT SHOWN ON PLAN.
2. REMOVE DAMAGED FLOORING, BASE, FLOOR OUTLETS, ETC. IN AREAS WHERE THE FLOOR FINISH IS TO BE PATCHED OR COVERED. PREPARE FLOOR SURFACE TO RECEIVE NEW FLOOR FINISH WHERE DENOTED.
3. DURING DEMOLITION, CONTRACTOR SHALL MAINTAIN OPERATION OF ALL COMPONENTS OF THE FIRE SAFETY SYSTEM.
4. PATCH AND REPAIR ALL INTERIOR WALLS TO REMAIN, WHEN AFFECTED BY DEMOLITION.

DEMOLITION GENERAL NOTES

1. CONTRACTOR TO FIELD VERIFY ALL EXISTING CONDITIONS, AND ALL DIMENSIONS NOTED "VERIFY" OR "V.I.F.", PRIOR TO START OF CONSTRUCTION. ANY VARIANCES BETWEEN EXISTING CONDITIONS AND DOCUMENTS SHALL BE REPORTED FOR RESOLUTION.
2. DIMENSIONS NOTED AS "CLEAR" ARE FOR REQUIRED CLEARANCES AND MUST BE MAINTAINED. DIMENSIONS ARE TO FACE OF FINISH UNLESS NOTED OTHERWISE.
3. ALL DIMENSIONS ON DRAWINGS TAKE PRECEDENCE OVER SCALE.
4. HEIGHTS ARE DIMENSIONED FROM TOP OF SLAB UNLESS NOTED "A.F.F.".
5. GENERAL CONTRACTOR TO PATCH DAMAGED FIRE-PROOFING TO MAINTAIN FIRE RATING, WHERE OCCURS OR AS REQUIRED.
6. ALL WET LOCATIONS SHALL RECEIVE WATER RESISTANT GYPSUM BOARD + ALL PAINT FINISHES TO BE GLOSS OR SEMI-GLOSS W/ MILDEW GUARD.
7. ALL WORK SHALL BE ERECTED & INSTALLED PLUMB, LEVEL, AND IN PROPER ALIGNMENT.
8. FLOORS SHALL BE LEVEL, SMOOTH, AND PREPARED FOR THE INSTALLATION OF NEW FLOORING IN ALL AREAS AS DESIGNATED. FINAL SELECTION OF MATERIAL, STYLE, COLOR, AND GRADE SHALL BE BY OWNER.
9. ALL TRANSITIONS OF FLOOR MATERIALS SHALL BE LOCATED AT CENTER OF DOOR IN CLOSED POSITION, UNLESS OTHERWISE NOTED.
10. MAXIMUM HEIGHT DIFFERENCE BETWEEN FLOOR COVERING SURFACES SHALL BE 1/4". APPLY ALL APPLICABLE CODES AND REQUIRED ADA CLEARANCES.

FLOOR AND FINISH GENERAL NOTES

VIOLIN MEMORY

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

FLOOR PLAN

2.1

MODULUS

CEILING GRID SUPPORT — FOR REFERENCE — 12

LIGHT FIXTURE SUPPORT — FOR REFERENCE — 11

CEILING GRID BRACING — FOR REFERENCE — 10

BRACE ANCHORAGE — FOR REFERENCE — 09

SHOWER CONTROLS — FOR REFERENCE — 08

FIXTURE MOUNTING HEIGHTS — FOR REFERENCE — 07

CEILING GENERAL NOTES — 06

1. LIGHTING LAYOUT SHALL MATCH INTENT OF PLANS. VERIFY WITH MODULUS SHOULD A DISCREPANCY OR CONFLICT OCCUR.
2. LIGHTING FIXTURES SHALL BE HIGH EFFICACY OR SHALL BE OPERATED BY MANUAL-ON OCCUPANCY SENSORS OR DIMMERS, UNLESS OTHERWISE NOTED.
3. CONTRACTOR TO NOTIFY MODULUS OF ANY CONFLICT OF FIXTURE LOCATIONS WITH MAIN RUNNERS, DUCTS, STRUCTURE, ETC., PRIOR TO INSTALLATION.
4. VERIFY AND/OR PROVIDE NIGHT-LIGHT EMERGENCY FIXTURES WITH BATTERY BACK-UP THROUGHOUT SPACE AS REQUIRED BY CODE.
5. ALL SWITCHES SHALL BE TOUCH OR ROCKER TYPE, AND BE IN GANG BOXES, TYPICAL.
6. MECHANICAL GRILLES, SWITCHES, OUTLETS, THERMOSTATS, SPRINKLERS, ETC. SHALL BE COORDINATED WITH NEW WALL AND CEILING LAYOUT.
7. ALL CEILING FINISHES AND WALL TREATMENTS / FABRICS SHALL MEET OR EXCEED THE MAXIMUM ALLOWABLE FLAME SPREAD REQUIRED PER UBC 8A / & TABLE 8-B.
8. ELECTRICAL & MECHANICAL DESIGN/BUILD CONTRACTORS TO PROVIDE DRAWINGS, DETAILS, AND TITLE 24 CALCULATIONS AS REQUIRED.

BASE CABINET AT SINK — FOR REFERENCE — 05

ACCESSIBLE FIXTURE CLEARANCES — FOR REFERENCE — 04

TYPICAL BASE CABINET — FOR REFERENCE — 03

WOMEN

RESTROOM SIGNAGE — 02

ENLARGED CEILING PLAN @ SERVER ROOM #123 — FOR REFERENCE — 01

VIOLIN MEMORY

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

[FEBRUARY 08 2010]
[REVIEW]

CEILING PLAN AND DETAILS

3.1

MODULUS

VIOLIN
MEMORY

SYMBOL LIST:

SWITCH SYMBOLS

RECEPTACLE SYMBOLS

POWER DISTRIBUTION SYMBOLS

WIRING & CONDUIT RUN SYMBOLS

ABBREVIATIONS

SINGLE LINE DIAGRAM

NO SCALE

480 CLYDE AVENUE · MOUNTAIN VIEW · CALIFORNIA · 94043

SYMBOLS, ABBREVIATIONS, SINGLE LINE, & PANEL SCHEDULES

E-0

MODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUS

VIOLIN
MEMORY

1 / E-1 **POWER FLOOR PLAN**

SCALE: 1/8" = 1'-0"

2 / E-1 **SERVER ROOM LIGHTING**

SCALE: 1/8" = 1'-0"

GENERAL NOTES:

SHEET NOTES:

485 CLYDE AVENUE · MOUNTAIN VIEW · CALIFORNIA · 94043

POWER FLOOR PLAN

E-1

MODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUSMODULUS MODULUSMOD

AREA OF WORK

1 HVAC LAYOUT

1/8" = 1'0"

SCOPE OF WORK

1. FURNISH AND INSTALL TWO 12.5 TON COOLING ONLY AC UNITS
2. FURNISH AND INSTALL ONE 10" ZONE CONTROL DAMPER
3. FURNISH AND INSTALL NEW T-BAR REGISTERS
4. FURNISH AND INSTALL THREE NEW THERMOSTATS
5. FURNISH AND INSTALL NEW DUCTWORK FOR THE TWO NEW UNITS
6. FURNISH AND INSTALL NEW DUCTWORK FOR THE EXISTING AC UNIT
7. FURNISH AND INSTALL TWO NEW SMOKE DETECTORS
8. AIR BALANCE IN THE AREA OF WORK

MECHANICAL NOTES

1. All new ductwork to be installed per SMACNA standards.
   a. Wrapped alumaflex from start collars at plenums suspended w/ 1-1/2" strap 6' OC max seismic strapping 25' O.C. max
   b. Accoustical wireflex from alumaflex to register suspended in middle of 6' piece. (4' OC max)
   c. Supply registers Hart & Cooley brand Model # CBPS or equal screwed to t-bar w/ (2) 1/4" screws, 1 in main bar min.
   d. All start collars and wyes to be wrapped w/ 1" fiberglass insulation.
   e. All terminal branches to include volume dampers.
   f. Maintain 10' from vents, exhaust to air intake (N) AC unit

NOTES

1. Smoke detectors to be added to all units with a combined CFM of 2000 or greater
2. Thermostats to be installed between 42-48 inches above the floor

2 DIFFUSER INSTALLATION DETAIL

NOT TO SCALE

AIR CONDITIONING UNIT SCHEDULE

MARK	STATUS	MFG	MODEL	CFM	S.P.	ECON.	VOLTAGE		MCA	MFS	WEIGHT	SMOKE DET
AC-10	EXISTING	RUUD	-	5000	1.25"	YES	460	3	-	-	-	YES
AC-11	NEW	TRANE	TCD150B400	5000	1.25"	YES	460	3	52	60	1750	YES
AC-12	NEW	TRANE	TCD150B400	5000	1.25"	YES	460	3	52	60	1750	YES

DESIGN HEATING & AIR CONDITIONING

2596 Bay Road Suite B

Redwood City, Ca.

DUCT LAYOUT

SHEET

M-1

AREA OF WORK
Existing Unit
AC-11
AC-12
New Unit

3 ROOFTOP LAYOUT
1/8" = 1'0"

5'-3½"
29'-6½"
6'

4 SIGHT SCREEN LAYOUT
1/8" = 1'0"

DESIGN HEATING & AIR CONDITIONING
2596 Bay Road Suite B
Redwood City, Ca.

McLARNEY CONSTRUCTION
355 S DANIEL WAY
SAN JOSE, CA

VIOLIN MEMORY
685 CLYDE
MOUNTAIN VIEW, CA

ROOF LAYOUT

SHEET
M-2

CERTIFICATE OF COMPLIANCE and FIELD INSPECTION ENERGY CHECKLIST — MECH-1C

HVAC SYSTEM DETAILS

CERTIFICATE OF COMPLIANCE and FIELD INSPECTION ENERGY CHECKLIST — MECH-1C

Discrepancies:

CERTIFICATE OF COMPLIANCE and FIELD INSPECTION ENERGY CHECKLIST — MECH-1C

Designer:

Enforcement Agency:

CERTIFICATE OF COMPLIANCE and FIELD INSPECTION ENERGY CHECKLIST — MECH-1C

CERTIFICATE OF COMPLIANCE and FIELD INSPECTION ENERGY CHECKLIST — MECH-1C

Documentation Author's Declaration Statement

Principal Mechanical Designer's Declaration Statement

MECHANICAL VENTILATION AND REHEAT — MECH-3C

AIR SYSTEM REQUIREMENTS — MECH-2C

DESIGN HEATING & AIR CONDITIONING
2596 Bay Road Suite B
Redwood City, Ca.

McLARNEY CONSTRUCTION
355 S. DANIEL WAY
SAN JOSE, CA

VIOLIN MEMORY
685 CLYDE
MOUNTAIN VIEW, CA

TITLE 24 DOCUMENTS
MECHANICAL

SHEET
M-3

VIOLIN MEMORY

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

STRUCTURAL TITLE SHEET

STRUCTURAL SHEET INDEX

NAILING SCHEDULE (CBC TABLE 2304.9.1)

ABBREVIATIONS

SYMBOLS

STRUCTURAL TITLE SHEET

1.0

01
02
03
04
05
06
07
08
09
10
11
G
F
E
D
C
B
A

ROOF FRAMING PLAN

ROOF FRAMING NOTES:

1. SEE S1.0 FOR GENERAL NOTES.
2. GENERAL CONTRACTOR TO VERIFY ALL EXISTING CONDITIONS AS SHOWN ON THIS PLAN. V.I.F. (E) BEAM SIZE AND CONFIRM DIMENSIONS IF WIDTH OR DEPTH IS LESS THAN NOTED ON PLAN, NOTIFY ARCHITECT/ENGINEER OF DISCREPANCIES.
3. FOR DRAINAGE DETAILS, WATERPROOFING, MECHANICAL, ETC. SEE DRAWINGS OTHER THAN STRUCTURAL.

VIOLIN
MEMORY

665 CLYDE AVENUE , MOUNTAIN VIEW , CALIFORNIA , 94043

[FEBRUARY 28,2011]
[PERMIT SUBMITTAL]

HOHBACH-LEWIN, INC.
STRUCTURAL ENGINEERS

ROOF
FRAMING
PLAN

S
2.2

VIOLIN MEMORY

665 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

[PERMIT SUBMITTAL]

HOHBACH-LEWIN, INC.

STRUCTURAL ENGINEERS

1 DETAIL

2 DETAIL

3

4

5

6

7

8

9

10

11

12

13

14

15

16

DETAILS

S 8.1

EXHIBIT C3

PHASE II SCOPE OF WORK

(E) GLAZING AND DOOR TO REMAIN
FURNITURE BY OTHERS
NEW HERCULITE GLAZING AND DOORS
FURNITURE BY OTHERS
REPLACE (E) GLAZING AND DOOR WITH (N) TO MATCH EXISTING
LOBBY
101
(N) CARPET
BOARD ROOM
102
(N) CARPET TILES
LEVEL 5 WALL FINISH WITH 'IDEAPAINT' MARKERBOARD PAINT
3M TRANSLUCENT FILM OVER 1/2" TEMPERED HERCULITE DOORS AND GLAZING
(N) FURRING STRIP WITH INSULATION AND QUIETROCK GYPSUM BOARD
CREDENZA - FURNITURE BY OTHERS
LEVEL 5 FINISH WITH 'IDEAPAINT' WALL TREATMENT [THIS WALL ONLY] PER RENDERING
FLUSHMOUNT FLOOR J-BOX FOR POWER/DATA INTEGRATION INTO BOARD ROOM TABLE
[ALL EQUIPMENT AND FURNITURE NOT IN CONTRACT / BY OTHERS]
FULL HEIGHT METAL STUD WALL WITH ACOUSTICAL INSULATION,
TYPICAL AT BOARD ROOM
PROVIDE DATA, POWER, AND BACKING IN WALL
[ALL EQUIPMENT AND APPLIANCES NOT IN CONTRACT / BY OTHERS]
FLOOR PLAN

REFER TO PHASING PLAN AND MEETING MINUTES FROM DESIGN MEETING #1 FOR SCOPE AND MODIFICATIONS

ALL EXISTING ELEMENTS TO REMAIN AS-IS UNLESS NOTED OTHERWISE

REFER TO PRICING DOCS FOR MANUFACTURER & MATERIAL SPECS

PAINT MEP ELEMENTS AND CEILING/WALL ABOVE
AIRCRAFT CABLES [COLOR TBD]
HIGH BAY LIGHT FIXTURES ABOVE CABLES
1/4" DIAMETER STAINLESS STEEL AIRCRAFT CABLES
TOP ELEVATION AT PERIMETER + 12'-0" SLOPING TO 11'-0" AT CENTRAL
ELEMENT (TBD) CABLES TO CARRY DOWN WALL SURFACE AS INDICATED.
TEMPERED GLASS CANOPY SET ON PAINTED WIDE FLANGE FRAME WITH
PAINTED CABLE / ROD SUPPORTS AND SPRINKLERS
GYPSUM BOARD SOFFIT @ +8'-6" WITH INSULATION ABOVE,
ALL DUCTS SHALL HAVE BOOT JACKETS ON SUPPLY/RETURN
GYPSUM BOARD SOFFIT AT ACOUSTICAL CEILING HEIGHT MINUS 12"
ACOUSTICAL CEILING TILES WITH UPLIGHTS AND
DECORATIVE LIGHTS PER RENDERING
GYPSUM BOARD SOFFIT AT ACOUSTICAL CEILING HEIGHT MINUS 12"
3M TRANSLUCENT FILM OVER 1/2" TEMPERED GLASS @ +10'-0"
REFLECTED CEILING PLAN

VIOLIN MEMORY
685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

[REVIEW]
(JANUARY 21 2010)

MODULUS

LOBBY AND BOARD ROOM
SCALE: 1/4" = 1'-0"

2

design meeting minutes #1

meeting date:	02.10.2011	meeting location: 685 CLYDE AVENUE

next meeting:	TBD

attendees:	tmg partners:	Ken Dupee	KD

	violin memory:	John Kapitula	JK

		Matt Barletta	MB

	modulus:	David Fenster, AIA	DF

	mclarney:	Bill McAfee	WM

additional:	modulus:	Matt Simpson, AIA	MS

	mclarney:	Kevin McLarney	KM

	violin memory:	Don Basile	DB

These meeting minutes are the author’s interpretation of what transpired during the above meeting. If you find them in error, please notify the author in writing within five working days. After five working days, it is understood all components of the reflected minutes are correct and these meeting minutes become part of the contract documents.

ITEM#	SUBJECT	ACTION BY	DESCRIPTION

02.10.01	Lobby	modulus	1.	Cabled ceiling to be redesigned to eliminate “focal point”

			2.	Avoid any floor elements or clutter as many people will gather

			3.	Black frame is acceptable at doors to main space off of lobby (match existing). Both doors should be card keyed.

		all	4.	Flat screen television will be mounted to wall opposite reception desk

		all	5.	Reception desk will be tenant provided. Modulus will assist with design as necessary.

		vmem/modulus	6.	All seating / furniture to be tenant provided. Modulus will assist with color and fabric selection as necessary / requested

		all	7.	Painted logo or watermark may be requested behind reception desk

02.10.02	Board Room	modulus	1.	Patterned film on glass (frost) preferential to solid film

			2.	Include electronic drop down screen with ceiling projector

			3.	Approximate ceiling height at +12’-0”

			4.	Eliminate center light fixtures (decorative)

			5.	Investigate fluorescent vs LED [make sure dimmalble]. Lights closest to projection screen shall be switched separately

			6.	Markerboard to be “IdeaPaint”. Small niche desirable for markers

		violin memory	7.	Acquire table to be able to coordinate electrical feed, location of floor box, location of projector, etc.. Size can be roughly 16’-0” long and as wide as 6’-0” at the center. Mark Bulman from One Workplace is possible contact

		all	8.	VM would like cabinets built into conference room (opposite wall from projector) with 2 small fridges for sodas and water. No coffee line or water line necessary.

		all	9.	No significant outlets in lieu of those necessary for code compliance required within conference room

ITEM#	SUBJECT	ACTION BY	DESCRIPTION

02.10.03	Finishes	modulus	1.	Sliver / Shards acceptable carpets at lobby / boardroom. Carpets between the two rooms should be slightly different, whether in color or pattern

			2.	Walk-off mat needs to be integrated into carpet at lobby

			3.	Paint colors of whites, grays, light green, and existing Navajo White were generally acceptable. Large brushouts to be reviewed.

02.10.04	Misc	violin memory	1.	Contact AV vendors (two provided) to begin research and decision on projector, screen, interface, speakers, TV in lobby, etc.

			2.	Bring signage vendor on board

			3.	Bring Construction manager on board

new items:

John is available Monday/Tuesday to review large paint brush outs and large carpet samples old items [closed]:

none

EXHIBIT C4

PHASE III SCOPE OF WORK

PAINTED ROOF SCREEN WITH PAINTED STRIPE
PAINTED ROOF SCREEN WITH PAINTED STRIPE PAINT COLOR #3
TEMPERED GLASS CANOPY SET ON PAINTED WIDE FLANGE FRAME WITH PAINTED CABLE / ROD SUPPORTS
PAINT COLOR #1
(E) GLAZING
COMPOSITE WOOD/ CEDAR WOOD FIN WALL WITH SIGNAGE ON STANDOFFS

NORTH ELEVATION [SIDE - 101]

INTERNALLY ILLUMINATED SIGNAGE ON STANDOFFS
PAINTED ROOF SCREEN WITH PAINTED STRIPE PAINT COLOR #3
TEMPERED GLASS CANOPY SET ON PAINTED WIDE FLANGE FRAME WITH PAINTED CABLE / ROD SUPPORTS
COMPOSITE WOOD/ CEDAR WOOD AT TILT-UP PANEL
(E) GLAZING
PAINT COLOR #1
PAINT COLOR #2
COMPOSITE WOOD/ CEDAR WOOD AT TILT-UP PANEL
NEW HERCULITE GLAZING AND DOORS

WEST ELEVATION [FRONT - OPTION 1]

INTERNALLY ILLUMINATED SIGNAGE ON STANDOFFS
PAINTED ROOF SCREEN WITH PAINTED STRIPE PAINT COLOR #3
TEMPERED GLASS CANOPY SET ON PAINTED WIDE FLANGE FRAME WITH PAINTED CABLE / ROD SUPPORTS
(E) GLAZING
PAINT COLOR #1
PAINT COLOR #2
COMPOSITE WOOD/ CEDAR WOOD AT TILT-UP PANEL
NEW HERCULITE GLAZING AND DOORS

WEST ELEVATION [FRONT - OPTION 2]

ALLOWABLE SIGNAGE
TOTAL FRONTAGE = 1,430'-6"
DIVIDED BY FOUR = 358'-1/2" PER BUILDING
DIVIDED BY 2 FOR ML ZONE = 179.5 SF OF SIGNAGE PER BUILDING

ORIGINAL RENDERINGS:

FIN WALL SIGN	= 31.5 SF PER SIGN (2)	= 63 SF
BUILDING SIGN	= 84.5 SF PER SIGN (1)	= 85 SF
		TOTAL = 148 SF

OPTION 1

FIN WALL SIGN	= 31.5 SF PER SIGN (2)	= 63 SF
BUILDING SIGN (LARGE)	= 116.5 SF PER SIGN (1)	= 116 SF
		TOTAL = 179 SF

OPTION 2

FIN WALL SIGN	= 31.5 SF PER SIGN (2)	= 63 SF
BUILDING SIGN	= 84.5 SF PER SIGN (1)	= 85 SF
FRONT PANEL SIGN	= 31 SF PER SIGN (1)	= 31 SF
		TOTAL = 179 SF

ALL EXISTING ELEMENTS TO REMAIN AS-IS UNLESS NOTED OTHERWISE

ALL SIGNAGE TO BE TENANT SUPPLIED AND INSTALLED

TEMPERED GLASS CANOPY SET ON PAINTED WIDE FLANGE FRAME WITH PAINTED CABLE / ROD SUPPORTS
PAINTED ROOF SCREEN WITH PAINTED STRIPE PAINT COLOR #3
COMPOSITE WOOD/ CEDAR WOOD FIN WALL WITH SIGNAGE ON STANDOFFS
(E) GLAZING
PAINT COLOR #1
PAINT COLOR #2

SOUTH ELEVATION [SIDE - INTERIOR]

EXTERIOR ELEVATIONS

SCALE: 1/8" = 1'-0"

VIOLIN MEMORY

685 CLYDE AVENUE , MOUNTAIN VIEW , CALIFORNIA , 94043

[REVIEW]
JANUARY 21 2010

MODULUS

3

REMOVE EXISTING OLIVE TREE
REPLACE EXISTING LANDSCAPING (+650 SF) AND REPAIR/REPLACE IRRIGATION AS REQUIRED
RESEAL LOT AND RESTRIPE PER CITY PARKING STANDARD INCLUSIVE OF LOCALIZED ASPHALT REPAIR WHERE NECESSARY
NEW LANDSCAPING
RESTRIPE ACCESSIBLE STALLS AND PATHWAY
IN-GROUND LANDSCAPE LIGHTING
STRIPED ACCESSIBLE PATH O PUBLIC R.O.W.
NEW HARDSCAPE AND ACCESSIBLE RAMP
NEW HARDSCAPE
NEW LANDSCAPING
NEW BIKE RACK
RESEAL LOT INCLUSIVE OF ASPHALT REPAIR WHERE NECESSARY
REPLACE (E) SLAT FENCE WITH (N) SLAT FENCE
recycling area
remove existing wheel curbs
ALL EXISTING SITE ELEMENTS TO REMAIN AS-IS UNLESS NOTED OTHERWISE

VIOLIN MEMORY

685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043

[REVIEW]

SITE PLAN

SCALE 1/16" = 1'-0"

MODULUS

0

EXHIBIT C5

PHASING PLAN

VIOLIN
MEMORY
685 CLYDE AVENUE . MOUNTAIN VIEW . CALIFORNIA . 94043
PHASING PLAN
A0
INCLUDES 2 NEW MECHANICAL UNITS
INCLUDES 1 NEW MECHANICAL UNITS
PHASE 'A'
PHASE '1'
PHASE '2'
PHASE '3'

EXHIBIT C6

SCHEDULE OF COSTS

FINAL PRICING PROPOSAL

Date:	2/11/2011
Property:	685 Clyde Ave. Mountain View
Project Name:	Violin Memory
Area of Work Square Feet:	28,600
Architect/Space Planner:	David Fenster
Architectural Plans Dated:	2/8/2011 Based on Violin meeting 2-8-11
MEP Plans Dated:	N/A
Contractor:
McLarney Estimator/Project Manager:	Kevin McLarney
McLarney Bid No:	B11-004
Construction Manager:	Ken Dupee

Tasks	Budget Pricing	Special Comments

02111-Demolition
Remove the floor covering, walls, doors, reception desk, lobby wood panels and lobby ceiling grid.	$6,750
06200-Millwork
Allowance to install new custom reception desk and millwork in board room		Excludes
Replace the counter tops at the existing break room cabinets	$3,324
08100-Doors, Frames & Hardware
New meeting room change out 2 doors with one exiting door in the center.	$1,640
08400-Glass/Glazing
Install new 1/2” Herculite double doors and butt glazed wall with 3M custom frosted window film at board room wall and glass doors, Install new glass transom window at board room, install (1) new black anodized doors and side lite and reuse the exiting with ready for card access from the lobby to the office area.	$25,300
09250-Framing & Drywall

Infill (3) door openings, repair demo scars, frame new full height walls at the board room, Quiet Rock at restroom wall, board room ceiling soffits, room 103 retexture walls, and expanded server room. Lab - pony existing walls to roof, Install R-11 sound batts in the new walls, install header over the board room glass doors, all walls in the board room to be a level 5 finish, open existing wall and install backing for flat screen TV.	$42,898	Excludes any revels, floating of walls at front offices column line #1,
Structural and roofing allowance for (3) new HVAC units, per structural drawings dated Feb. 8, 2011	$13,962	If work is done on a Saturday add $840.00

Roofing hot mopping for (3) new HVAC units and (3) roof jacks	$3,910
09510-Acoustical Ceilings

Install new ceiling grid in expanded server room (match existing), Install new 2’ x 2’ Armstrong Super fine grid with Dune tegular tile in board room,, (excludes work to existing ceiling grid except as noted above) install new Cortega 769 tile in existing front offices	$7,750

Violin budget 1-20-11	4

09680-Floor Finishes

Lobby and Board room - Install new Shaw Silver/Shards carpet tile and rubber base, Just out side of the lobby/board room, - patch the carpet and rubber base, Server, hardware & TME lab - install new 1’ x 1’ Staticworks Foundation Series ESD tile and rubber base, Break room - repair lifted tiles in the. Meeting room 110 install new carpet and rubber base to match.	$26,010	Exclude waterproofing of concrete floor at new ESD
Install new Moisture barrier under the new ESD flooring.	$9,750
Floor prep for ESD flooring	$3,600	Allowance
09900-Painting
Prep and paint only the new walls of the area of new construction, includes the front (9) offices and (3) roof structure locations for new HVAC units	$13,689
Men’s restroom front - sand down and paint toilet partition	$840
10520-Fire Extinguishers
Furnish and install (3) new surface mounted fire extinguisher	$285
12490-Window Coverings		Excludes
Install new mini blinds at the front exterior window along column line (1)	$1,950
14000-Specialty Items
Lobby - Install stainless steel aircraft cables to random of ceiling carry down walls. Allowance	$29,400	Excludes Vertical display feature coming from the ceiling in the middle of the lobby

Front offices at column line (1) - change out the ceiling tile, patch holes in walls, paint the grid and walls, install new light fixtures and supply and return grills, existing floorcovering and base to remain as is.

	Included
Install electrical projector screen in board room	$2,875
Restrooms - repair existing fixtures	$1,500	Allowance
Audio Visual equipment	$0	Excluded

Relocate existing furniture out of the construction area, take down and reinstall (6) cubicles at the area of the HVAC structural work.	$5,000	Allowance
15100-Plumbing (Design Build)
Replace with new (1) ADA compliant stainless steel sink and faucet within the Break Room install new dishwasher, replace (1) broken toilet and install (1) battery operated flush valve.	$1,550
Install new gas line to (1) new (2) ton unit and new condensate to (3) new units	$4,977
15300-Fire Sprinklers (Design Build)
Includes the additional, relocation, and/or deletion of the existing fire sprinkler piping and heads to remain code compliant for the new wall, ceiling, and lighting additions/modifications.	$4,845
Replace the pendent heads in the front office column line 1 with semi recessed heads	$704
15500-HVAC (Design Build)
Board room - install (1) new 2 ton gas/elect. AC unit. Lobby - reduct supply/return of existing system, (1) Combined meeting rooms - reduct from existing shared system with no dedication or room control. Air balance area of construction	$10,728	Excludes any modifications to any of the existing zoning and air registers
Server room - install (2) new 12.5 ton Trane cooling only units with related duct work, reduct the existing 15 ton Ruud Package unit, Hardware lab - install new ductwork from one of the new 12.5 ton units with (1) zone control damper,	$44,417	Based on the loads supplied by Violin’s Engineers
Large meeting rm. - Install (2) new supplies and (1) return with transfer grill at wall, close off (3) existing supplies in the main line to insure enough air flow, relocate (1) existing thermostat into large meeting room. Front offices install supply and returns at (9) locations	$3,970	Based on using an existing shared HVAC zone, there will be times when the Meeting room is being used the surrounding area will be cooler because of the lack of zoning.
Start up (10) existing HVAC units. Excludes any repairs or replacement.	$6,500	Allowance
Roof Screen if the city of Mountain View requires addition (68)lf roof screen	$16,620

Violin budget 1-20-11	4

16100-Electrical (Design Build)

Lobby - Install (6) Fluorescent high bay lights, (1) exit sign, (3) small pendants above reception desk, (3) duplex receptacles and (2) ring with string, New switching, Board room - install (6) $400.00ea small pendants, (2) 16lf aircraft fin elite fixtures and (3) recessed cans, (5) duplex, (3) ring with string, (1) floor outlet with data and AV, power to project screen (1), Conference rooms - install (12) Avante indirect 2x4 lights, (6) duplex and (3) ring with string. Misc.- install (13) 8’ aircraft cable pendants fixtures at column line 10.5, (6) replace existing exit signs with new.	$18,695	Excludes communication, security, fire alarm system and repair of existing fixtures.

Server and Hardware lab - install (1) 200amp 480v panel with feed from PG& E room, (1) 75 KVA transformer and (1) 200amp 208v. panel, (190)lf of wire mold 4000 on walls and racks (Excludes racks) (48) 30amp 208v 1O receptacles on (24) circuits, (10) 20amp 208v 1O receptacles and (20) 120v receptacles, Hook up of HVAC units, (15) new 2’x4’ acrylic light fixtures, (light in Hardware lab to remain) TME lab - (1) small 100amp panel, (60)lf of wire mold 4000 on wall, (8) 30amp 208v 1O receptacles on (4) circuits, (2) 20amp 208v 1O receptacles and (4) 120v.	$71,600	Excludes racks and ladder railings, Communication cabling and related items. Based on the criteria supplied by Violin’s Engineers
Column line 1 Front offices - remove existing 2’x4’ light fixtures and install new direct/indirect	$6,620

Large meeting rm. - Install (6) new 1’ x 4’ strip light fixtures, (5) new standard 120v. Receptacles, (1) new motion sensor switch.	$3,575
General - replace bad lambs and ballast as needed	$2,600	Allowance
16900-Fire & Life Safety Systems
Based on install a pull station in the lobby and hooking up to the new HVAC units smokes	$5,000
01741-Final Janitorial - Based on (2) complete janitorial and on janitorial for the lobby and board room	$8,590
Misc. Job Needs (I.e. - visqueen, tools, Fed-X, etc.)	$5,690	protect existing floor covering in area of construction

Subtotal	$426,849

General Conditions:

Daily Field Supervision (Straight-Time)	$16,100	Based on 3 hr/day for 11 working weeks. Includes Conducting weekly
Project Management	$8,624	Construction Meetings
Labor to Maintain Daily Site Clean-Up	$9,835	Based on 3hr/day for 11 weeks.
Blue Printing Fees	$1,000	Allowance

Total General Conditions	$35,559
Liability Insurance (1.25%)	$5,780
Fee/Profit	$23,409

Total Hard Costs	$491,598

Soft Costs
Architects Fee	$25,000	Allowance
Structural Fee	$3,500	Allowance
Furniture	$0	Excluded
Contingency	$21,342	Allowance
Keys & Signage	$0	Excluded interior signage
Plan Check & Building Permit Fees (Allowance)	$8,537	Allowance
Other	$0

Total Soft Costs	$58,379

Total Hard and Soft Costs	$549,977
CM Fee	$15,899
Grand Total	$565,876

Total $ per SQFT	$19.79

Violin budget 1-20-11	4

Bid Alternates
1. Remove existing fabric wrap panels repair walls and paint	$4,033
2. Pre and paint all walls and columns except for the P-1 walls (Navajo white) includes painting both sets of restroom.	$11,201
3. Add to paint the P-1 Navajo white walls	$8,885
4. Install addition floor outlets if required. Excludes floor covering	$1,975
5. Install per each electrical projector screen	$2,875
6. Lobby 101 - Install cardkey entry system with Folger_Adams electric strike panic hardware on the pair of entry glass doors	$8,075
7\. Board room - Install (14)lf of new lower and upper wood cabinets with stone top	$12,950
8. Replace the exterior metal door in the breakroom that faces highway 101 with a STC (48) rated door assembly	$3,642

9. Install (2) new glass clear anodized doors, frames, sidelights and set up for card access (excludes the card access)	$6,400
10. Front Restrooms - remove the existing Sheet vinyl and install new sheet vinyl to match existing	$6,025	Includes removal and reinstall of existing partitions, and toilet fixtures, requires eliminatuion of one woman’s room toilet
11. Lobby - Install walk off mat at front doors “based on using a walk off carpet tile”	$1,800	Allowance
12. Install (120)sf of Marker board “IdeaPaint” at small niche.	$3,360	Allowance
13. Supply new ADA ASKO dishwasher to replace existing unit.	$1,240
14. Supply and install (2) undercounter GE refrigerators	$900	Allowance

Sub Total of the green item’s	$47,909	$1.68

Total Alternates	$73,361

Anticipated Duration of Project	11 working weeks, from the date that the Building Permit has b

QUALIFICATIONS & EXCLUSIONS

1. General Conditions are based on a 11 week schedule. If the project extends beyond the time allotted, due to changes beyond

2. This proposal is based on part time supervision. 3 hrs/day for 11 weeks.

3. This proposal is based on all work being performed during regular business hours.

4. This proposal is based on the existing electrical conduit and j-boxes above the ceiling meet current codes.

5. This proposal is based on the existing HVAC being in good working condition.

6. This proposal excludes any existing construction that does not meet current code requirements.

7. This proposal excludes replacing bad lamps, ballasts, batteries at the existing light fixtures, exit lights, except as noted.

8. This proposal excludes the testing or removal of any hazardous waste material from within the suite.

9. This proposal excludes relocating any existing sprinkler head outside the scope of work to the center of the ceiling tile.

10. This proposal excludes security system, AV equipment, flat screens and card readers systems and related items.

11. This proposal excludes keying and cylinders for any existing or new locksets.

12. This proposal excludes all interior and exterior signage

Violin budget 1-20-11	4

EXHIBIT C7

CONSTRUCTION SCHEDULE

Preliminary Schedule 1/12/2011

Violin Memory
685 CLYDE
MOUNTAIN VIEW, CA.

ID	Task Name	Duration	Start	Finish
1	**Lease and Design**	**76 days**	**Thu 1/13/11**	**Fri 4/29/11**
2	Review preliminary design and budget	3 days	Thu 1/13/11	Tue 1/18/11
3	Letter of intent	11 days	Wed 1/19/11	Wed 2/2/11
4	Space planning	7 days	Wed 1/19/11	Thu 1/27/11
5	**Violin and LL to Sign Lease**	5 days	Thu 2/3/11	Wed 2/9/11
6	**Phase 1**	**35 days**	**Fri 1/28/11**	**Fri 3/18/11**
7	Working drawings	9 days	Fri 1/28/11	Wed 2/9/11
8	Structural design	5 days	Wed 2/2/11	Tue 2/8/11
9	MEP Design	7 days	Wed 2/2/11	Thu 2/10/11
10	Drawings to the building dept	0 days	Thu 2/10/11	Thu 2/10/11
11	Permit issued (based on 5 week allowance)	25 days	Fri 2/11/11	Fri 3/18/11
12	**Phase 2**	**48 days**	**Fri 1/28/11**	**Wed 4/6/11**
13	Working drawings	14 days	Fri 1/28/11	Wed 2/16/11
14	MEP Design	5 days	Wed 2/9/11	Tue 2/15/11
15	**Violin Approves Drawings**	6 days	Fri 2/4/11	Fri 2/11/11
16	**Violin Release to Order HVAC Units**	1 day	Wed 2/9/11	Wed 2/9/11
17	HVAC Procurement	39 days	Thu 2/10/11	Wed 4/6/11
18	Submit drawings to the building dept	0 days	Thu 2/17/11	Thu 2/17/11
19	Permit issued (based on 4 week allowance)	20 days	Fri 2/18/11	Fri 3/18/11
20	**Phase 3**	**55 days**	**Fri 2/11/11**	**Fri 4/29/11**
21	Meeting with the City of Mountain View	0 days	Wed 2/16/11	Wed 2/16/11
22	**Violin Approves Exterior Drawings**	5 days	Mon 2/28/11	Fri 3/4/11
23	Working drawings	15 days	Fri 2/11/11	Fri 3/4/11
24	Structural design	5 days	Fri 2/18/11	Fri 2/25/11
25	MEP Design	5 days	Fri 2/18/11	Fri 2/25/11
26	Drawings to the building dept	0 days	Fri 3/4/11	Fri 3/4/11
27	Bid Sub Trades	5 days	Mon 3/7/11	Fri 3/11/11
28	Permit issued (based on 7 week allowance)	35 days	Mon 3/14/11	Fri 4/29/11
29				
30	**Construction**	**99 days**	**Fri 2/4/11**	**Thu 6/23/11**
31	**Phase A Interior Offices**	**20 days**	**Fri 2/4/11**	**Sat 3/5/11**
32	Bid Sub Trades	5 days	Mon 2/7/11	Fri 2/11/11
33	**Paint Approval by Violin**	6 days	Fri 2/4/11	Fri 2/11/11
34	Safe Off & Protection	1 day	Mon 2/14/11	Mon 2/14/11
35	Demo as Indicated	1 day	Tue 2/15/11	Tue 2/15/11
36	Layout New Walls	1 day	Wed 2/16/11	Wed 2/16/11
37	Frame New & Pony (E) Walls	3 days	Thu 2/17/11	Tue 2/22/11
38	Rough Elect in Walls	1 day	Tue 2/22/11	Tue 2/22/11
39	Overhead Elect./ Data & Mechanical	4 days	Wed 2/16/11	Tue 2/22/11
40	Insulate/Sheetrock Walls	1 day	Wed 2/23/11	Wed 2/23/11
41	Finish New Drywall/Float Existing as Indicated	5 days	Wed 2/23/11	Tue 3/1/11
42	Repair/Install Ceiling Grid	2 days	Tue 3/1/11	Wed 3/2/11
43	Trim MEP at Ceiling	2 days	Thu 3/3/11	Fri 3/4/11
44	Paint	7 days	Wed 2/23/11	Thu 3/3/11
45	Drop Ceiling Tile	2 days	Thu 3/3/11	Fri 3/4/11
46	Janitorial	1 day	Fri 3/4/11	Fri 3/4/11
47	**Occupy Existing Workstations**	1 eday	Fri 3/4/11	Sat 3/5/11
48				
49	**Phase 1**	**21 days**	**Wed 3/16/11**	**Wed 4/13/11**
50	Install New Flooring/Base as Indicated	2 days	Mon 3/21/11	Tue 3/22/11
51	Install New Countertop	1 day	Mon 3/21/11	Mon 3/21/11
52	Trim New Sink	1 day	Tue 3/22/11	Tue 3/22/11
53	Trim Electrical/Data	2 days	Wed 3/16/11	Thu 3/17/11
54	Roof supports	3 days	Thu 3/17/11	Mon 3/21/11
55	Roof inspection	1 day	Tue 3/22/11	Tue 3/22/11
56	Patch Roof	1 day	Wed 3/23/11	Wed 3/23/11
57	Set & Connect HVAC Units	4 days	Thu 4/7/11	Tue 4/12/11
58	Rough HVAC	3 days	Wed 3/23/11	Fri 3/25/11
59	Overhead Cable Tray	3 days	Thu 3/24/11	Mon 3/28/11
60	Overhead Electrical	4 days	Mon 3/28/11	Thu 3/31/11
61	New Grid	2 days	Fri 4/1/11	Mon 4/4/11

January 2011
February 2011
March 2011
April 2011
May 2011
June 2011

Project: Violin Memory 2.7.11
Date: Tue 2/8/11

Legend: Task; Critical Task; Progress; Milestone; Summary; Rolled Up Task; Rolled Up Critical Task; Rolled Up Milestone; Rolled Up Progress; Split; External Tasks; Project Summary; Group By Summary

McLarney Construction Inc.

Preliminary Schedule 1/12/2011

Violin Memory
685 CLYDE
MOUNTAIN VIEW, CA.

ID		Task Name	Duration	Start	Finish
62		Lights	2 days	Tue 4/5/11	Wed 4/6/11
63		Overhead Inspection	1 day	Thu 4/7/11	Thu 4/7/11
64		Drop Tile	1 day	Fri 4/8/11	Fri 4/8/11
65		Paint Touch-up	1 day	Mon 4/11/11	Mon 4/11/11
66		Janitorial Space	1 day	Tue 4/12/11	Tue 4/12/11
67		Final Inspections	2 days	Mon 4/11/11	Tue 4/12/11
68		Punch Walk	1 day	Tue 4/12/11	Tue 4/12/11
69		**Occupy the Computer Lab & Front Offices**	1 eday	Tue 4/12/11	Wed 4/13/11
70					
71		**Phase 2, Reception/Conference Room**	**26 days**	**Mon 3/21/11**	**Mon 4/25/11**
72		Safe Off & Protection	1 day	Mon 3/21/11	Mon 3/21/11
73		Demo as Needed	2 days	Mon 3/21/11	Tue 3/22/11
74		Layout New Walls	1 day	Wed 3/23/11	Wed 3/23/11
75		Saw cut for Floor Monument	1 day	Wed 3/23/11	Wed 3/23/11
76		Frame Walls	2 days	Thu 3/24/11	Fri 3/25/11
77		Rough Electrical in Floor & Walls	1 day	Fri 3/25/11	Fri 3/25/11
78		Inspect Walls & In Floor Elect.	1 day	Mon 3/28/11	Mon 3/28/11
79		MEP Overhead	5 days	Fri 3/25/11	Thu 3/31/11
80		Sheetrock Walls	2 days	Wed 3/30/11	Thu 3/31/11
81		Finish Sheetrock	5 days	Fri 4/1/11	Thu 4/7/11
82		Paint Walls & Exposed Ceilings	2 days	Thu 4/7/11	Fri 4/8/11
83		Install Custom Reception Ceiling	7 days	Mon 4/11/11	Tue 4/19/11
84		Install Ceiling Grid	1 day	Mon 4/11/11	Mon 4/11/11
85		MEP Lights & Trim at Ceilings	2 days	Tue 4/12/11	Wed 4/13/11
86		Inspect T-Bar Ceiling	1 day	Thu 4/14/11	Thu 4/14/11
87		Drop Ceiling Tile	1 day	Fri 4/15/11	Fri 4/15/11
88		Install Flooring	2 days	Fri 4/15/11	Mon 4/18/11
89		Install Furniture/Millwork	2 days	Mon 4/18/11	Tue 4/19/11
90		Final Clean	1 day	Wed 4/20/11	Wed 4/20/11
91		Final Inspections	3 days	Thu 4/21/11	Mon 4/25/11
92		Punch Walk	1 day	Fri 4/22/11	Fri 4/22/11
93		**Occupy Reception Lobby & Conference Room**	1 day	Mon 4/25/11	Mon 4/25/11
94					
95		**Phase 3, Exterior Work**	**39 days**	**Mon 5/2/11**	**Thu 6/23/11**
96		Safe Off for Landscaping & Demo	1 day	Mon 5/2/11	Mon 5/2/11
97		Provide Barricades & Protection	1 day	Mon 5/2/11	Mon 5/2/11
98		Break & Remove Concrete	3 days	Tue 5/3/11	Thu 5/5/11
99		Rework Sprinkler Pipes & Utilities as Needed	2 days	Fri 5/6/11	Mon 5/9/11
100		Grade for New Concrete	4 days	Tue 5/10/11	Fri 5/13/11
101		Power Wash Building	3 days	Fri 5/13/11	Tue 5/17/11
102		Begin Painting Exterior	7 days	Mon 5/16/11	Tue 5/24/11
103		Set Forms and Install Rebar	4 days	Tue 5/17/11	Fri 5/20/11
104		Rough In Electrical for Lighting	2 days	Fri 5/20/11	Mon 5/23/11
105		Inspect Rebar & Rough Electrical	1 day	Tue 5/24/11	Tue 5/24/11
106		Pour Concrete	3 days	Wed 5/25/11	Fri 5/27/11
107		Frame for New Wood Decorative Entry Signage	4 days	Tue 5/31/11	Fri 6/3/11
108		Inspect Frame	1 day	Mon 6/6/11	Mon 6/6/11
109		Install Wood Siding at All Exterior Locations	4 days	Tue 6/7/11	Fri 6/10/11
110		Install New Landscaping	6 days	Fri 6/10/11	Fri 6/17/11
111		Install Canopies	5 days	Fri 6/10/11	Thu 6/16/11
112		Signage/Striping at ADA Stalls	2 days	Thu 6/16/11	Fri 6/17/11
113		Final Inspections	2 days	Mon 6/20/11	Tue 6/21/11
114		Final Clean Area	2 days	Mon 6/20/11	Tue 6/21/11
115		Punch Walk	1 day	Wed 6/22/11	Wed 6/22/11
116		Exterior Site Work Completed	1 day	Thu 6/23/11	Thu 6/23/11

January 2011
February 2011
March 2011
April 2011
May 2011
June 2011

Project: Violin Memory 2.7.11
Date: Tue 2/8/11

Task	Progress	Summary	Rolled Up Critical Task	Rolled Up Progress	External Tasks
Critical Task	Milestone	Rolled Up Task	Rolled Up Milestone	Split	Project Summary

Group By Summary

McLarney Construction Inc.

EXHIBIT D

MEMORANDUM OF EARLY ACCESS DATE, DATE OF SUBSTANTIAL COMPLETION OF THE

PHASE 1 IMPROVEMENTS AND COMMENCEMENT DATE

THIS MEMORANDUM OF EARLY ACCESS DATE, DATE OF SUBSTANTIAL COMPLETION OF THE PHASE 1 IMPROVEMENTS, AND COMMENCEMENT DATE is made and entered into on                     , 2011. by and between MARTIN CBP ASSOCIATES, L.P., a Delaware limited partnership (“Landlord”), and VIOLIN MEMORY, INC., a Delaware corporation (“Tenant”).

In connection with that certain Lease (the “Lease”), covering approximately 28,800 square feet of gross leasable area (the “Premises”) in that certain building commonly known as 685 Clyde Avenue, Mountain View, CA (the “Building”), Landlord and Tenant hereby agree as follows:

•	The Early Access Date is .

•	The Date of Substantial Completion of the Phase 1 Improvements is .

•	The Commencement Date is .

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Early Access Date, Date of Substantial Completion of Phase 1 Improvements and Commencement Date as of the day and year first above written.

LANDLORD:

MARTIN CBP ASSOCIATES, L.P., a Delaware limited partnership

By:	MARTIN/CYPRESS, LLC,
a California limited liability company
Its: General Partner

	By:	TMG PARTNERS,
a California corporation
Its: Managing Member

By:
Name:
Title:

TENANT:

VIOLIN MEMORY, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT E

PRELIMINARY REPORT FOR THE PROJECT

PREPARED BY CHICAGO TITLE COMPANY

(TITLE NO. 11-98015619-MC)

WITH AN EFFECTIVE DATE OF FEBRUARY 2, 2011

[see attached]

CHICAGO TITLE COMPANY

PRELIMINARY REPORT

In response to the application for a policy of title insurance referenced herein, Chicago Title Company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a policy or policies of title insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an exception herein or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations or Conditions of said policy forms.

The printed Exceptions and Exclusions from the coverage and Limitations on Covered Risks of said policy or policies are set forth in Attachment One. The policy to be issued may contain an arbitration clause. When the Amount of Insurance is less than that set forth in the arbitration clause, all arbitrable matters shall be arbitrated at the option of either the Company or the Insured as the exclusive remedy of the parties. Limitations on Covered Risks applicable to the CL TA and AL TA Homeowner’s Policies of Title Insurance which establish a Deductible Amount and a Maximum Dollar Limit of Liability for certain coverages are also set forth in Attachment One. Copies of the policy forms should be read. They are available from the office which issued this report.

This report (and any supplements or amendments hereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

The policy(s) of title insurance to be issued hereunder will be policy(s) of Chicago Title Insurance Company, a Nebraska corporation.

Please read the exceptions shown or referred to herein and the exceptions and exclusions set forth in Attachment One of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects and encumbrances affecting title to the land.

Chicago Title Company
	BY	President

	ATTEST	Secretary
Countersigned

Visit Us on our Website: www.ctic.com

Chicago Title Company

ISSUING OFFICE: 675 N. First Street, Suite 400 • San Jose, CA 95112

FOR SETTLEMENT INQUIRIES, CONTACT: Chicago Title Company - Oakland

1 Kaiser Plaza, Suite 745 • Oakland, CA 94612

510 451-8888 • FAX 510 465-0738

PRELIMINARY REPORT

Title Officer: Mark Clayton C&I	Title No.: 11-98015619-MC
Escrow Officer: Laurie Edwards	Locate No.: CACTI7743-7701-5582-0098015619
Escrow No.: 11-58203573-LE

TO:	TMG Partners

100 Bush Street, 26th Floor

San Francisco, CA 94104

ATTN: Ann MacLeod

PROPERTY ADDRESS: 685 Clyde Avenue, Mountain View, California

EFFECTIVE DATE: February 2, 2011, 07:30 A.M.

The form of policy or policies of title insurance contemplated by this report is:

1.	THE ESTATE OR INTEREST IN THE LAND HEREINAFTER DESCRIBED OR REFERRED TO COVERED BY THIS REPORT IS:

A Fee

2.	TITLE TO SAID ESTATE OR INTEREST AT THE DATE HEREOF IS VESTED IN:

Martin CBP Associates, L.P., a Delaware limited partnership

3.	THE LAND REFERRED TO IN THIS REPORT IS DESCRIBED AS FOLLOWS:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

RR\RL 02/08/2011

1

Title No. 11-98015619-MC

Locate No. CACTI7743-7701-5582-0098015619

LEGAL DESCRIPTION

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF MOUNTAIN VIEW , COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel “A”, as said Parcel “A” is shown on that certain Parcel Map entitled, “A portion of Lot 6 as shown on that certain Map entitled Map of the Partition of that part of the Rancho Pastoria De Las Borregas patented to Martin Murphy Jr., City of Mountain View, California”, which Parcel Map was filed for record in Book 270 of Maps, at Page 56, on July 28, 1970, Official Records of Santa Clara County, California, said Parcel “A” being more fully described as follows:

Beginning at the most Easterly corner of Parcel “A”, as said Parcel “A” is shown on the above described Parcel Map; thence from said point of beginning South 16° 25’ 55” West 429.96 feet; thence South 15° 10’ 20” West 13.95 feet to a point on the Northerly right-of-way line of Clyde Avenue, which point is on a curve and tangent to the course North 11° 15’ 06” West, thence along said right-of-way line of Clyde Avenue in a general Northwesterly direction along the arc of a curve to the left with a radius of 335.00 feet through a central angle of 62° 26’ 54” for an arc distance of 365.13 feet; thence North 73° 42’ 00” West 227.15 feet; thence along the arc of a curve to the right with a radius of 265.00 feet, through a central angle of 90° 00’ 00” for an arc distance of 416.26 feet; thence North 16° 18’ 00” East 384.76 feet; thence along the arc of a curve to the left with a radius of 70.00 feet, through a central angle of 88° 20’ 18” for an arc distance of 107.93 feet to the point of cusp, which point is on the Southerly right of way line of Bayshore Freeway; thence along said Southerly line of Bayshore Freeway South 80° 16’ 53” East 71.44 feet; thence South 76°45’ 31” East 296.68 feet; thence South 67° 42’ 30” East 76.64 feet to a point; thence leaving said Southerly right-of-way line of Bayshore Freeway South 16° 25’ 55” West 478.98 feet; thence South 74° 40’ 35” East 415.56 feet to the point of beginning.

APN: 160-55-020, 160-55-021

2

Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

AT THE DATE HEREOF, ITEMS TO BE CONSIDERED AND EXCEPTIONS TO COVERAGE IN ADDITION TO THE PRINTED EXCEPTIONS AND EXCLUSIONS IN SAID POLICY FORM WOULD BE AS FOLLOWS:

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the fiscal year 2011-2012.

2.	Property taxes, including any personal property taxes and any assessments collected with taxes, for the fiscal year 2010-2011, Assessor’s Parcel Number 160-55-020.

Code Area Number:	05-000
1st Installment:	$61,528.43 Paid
2nd Installment:	$61,528.43 Open
Land:	$6,030,487.00
Improvements:	$4,266,700.00
Exemption:	None Shown
Personal Property:	$0.00

3.	Property taxes, including any personal property taxes and any assessments collected with taxes, for the fiscal year 2010-2011, Assessor’s Parcel Number 160-55-021.

Code Area Number:	05-000
1st Installment:	$56,563.99 Paid
2nd Installment:	$56,563.99 Open
Land:	$5,615,115.00
Improvements:	$3,862,369.00
Exemption:	None Shown
Personal Property:	$0.00

4.	The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (Commencing with Section 75) of the Revenue and Taxation code of the State of California.

5.	The fact that the ownership of said land does not include rights of access to or from the street, highway, or freeway abutting said land, such rights having been relinquished by the document,

Recorded:	August 28, 1959, Book 4528, Page 575, of Official Records

6.	Waiver of any claims for damages to said property by reason of the location, construction, landscaping or maintenance of the freeway adjoining said property, as contained in the deed to the State of California, recorded August 28, 1959, Book 4528, Page 575, of Official Records.

3

ITEMS: (continued)	Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	City of Mountain View, A Municipal Corporation
Purpose:	(A): Public Street, sanitary sewers, water mains, storm drains, gas, mains, poles, and other municipal uses

(B): Sanitary Sewer mains, storm drains and appurtenances

Recorded:	June 11, 1963, Book 6058, Page 458, of Official Records
Affects:	As follows:

(A) Affects:	As Follows:

Parcel 48-A

Commencing at a point on the Southerly line of the existing state highway in Santa Clara County Road IV-SCI-68-MVN, distant thereon South 74° 40’ East 2.00 feet from the intersection of said Southerly line with the Westerly line of that certain 101.56 acre parcel of land conveyed to James Logue by Deed recorded in Book 301 of Deeds, Page 336, Santa Clara County Records, being on the line common to the lands now or formerly of Mary Kaliterna and William Urban, et al; thence along said common line South 16° 18’ West 149.15 feet; thence South 79° 11’ 50” East 251.16 feet to the true point of beginning of the parcel of land to be described; thence North 16° 18’ East 35.16 feet; thence South 79° 11’ 50” East 200.00 feet; thence South 16° 18’ West 35.16 feet; thence North 79° 11’ 50” West 200.00 feet to the true point of beginning.

(B) Affects:	As follows:

Parcel 48-B

A strip of land 35 feet in width beginning at a point in the Northeasterly line of that certain 33.14 acre tract conveyed to C. K. Moseman, et ux, by deed recorded in Book 4357 Page 62, Official Records of Santa Clara County, distant thereon South 74° 44’ 30” East 330.05 feet from the most Northerly corner thereof; thence along said Northeasterly line South 74° 44’ 30” East 35.01 feet; thence North 16° 17’ East 332.74 feet to a point in a line parallel with and distant 25 feet, measured at right angles, Southwesterly from the Southwesterly line of the 80 foot strip of land conveyed to the city and county of San Francisco in Action in Eminet Domain in the Superior Court of the State of California, in and for the County of Santa Clara Suite No. 75907; thence along said parallel line North 77° 19’ 20” West 35.07 feet; thence South 16° 17’ West 331.16 feet to the point of beginning.

8.	An Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

For:	27” Storm Drain
Dated:	June 29, 1971
Executed By:	City of Mountain View, A Municipal Corporation and Crow-Spieker No. 2, a Partnership
Recorded:	June 30, 1971 in Book 9399 at Page 204 of Official Records

4

ITEMS: (continued)	Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

9.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company, a California corporation
Purpose:	Underground conduits, pipes, manholes, service boxes, wires, cables and other electrical conductors, above ground marker posts, risers and service pedestals; underground and above ground switches, fuses, fixtures and appurtenances
Recorded:	November 12, 1971, Book 9588, Page 447, of Official Records
Affects:	As follows:

1. A strip of land of the uniform width of 10 feet extending Southeasterly from the Southeasterly boundary line of the city street known as Clyde Avenue, and lying equally on each side of a line which begins at a point in said Southeasterly boundary line, distant along said Southeasterly boundary line 117.2 feet Southwesterly from the Northeasterly terminus of a course in said Southeasterly boundary line, which course according to the bearings and distances shown on said record of survey was bearing of North 16° 18’ 00” East and a length of 384.76 feet and runs thence South 73° 42’ East 15.0 feet.

2. A strip of land of the uniform width of 10 feet extending Northeasterly from the Northeasterly boundary line of said Clyde Avenue and lying equally on each side of a line which begins at a point in said Northeasterly boundary line, distant along said Northeasterly boundary line 47.2 feet Southeasterly from the Southeasterly terminus of a course in said Northeasterly boundary line, which course according to the bearings and distances shown on said record of survey Map has a bearing of North 73° 42’ 00” West and a length of 227.15 feet, and runs thence North 16° 18’ East 10.0 feet.

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company, a California corporation, its successors and or assigns
Purpose:	The right from time to time to construct, place, inspect, maintain, operate, replace and remove facilities consisting of underground conduits, pipes, manholes, service boxes, wires, cables and other electrical conductors
Recorded:	January 28, 1972, Instrument No. 4183729, Book 9684, Page 265, of Official Records
Affects:	As Follows:

5

ITEMS: (continued)	Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

The parcel of land conveyed by Valley Title Company to Crow-Spieker No. 2 by deed dated October 14,1970 and recorded In the office of the County Recorder of said County of Santa Clara in Book 9095 of Official Records at Page 135.

Said facilities shall be installed within the strips of land described as follows:

1. A strip of land of the uniform width of 10 feet extending southeasterly from the southeasterly boundary line of the city street known as Clyde Avenue and lying equally on each side of a line which begins at a point in said southeasterly boundary line, distant along said southeasterly boundary line 121.2 feet southwesterly from the northeasterly terminus of a course in said southeasterly boundary line, which course according to the description contained in said deed dated October 14, 1970 has a bearing of N. 16° 18’ E. and a length of 384.76 feet, and runs thence S. 73° 28’ E. 177.4 feet to a point hereinafter for convenience called Point A, thence S. 46° 53’ E. 143.5 feet.

2. A strip of land of the uniform width of 10 feet extending northeasterly from the northeasterly boundary line of the 10 foot strip of land hereinbefore described and designated 1, and lying equally on each side of a line which begins at said Point A and runs thence N. 76° 22 1/2’ E. 95.5 feet.

First party, his successors and assigns, shall not erect or construct any building or other structure or drill or operate any well within said strips of land.

11.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacifc Gas and Electric Company, a California corporation
Purpose:	Equipment with suitable concrete pads and adequate protection therefor for transforming electric energy
Recorded:	November 11, 1974, Instrument No. 4892672, Book B166, Page 718, of Official Records
Affects:	As Follows:

Parcel A as shown upon the Parcel Map filed for record in Book 270 of Maps at Page 56, Santa Clara County Records.

A strip of land of the uniform width of 5 feet lying contiguous to and northerly of the northerly boundary line of the city street known as Clyde Avenue and extending from a line which has a bearing of North 26° 30’ East and passes through a point in the northerly boundary line of said Clyde Avenue, said point being distant westerly 47.2 feet from the westerly terminus of a course in the northerly boundary line of said Clyde Avenue, which course according to the bearings and distances shown on said Parcel Map has a bearing of North 73° 42’ 00” west and a length of 227.15 feet, westerly 10.0 feet.

First party shall not erect or construct of any building or other structure or drill or operate any well within the strip of land hereinbefore described.

6

ITEMS: (continued)	Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

12.	An Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

For:	Notice of Environmental Restriction and Covenant
Dated:	March 10th, 1998
Executed By:	Martin CBP Associates, L.P., a Delaware limited partnership
Recorded:	March 10, 1998 as Instrument No. 14089083 of Official Records

13.	Any facts, rights, interests, or claims which may exist or arise by reason of the following facts disclosed by survey, Job No. 20060170, dated November 21, 2007 prepared by BKF Engineers |Surveyors| Planners:

(A) the fact that parking spaces encroach onto the easements recorded as 6058/458 and 9684/265.

(B) the fact that concrete pads encroach onto the easement recorded as 9684/265.

14.	A deed of trust to secure an indebtedness in the amount shown below, and any other obligations secured thereby

Amount:	$26,500,000.00
Dated:	March 21, 2008
Trustor:	Martin CBP Associates, L.P., a Delaware limited partnership
Trustee:	Chicago Title Company, a corporation
Beneficiary:	Comerica Bank
Loan No.:	032A-136027
Recorded:	March 27, 2008, Instrument No. 19792270, of Official Records

An agreement to modify the terms and provisions of said deed of trust as therein provided

Executed by:	Martin CBP Associates, L.P., a Delaware limited partnership, and Comerica Bank
Recorded:	August 6, 2010, Instrument No. 20806667, of Official Records

15.	An assignment of all moneys due, or to become due as rental or otherwise from said land, to secure payment of an indebtedness, shown below and upon the terms and conditions therein

Amount:	$26,500,000.00
Assigned to:	Comerica Bank
By:	Martin CBP Associates, L.P., a Delaware limited partnership
Recorded:	March 27, 2008, Instrument No. 19792271, of Official Records

16.	An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document

Entitled:	Subordination, Attornment and Non-Disturbance Agreement
Lessor:	Martin CBP Associates, L.P., a Delaware limited partnership
Lessee:	Access Closure, Inc., a Delaware corporation
Recorded:	March 27, 2008, Instrument No. 19792272, of Official Records

7

ITEMS: (continued)	Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

An agreement (and the provisions contained therein) which states that said lease is subordinate to the Deed of Trust

Recorded:	March 27, 2008, Instrument No. 19792270, of Official Records

By document Recorded:	March 27, 2008, Instrument No. 19792272, of Official Records

Reaffirmation of Subordination Agreement

Dated:	June 30, 2010
Executed By:	Comerica Bank, and Martin CBP Associates, L.P., Delaware limited partnership
Recorded:	August 6, 2010 as Instrument No. 20806668, Official Records

17.	The requirement that there be filed in the office of the Secretary of State a certificate of limited partnership for Martin CBP Associates, L.P., in compliance with the provisions of the California Revised Limited Partnership Act, Section 15611 et. seq., Corporations Code and that a copy of said certificate certified by the Secretary of State be recorded in the office of the County Recorder of Santa Clara County.

Vestee: or Buyer:	Martin CBP Associates, L.P., a Delaware limited partnership

18.	Any rights of the parties in possession of a portion of, or all of, said land, which rights are not disclosed by the public record.

This Company will require, for review, a full and complete copy of any unrecorded agreement, contract, license and/or lease, together with all supplements, assignments and amendments thereto, before issuing any policy of title insurance without excepting this item from coverage. The Company reserves the right to except additional items and/or make additional requirements after reviewing said documents.

19.	Any easements not disclosed by those public records which impart constructive notice as to matters affecting title to real property and which are not visible and apparent from an inspection of the surface of said land.

20.	Any facts, rights, interests or claims which a correct survey would disclose and which are not disclosed by the public records.

21.	“If an Alta Policy is requested, this Company will require an Inspection prior to the Close of Escrow.”

END OF ITEMS

8

Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

Note 1.	The charge for a policy of title insurance, when issued through this title order, will be based on the Short Term Rate.

Note 2.	There are NO deeds affecting said land, recorded within six (6) months of the date of this report.

Note 3.	The application for title insurance was placed by reference to only a street address or tax identification number.

Based on our records, we believe that the description in this report covers the parcel requested, however, if the legal description is incorrect a new report must be prepared.

If the legal description is incorrect, in order to prevent delays, the seller/buyer/borrower must provide the Company and/or the settlement agent with the correct legal description intended to be the subject of this transaction.

Note 4.	Effective March 1, 1979, there will be an additional $10.00 fee for recording a deed with a legal description other than an entire lot in a recorded final map. If there are any questions, please call your escrow officer or title officer.

Note 5.	If a county recorder, title insurance company, escrow company, real estate broker, real estate agent or association provides a copy of a declaration, governing document or deed to any person, California law requires that the document provided shall include a statement regarding any unlawful restrictions. Said statement is to be in at least 14-point bold face type and may be stamped on the first page of any document provided or included as a cover page attached to the requested document. Should a party to this transaction request a copy of any document reported herein that fits this category, the statement is to be included in the manner described.

Note 6.	Wiring instructions for Chicago Title Company, Oakland, CA, are as follows:

Receiving Bank:	Wells Fargo
707 Wilshire Blvd., 13th Floor
Los Angeles, CA 90017
ABA Routing No.:	121000248
Credit Account Name:	Chicago Title Company - Oakland
1 Kaiser Plaza, Suite 745, Oakland, CA 94612
Credit Account No.:	4121555106
Escrow No.:	11-58203573-LE

These wiring instructions are for this specific transaction involving the Title Department of the San Jose office of Chicago Title Company. These instructions therefore should not be used in other transactions without first verifying the information with our accounting department. It is imperative that the wire text be exactly as indicated. Any extraneous information may cause unnecessary delays in confirming the receipt of funds.

9

NOTES: (continued)	Title No. 11-98015619-MC
Locate No. CACTI7743-7701-5582-0098015619

Note 7.	Any documents being executed in conjunction with this transaction must be signed in the presence of an authorized Company employee, an authorized employee of an agent, an authorized employee of the insured lender, or by using Bancserv or other approved third-party service. If the above requirements cannot be met, please call the company at the number provided in this report.

END OF NOTES

10

OFFICE OF COUNTY ASSESSOR — SANTA CLARA COUNTY, CALIFORNIA
BOOK 160 PAGE 55
BOOK 116
ROUTE 101 BAYSHORE FREEWAY
MARTIN MURPHY JR. PARTITION
FAIRCHILD DR.
S.B.E. 872-43-(02)16E PCL. 11A SOUTHERN PACIFIC TRANS. CO.
S.B.E. 872-43-(02)16E PCL. 12A SOUTHERN PACIFIC TRANS. CO.
S.C. CO TRANSIT DIST.
SANTA CLARA COUNTY TRANSIT DISTRICT 0.15 AC.
SANTA CLARA COUNTY TRANSIT DISTRICT 27
DETAIL "A" SCALE 1" = 50'
DETAIL "B"
DETAIL "C" N. T. S.
1" = 200'
P.MP230-M-43
P.M.272-M-38
P.M.303-M-30
P.M. 270-M-56
P.M.372-M-33
P.M.317-M-47
NATIONAL AVE.
ELLIS ST.
CLYDE AVE.
CLYDE CT.
PIQ
PTN. PCL. A
1.12 AC. NET
3.48 AC.
2.022 AC. NET PCL. 1
CITY OF MOUNT. VIEW
1.09 AC. PTN. PCL. 2
1.921 AC. PCL. 1
2.00 AC. PCL. 2
1.916 AC. PCL. 3
PCL. 3 2.26 AC.
PCL. 2 2.32 AC.
PCL. 1 2.23 AC.
PCL. 2 2.446 AC.
PCL. 3 2.711 AC.
PCL. 182 2.042 AC.
PTN. PCL. 184
SANTA CLARA COUNTY TRANSIT DIST.
CITY & COUNTY OF SAN FRANCISCO
CITY & COUNTY OF SAN FRANCISCO 0.807 AC.
(ASSESSED ON PAGE 60) S.B.E. 872-43-(02)16D PCL. 10A P.I. SOUTHERN PACIFIC TRANS. CO.
TRACT No. 3813 P.M.791-M-9
LAWRENCE E. STONE - ASSESSOR
Cadastral map for assessment purposes only.
Compiled under R. & T. Code, Sec. 327.
Effective Roll Year 2006-2007

This is not a survey of the land and is inserted as a matter of information only, and while the same is compiled from information we believe to be correct, no liability is assumed by Chicago Title Company as to the correctness of said information.

EXHIBIT F

SIGN CRITERIA

(See attached)

“EXHIBIT F”

(3 pages)

FEB 29 '00 12:49 P.2/2

6.75'
48.75"
CYPRESS
BUSINESS PARK
685 HearMe
665 HearMe
645 EMBOL-X
635 CareThere
625 Surface Science Laboratories
INITIAL
59.500"

(3) Double Sided Monument Signs

Graphic
2.75"-high,
surface applied
white vinyl

The Martin Group

Scale: 1" = 1' 0"

Rev Date: 2.2/.00

By: MA

Approval:

“EXHIBIT F”

(22 of 22)

Point SOURCE

Identification Markers - typical

SCALE 3/4" = 1'

Blade Sign Specifications

Item	Constr.	Decoration	Color
Structure	12" x 6" Steel rectangular tube	Matthews	Matte Black & Green (Exact colors TBD) GREEN - NOCTURNAL GLA BLACK - JET BLA 784-??
Divider Stripe	1st surface vinyl	3M	Brushed Alum#5430 (Horizontal)
Graphics	1st surface vinyl	3M	Matte Black
Plate	Metal laminate	Alliance	Brite Brushed Aluminum (Horizontal)

ARROW SIGN COMPANY

1051 46th Avenue
Oakland, CA 94601
Phone 510.533.7693
Fax. 510.533.0815
Lic. #314794

Job Name: 685 Clyde
Address: 685 Clyde Ave.
City: Mt View, CA
Date: June 30, 1999
Sales: Jim Mog.
Design: R. Cardinale
Design No: 90631
Sheet No. 2
Filename: Blade Sign

Customer Approval:

Revision	Date	Description

“EXHIBIT F”

EXHIBIT G

FORM OF SUBORDINATION AGREEMENT

(See attached)

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

COMERICA BANK

Attn: National Documentation Services

39200 Six Mile Road

Mail Code 7512

Livonia, Michigan 48152

THIS SPACE ABOVE FOR RECORDER’S USE

SUBORDINATION, ATTORNMENT AND

NON-DISTURBANCE AGREEMENT

NOTICE: THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT RESULTS IN YOUR LEASEHOLD INTEREST BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”), dated as of February 11, 2011, between COMERICA BANK (“Beneficiary”). MARTIN CBP ASSOCIATES, L.P., Delaware limited partnership (“Owner”), and VIOLIN MEMORY, INC., a Delaware corporation (“Tenant”), is as follows:

Owner and Tenant have entered into that certain Lease dated February 11, 2011, together with any amendments, modifications, renewals or extensions thereof (“Lease”) pursuant to which Owner leased to Tenant and Tenant leased from Owner the premises more particularly described in the Lease (“Premises”) and located on the real property described in Exhibit A attached hereto (the “Secured Property”). Owner has obtained financing for the Secured Property and has executed an Amended and Restated Note Secured by Deed of Trust in the principal amount of Twenty-one Million Two Hundred Twenty-four Thousand One Hundred Sixteen and No/100 Dollars ($21,224,116.00) (“Note”) in favor of Beneficiary, payment of which is secured by a Construction Deed of Trust, Security Agreement and Fixture Filing (as amended from time to time, “Deed of Trust”), which Deed of Trust was recorded on March 27, 2008, as Instrument No. 19792270, of Official Records of the County of Santa Clara, State of California, encumbering the Secured Property and an Assignment of Real Property Leases and Rents.

In order to establish certain safeguards and priorities with respect to their respective rights in connection with the Premises, Beneficiary has requested that Owner obtain certain warranties and agreements from Tenant as hereinafter set forth. In consideration of the mutual benefits accruing to the parties hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Subordination. Subject to Section 4 and the other provisions of this Agreement, the Lease is and at all times shall continue to be subject and subordinate to the Note and the lien of the Deed of Trust and to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, unless Beneficiary has filed a notice subordinating the lien of its Deed of Trust to the Lease. Beneficiary specifically reserves the right to tile such a notice at its sole ejection. So long as the Deed of Trust continues to encumber the Premises and has not been released and reconveyed of record, Tenant shall not subordinate the Lease to any lien, claim, mortgage, deed of trust, or other encumbrance of any kind, except as provided in this paragraph, and any such other subordination shall be deemed a default under the Lease and this Agreement. Owner hereby acknowledges and agrees that Tenant’s agreement not to further subordinate the Lease pursuant to this Agreement shall prevail over any contrary provision in the Lease, and Owner agrees that it shall not request that Tenant further subordinate the Lease to the lien of any other lien, claim, mortgage, deed of trust, or other encumbrance of any kind except with Beneficiary’s prior written consent. Tenant agrees to execute and deliver to Beneficiary or to any party to whom Tenant hereby agrees to attorn, in form and substance reasonably satisfactory to Tenant and such party, such other instrument as either shall reasonably request in order to effectuate the provisions of this Agreement.

2. Limitation on Liability. Nothing herein contained shall impose any obligation upon Beneficiary to perforin any of the obligations of Owner under the Lease unless and until Beneficiary shall become an owner or mortgagee in possession of the Premises, and Beneficiary shall have no personal liability to Tenant beyond Beneficiary’s interest in the Secured Property.

3. Attornment. In the event of a foreclosure or other acquisition of the Premises, the Lease shall be recognized as a direct lease from the Beneficiary, the purchaser at the foreclosure sale, or any such subsequent owner (collectively referred to as “Purchaser”) and Tenant, except Purchaser shall not be (i) liable for any previous act or omission of Owner under the Lease, but Purchaser shall be responsible for all ongoing service and maintenance obligations of Owner in accordance with the Lease; (ii) subject to any offset which shall theretofore have accrued to Tenant against Owner; (iii) subject to any obligation with respect to any security deposit under the Lease unless such security deposit has been physically delivered to Purchaser; (iv) bound by or liable for any representations or warranties of Owner (whether or not set forth in the Lease); (v) liable for any condition in, on or about the Premises (or the land or improvements containing the Premises) to the extent existing prior to the Purchaser’s foreclosure or other acquisition of the Premises (a “Pre-existing Condition”) or liable under any indemnity, defense or hold harmless obligation or similar obligation set forth in the Lease to the extent it relates to or covers a Pre-Existing Condition, but Purchaser shall be responsible for all ongoing service and maintenance obligations or Owner in accordance with the Lease; or (vi) bound by any previous modification or prepayment of rents or other sums due under the Lease greater than one month unless such modification or prepayment shall have been expressly approved in writing by Beneficiary, which approval shall not be unreasonably withheld.

4. Non-disturbance. So long as no default (taking into account all notice and cure periods) by Tenant exists, nor any event has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle Owner under the Lease to terminate the Lease or would cause, without any further action of Owner, the termination of the Lease or would entitle Owner to dispossess Tenant thereunder, the Lease shall not be terminated nor shall

Tenant’s use, possession, or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any foreclosure, or in any action or proceeding instituted under or in connection with the Deed of Trust.

5. Payment of Rent on Default. Tenant acknowledges and agrees that the Lease has been assigned to Beneficiary by Owner as security for its obligations under, and secured by, the Note and Deed of Trust. Tenant agrees that, upon receipt of notice from Beneficiary that a default exists under the Note or Deed of Trust, or any instrument or document collateral thereto. Tenant shall make all rental and other payments required pursuant to the Lease, as directed by written instruction from Beneficiary. Tenant may make payments to Beneficiary directly in the event of such a default, for which written notice has been delivered to Tenant, and thereby be properly credited with an offset and credit for such payments as against the rental payments then due under the Lease.

Owner acknowledges and agrees that Beneficiary shall be entitled to collect and receive rents pursuant to the Lease as provided herein and Tenant is authorized and hereby directed to make all such payments of rent to Beneficiary upon receipt of the notice of default provided that Tenant shall be under no duty or obligation to make further inquiry. Tenant shall continue to make all such payments of rent to Beneficiary unless and until Tenant is otherwise authorized and directed in writing by Beneficiary. Owner hereby releases and discharges Tenant of any liability to Owner resulting from any such payment made by Tenant to Beneficiary pursuant to such directions. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Owner shall not be relieved, discharged or otherwise released from its obligations to Tenant under the Lease as a result of Tenant’s payment of rent or other amounts to Beneficiary following Tenant’s receipt of a notice of default from Beneficiary.

6. Notices of Default. Tenant agrees that it will furnish to Beneficiary copies of all notices of default sent to Owner under the Lease. Said notices shall be sent registered or certified mail to Beneficiary at the address shown above or such other address as Beneficiary designates to Tenant in writing. Tenant agrees that, upon the receipt by Beneficiary of written notice that Owner is in default under the terms of the Lease, Beneficiary shall have the option, within such time as was granted to Owner under the Lease, to remedy such default, provided, however, that the cure period provided to Beneficiary shall not commence until thirty (30) days after Beneficiary receives written notice of such default and Tenant agrees to accept the performance of Beneficiary in lieu of the performance of Owner. Beneficiary shall notify Tenant of its election, if any, to undertake such cure within thirty (30) days after receipt of Tenant’s notice that Owner is in default under the terms of the Lease and, if it elects to undertake such cure, Beneficiary shall promptly commence and diligently prosecute such cure to completion.

7. Further Documents. Tenant shall execute and deliver to Beneficiary or to any party to whom Tenant hereby agrees to attorn, in form and substance satisfactory to such party, such other instruments as either shall request in order to effectuate the provisions of this Agreement.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and the holder from time to time of the Note.

9. Attorneys’ Fees. If any legal action, arbitration or other proceeding is commenced to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of its actual expenses, including without limitation, expert witness fees, actual attorneys’ fees and disbursements.

10. Notices. All notices to Beneficiary shall be by certified mail to the address given at the top of page one of this Agreement. All notices to Tenant shall be by certified mail to the address for notices to Tenant specified in the Lease.

11. Miscellaneous. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors in interest. Except as herein modified all of the terms and provisions of the Lease shall remain in full force and effect. In the event of a conflict between the Lease and this Agreement, the terms and provisions of this Agreement shall control. Nothing in this Agreement shall in any way impair or affect the lien created by the Deed of Trust or the other lien rights of Beneficiary.

[Remainder of page intentionally left blank]

12. Counterparts. This Agreement may be executed in counterparts which together shall constitute but one and the same original.

BENEFICIARY:

COMERICA BANK

By:
Candice Eggleston
Vice President – Western Market

OWNER: MARTIN CBP ASSOCIATES, L.P.,
a Delaware limited partnership

By:	Martin/Cypress, LLC,
a California limited liability company,
its General Partner

	By:	TMG Partners,
a California corporation, its Managing Member

By:

Name:

Title:

TENANT: VIOLIN MEMORY, INC., a Delaware corporation

By:

Its:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                     , before me,                     , a Notary Public, personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Acknowledgment-

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                     , before me,                     , a Notary Public, personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies). and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Acknowledgment-

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                     , before me,                     , a Notary Public, personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Acknowledgment-

EXHIBIT A

DESCRIPTION OF SECURED PROPERTY

All that certain real property situate in the City of Mountain View, County of Santa Clara, State of California, described as follows:

Parcel “A”, as said Parcel “A” is shown on that certain Parcel Map entitled, “A portion of Lot 6 as shown on that certain Map entitled Map of the Partition of that part of the Rancho Pastoria De Las Borregas patented to Martin Murphy Jr., City of Mountain View, California”, which Parcel Map was filed for record in Book 270 of Maps, at Page 56, on July 28, 1970, Official Records of Santa Clara County, California, said Parcel “A” being more fully described as follows:

Beginning at the most Easterly corner of Parcel “A”, as said Parcel “A” is shown on the above described Parcel Map; thence from said point of beginning South 16° 25’ 55” West 429.96 feet; thence South 15° 10’ 20” West 13.95 feet to a point on the Northerly right-of-way line of Clyde Avenue, which point is on a curve and tangent to the course North 11° 15’ 06” West, thence along said right-of-way line of Clyde Avenue in a general Northwesterly direction along the arc of a curve to the left with a radius of 335.00 feet through a central angle of 62° 26’ 54” for an arc distance of 365.13 feet; thence North 73° 42’ 00” West 227.15 feet; thence along the arc of a curve to the right with a radius of 265.00 feet, through a central angle of 90° 00’ 00” for an arc distance of 416.26 feet; thence North 16° 18’ 00” East 384.76 feet; thence along the arc of a curve to the left with a radius of 70.00 feet, through a central angle of 88° 20’ 18” for an arc distance of 107.93 feet to the point of cusp, which point is on the Southerly right of way line of Bayshore Freeway; thence along said Southerly line of Bayshore Freeway South 80° 16’ 53” East 71.44 feet; thence South 76°45’ 31” East 296.68 feet; thence South 67° 42’ 30” East 76.64 feet to a point; thence leaving said Southerly right-of-way line of Bayshore Freeway South 16° 25’ 55” West 478.98 feet; thence South 74° 40’ 35” East 415.56 feet to the point of beginning.

ASSESSOR’S PARCEL NO(S).:	160-55-020 and 160-55-021

EXHIBIT A

EXHIBIT H

HAZARDOUS MATERIALS QUESTIONNAIRE

(Copy as completed by Tenant attached)

PRE-LEASE HAZARDOUS MATERIALS QUESTIONNAIRE

General Instructions: Please provide all requested information, based on review of the Company’s records and interviews with Company personnel likely to possess the information requested. If there is insufficient space to respond to a question, please attach a separate page referring to the question number. Use “N/A” if the question is not applicable to your facility, or write “Unknown” if the information is not available in the Company’s files and is not known by the person completing this questionnaire.

As used herein, the term “Government Agency” shall mean any local, state, or federal governmental or quasi-governmental agency, authority, entity, subdivision or court. The term “Hazardous Material” shall mean any chemical substance, vapor, smoke, radiation, or material which is listed as “hazardous” or “toxic” under any Law or which is otherwise regulated or prohibited under any Law, including petroleum hydrocarbons and substances regulated under Proposition 65. The term “Law” shall mean any local, state, or federal regulation, statute, law, order, or ordinance.

Tenant/Company Name	VIOLIN MEMORY, INC

Address of Former/Current Facility:

2700 GARCIA AVE. Suite 100
MOUNTAIN VIEW CA 94043

Main Address of New Premises

685 CLYDE AVE
MOUNTAIN VIEW, CA 94043

(This questionnaire should address all activities to be conducted at the New Premises including multiple buildings leased by Tenant within the same Project.)

Description of products manufactured and/or activities to be conducted on the Property:

NO MANUFACTURING

The undersigned acknowledges that the information contained within this Hazardous Materials Questionnaire is true and correct to the best of his/her knowledge and belief. The undersigned further acknowledges than to the undersigned’s knowledge the Company has complied in all respects to the provisions of local, state and federal law and the Hazardous Materials Management Plan attached (if applicable) in connection with its storage, use, and disposal of hazardous materials and that it has disposed of hazardous materials only by (1) discharge of appropriately treated waste in accordance with a valid and enforceable waste discharge permit and (2) delivery of hazardous wastes to a property licensed waste disposal agent.

By:	/s/ John Kapitula	JOHN KAPITULA CFO
	Signature of individual completing questionnaire	Print Name and Title

Date:	2/4/11

Address (if different from above):

1.	BUSINESS ACTIVITY

Type of Business Activity(ies)	Hazardous Materials Activities
(check all that apply)	(check all that apply)
machine shop	degreasing
light assembly	chemical etching
X research and development	wastewater treatment
product service or repair	painting
photographic processing	stripping
vehicle maintenance or repair	metal treatment or finishing
auto/body	printing:
engine/drive train	type:
manufacturing:	warehouse
product:	analytical wet chemistry lab
integrated circuit:	plating
manufacturing	chemical mixing/synthesis
assembly	lathe/mill machining
chemical/pharmaceutical products
manufacturing
distribution
X printed circuit: manufacturing
assembly
X other: repair - solder	other:

2.	HAZARDOUS MATERIALS USAGE/STORAGE AND PRODUCTION

What chemicals, if any, are involved in your operations (please list the types of products, the maximum quantity stored on-site and the annual quantity used).

MATERIAL	MAX. QUANTITY ON-SITE	ANNUAL QTY. USED
SN Pb SOLDER	10 lbs	10 lbs
MSDS ATTACHED

If this table provides insufficient space, please use additional pages as necessary.

2

Material Safety Data Sheet

Revision Date: 09/27/2005	Issue date: 10/01/2005

1. CHEMICAL PRODUCT AND COMPANY IDENTIFICATION

Product name:	SN62 370 5C 0.81MM 0.5KG AM (0.032)	Item No.:	MM01039 / IDH No. 369280
Product type:	Solder Paste	Region:	United States
Company address:		Contact Information:
Henkel Corporation		Telephone: (860) 571-5100
One Henkel Way		Emergency telephone: (860) 571-5100
Rocky Hill, Connecticut 06067		Internet: www.henkelna.com

2. COMPOSITION/INFORMATION ON INGREDIENTS

Hazardous components	%	ACGIH TLV	OSHA PEL	OTHER
Tin 7440-31-5	60-100	2 mg/m3 TWA 2 mg/m3 TWA except tin hydride, as Sn	2 mg/m3 TWA as Sn 2 mg/m3 TWA	None
Lead 7439-92-1	30-60	0.05 mg/m3 TWA 0.05 mg/m3 TWA as Pb	30 pg/m3 Action Level as Pb. Poison - see 29 CFR 1910.1025 50 pg/m3 TWA as Pb 50 pg/m3 PEL as Pb	None
Rosin, reaction products with formaldehyde 65997-07-1	1-5	None	None	None

Silver 7440-22-4	1-5	0.1 mg/m3 TWA	0.01 mg/m3 TWA	None

3. HAZARDS IDENTIFICATION

EMERGENCY OVERVIEW

HMIS:

Physical state:	Paste	HEALTH:	3*
Color:	Grey Metallic	FLAMMABILITY:	1
Odor:	Sweet	PHYSICAL HAZARD:	0
		Personal Protection:	See Section 8
DANGER: HARMFUL IF SWALLOWED, ABSORBED THROUGH SKIN OR INHALED.

Relevant routine of exposure:	Skin contact, Inhalation, Ingestion

Potential Health Effects

Inhalation:	Lead is a cumulative poison and continuous exposure to small amounts over time can raise the body’s content to toxic levels. Fumes and/or dust produced by this product may be hazardous In case of Ingestion or inhalation. Rosin thermal decomposition product (as formaldehyde) is classified by NIOSH as a potential occupational carcinogen. Fumes may be irritating or cause sensitization to the respiratory system. Excessive Inhalation of fumes from many metals can produce an acute reaction known as “metal fume fever”. Symptoms consist of chills and fever (very similar to and easily confused (very similar to and easily confused with flu symptoms) which come on a few hours after large exposures.
Skin contact:	Harmful if absorbed through skin. Prolonged or repeated skin contact may cause irritation, skin sensitization and argyria (a non-toxic, cosmetic blue-gray discoloration of the skin end mucous membranes that is irreversible).
Eye contact:	Contact with eyes will cause Irritation.
Ingestion:	Lead is a cumulative poison and continuous exposure to small amounts over time can raise the body’s content to toxic levels. Symptoms of lead poisoning Include abdominal pain, nausea, vomiting, and headache. May cause gastrointestinal tract irritation if swallowed.

Item No.: MM01039 / IDH No. 389280		Product name: SN62 370 5C 0.81 MM 0.5KG AM (0.032)
1 of 5

Existing conditions aggravated by exposure:	Repeated or prolonged exposure to lead and Its compound may produce general health deterioration by an accumulation in one or more human organs. See Section 11 for additional toxicological information
4. FIRST AID MEASURES
Inhalation:	Remove to fresh air. If breathing is difficult, give oxygen. If not breathing, give artificial respiration. Get medical attention immediately.

Skin contact:	Wash with soap and water. Remove contaminated clothing and shoes. Wash clothing before reuse. If a person feels unwell or symptoms of skin irritation appear, consult a physician.

Eye contact:	Rinse immediately with plenty of water, also under the eyelids, for at least 15 minutes. Get medical attention.

Ingestion:	Get medical attention immediately. Induce vomiting as directed by medical personnel if person is conscious.
5. FIRE-FIGHTING MEASURES
Flash point:	Does not flash.

Autoignition temperature:	Not applicable

Flammable/Explosive limits-lower %:	Not applicable

Flammable/Explosive limits-upper %:	Not applicable

Extinguishing media:	Foam, dry chemical or carbon dioxide.

Special fire fighting procedures:	Fire fighters should wear positive pressure self-contained breathing apparatus (SCBA). Do not use water on fires where molten metal is present. High temperatures may produce heavy metal fumes, dust and vapor.

Unusual fire or explosion hazards:	May liberate large quantities of dense, foul-smelling smoke which may contain unidentified toxic gasses.

Hazardous combustion products:	High temperatures may produce heavy metal dust, fumes or vapours. The flux medium will give rise to irritating fumes. Oxides of carbon. Oxides of Metals in Section 2. Thermal oxidation may result in the formation of formaldehyde. Formaldehyde is a potential cancer hazard and a known skin and respiratory sensitizer. Vapors irritate the eyes, nose and throat.
6. ACCIDENTAL RELEASE MEASURES
Environmental precautions:	Do not allow material to contaminate ground water system.

Clean-up methods:	Sweep up spilled material. Avoid creating dust. Do not allow material to contaminate ground water system. Dispose of in accordance with local and national regulations.
7. HANDLING AND STORAGE
Handling:	Avoid contact with molten material. Avoid contact with eyes, skin and clothing. Do not wear contact lenses. Wash thoroughly after handling.

Storage:	Store in original container until ready to use.

Incompatible products:	Not available
For information on product shelf life contact Henkel Customer Service at (800) 243-4874.
8. EXPOSURE CONTROLS/PERSONAL PROTECTION
Engineering controls:	Ensure adequate ventilation. Use local ventilation is insufficient to maintain vapor concentration below established exposure limits.

Item No.: MM01039 / IDH No. 389280		Product name: SN62 370 5C 0.81 MM 0.5KG AM (0.032)
2 of 5

Respiratory protection:	When workplace hazards warrant the use of a respirator, appropriate respirators must be used, and a program that follows 29 CFR 1910.134 must be followed.

Skin protection:	Use impermeable gloves and protective clothing its necessary to prevent skin contact.

Eye/face protection	Safety goggles or safety glasses with side shields.
See Section 2 for exposure limits.
9. PHYSICAL AND CHEMICAL PROPERTIES
Physical stats:	Paste
Color:	Grey Metallic
Odor:	Sweat
Vapor pressure:	Not applicable
pH:	Not applicable
Boiling point/range:	Not available
Melting point/range:	Approximately 177°C (350°F)
Specific gravity:	4.5
Vapor density:	Not applicable
Evaporation rate:	Not applicable
Solubility in water:	Insoluble
Partition coefficient (n-octanol/water):	Not applicable
VOC content:	Zero
10. STABILITY AND REACTIVITY
Stability:	Stable.

Hazardous polymerization:	Will not occur.

Hazardous decomposition products:	Thermal decomposition can lead to release of irritating gases and vapors. Formaldehyde.

Incompatibility:	Oxidizing agents.

Conditions to avoid:	High temperatures.
11. TOXICOLOGICAL INFORMATION Carcinogen Status

Hazardous components	NTP Carcinogen	IARC Carcinogen	OSHA Carcinogen
Tin 7440-31-5	No	No	No
Lead 7439-92-1	Suspect Carcinogen	Group 2A Group 2B Group 2B	Yes
Rosin, reaction products with formaldehyde 55997-07-1	No	No	No
Silver 7440-22-4	No	No	No
Literature Referenced Target Organ & Other Health Effects
Hazardous components	Health Effects/Target Organs
Tin 7440-31-5	Nervous System, Lung, Liver, Kidney, Irritant, Gastrointestinal
Lead 7439-92-1	Thyroid, Some evidence of carcinogenicity, Skin, Reproductive, Nervous System, Muscle, Liver, Kidney, Gastrointestinal, Eyes, Developmental, Blood, Behavioral
Rosin, reaction products with formaldehyde 35997-07-1	No Records
Silver 7440-22-4	Skin, Respiratory, Irritant, Eyes, Allergen

Item No.: MM01039 / IDH No. 389280		Product name: SN62 370 5C 0.81 MM 0.5KG AM (0.032)
3 of 5

12. ECOLOGICAL INFORMATION
Ecological Information:	No specific studies have been conducted by Henkel on the acotoxicity or environmental fate of this material; however, commonly available data on the material indicate that uncontrolled releases to soll, groundwater, or surface waters could entail acute and/or chronic ecological effects, depending on the quantity and concentration of such releases. Releases of volatile components to the atmosphere are not believed to entail significant ecological consequences provided such releases are within the exposure levels set forth in this document. Accordingly, all appropriate measures should be taken to avoid uncontrolled releases to the environment, and any spills or other uncontrolled releases which may occur should be contained and cleaned up immediately in accordance with Section 6.
13. DISPOSAL CONSIDERATIONS
Information provided is for unused product only.
Recommended method of disposal:	Dispose of in accordance with Federal, State and local regulations. Do not dispose of in an uncontrolled manner.

EPA hazardous waste number:	D006 Lead D011 Silver
14. TRANSPORT INFORMATION
U.S. Department of Transportation Ground (49 CFR):
Proper shipping name:	Not regulated
Hazard class or division:	None
Identification number:	None
Packing group:	None

International Air Transportation (ICAO/IATA):
Proper shipping name:	Not regulated
Hazard class or division:	None
Identification number:	None
Packing group:	None

Water Transportation (IMO/IMDG):
Proper shipping name:	Not regulated
Hazard class or division:	None
Identification number:	None
Packing group:	None
Marine pollutant:	None
15. REGULATORY INFORMATION
United States Regulatory Information

TSCA 8 (b) Inventory Status:	All components are listed or are exempt from listing on the Toxic Substances Control Act Inventory.
TSCA 12(b) Export Notification:	Lead (CAS# 7439-92-1).

CERCLA/SARA Section 302 EHS:	Not available
CERCLA/SARA Section 311/312:	Immediate Health Hazard, Delayed Health Hazard
CERCLA/SARA 313:	Lead (CAS# 7439-92-1).

California Proposition 86:	Lead (CAS# 7439-92-1).

Canada Regulatory Information

CEPA DSL/ND6L Status:	All components are listed on or are exempt from listing on the Domestic Substances List.
WHMIS hazard class:	D.2.A, D.2.B

Item No.: MM01039 / IDH No. 389280		Product name: SN62 370 5C 0.81 MM 0.5KG AM (0.032)
4 of 5

2.1	Is it intended that operations at the proposed facility would involve Hazardous Materials manufacturing? Do not include hazardous wastes - see Section 5.

Yes                  No       X

2.2	Is it intended that operations at the proposed facility would include Hazardous Materials use and/or storage that would require completion of a Hazardous Materials Business Plan?

Yes                  No       X        If YES. please attach copies of HMMP/HMBP in process or plan for current/former facility.

2.3	Is it intended that operations at the proposed facility would include installation of any aboveground or underground storage tanks (including fuel tanks)?

Yes                  No       X

3.	WASTEWATER DISCHARGES

3.1	Is it intended that operations at the proposed facility would discharge wastes to any sanitation systems or body of water, or that the facility would otherwise be required to obtain a wastewater discharge Permit, a NPDES Permit, or any other permit or approval from a Governmental Agency concerning wastewater discharges?

Yes                  No      X         If YES. please attach copies of each such permit and complete Schedule 3.

4.	AIR EMISSIONS

4.1	Is it intended that operations at the proposed facility would emit any air contaminant (including, but not limited to volatile organic compounds, sulfur oxides, carbon monoxide, nitrogen oxides, lead, particulate matter, toxic air contaminants regulated by the California Air Resources Board, or hazardous air pollutants listed under Section 112 of the federal Clean Air Act)?

Yes                  No       X        If YES. please complete Schedule 4 for each emission and each source.

4.2	Is it intended that operations at the proposed facility would require obtaining an air emissions permit or other permit or approval from a Governmental Agency concerning air emissions in order to conduct its business?

Yes                  No       X        If YES. please attach copies of each such permit and approval and complete Schedule 4.

5.	HAZARDOUS WASTE

5.1	Is it intended that operations at the proposed facility would generate any “hazardous waste” as defined in RCRA, California Code of Regulations, Title 22, or other government regulations?

Yes                  No       X        If YES. please complete Schedule 5.

5.2	Is it intended that operations at the proposed facility would file with any local, state or federal environmental agency a generator’s notification of hazardous waste (e.g., an RCRA 3010 notification) and hazardous waste generator’s reports?

Yes                  No       X        If YES. please attach a copy of such notification.

5.3	Is it intended that operations at the proposed facility would require obtaining an EPA hazardous waste generator’s identification number?

Yes                  No       X

5.4	Is it intended that operations at the proposed facility would require retention of copies of hazardous waste manifests for hazardous waste transported off-site?

Yes                  No       X

5.5	Is it intended that operations at the proposed facility would require obtaining a “Part A” or “Part B” Application for a hazardous waste treatment, storage or disposal facility (“TSD”) permit with any Governmental Agency under RCRA or any similar state or local Law for the proposed Facility?

Yes                  No      X         If YES. please attach a copy of each application in progress.

5.6	Is it intended that operations at the proposed facility would require a permit under California Code of Regulations Title 22 Tiered Permitting Program, including a standardized permit, conditional authorization, conditional exemption, or variance?

Yes                  No       X        If YES. please attach a copy of the disclosure or application in progress.

4

6.	GOVERNMENT COMPLIANCE AND HAZARDOUS MATERIAL RELEASES AND SPILLS AT EXISTING FACILIT(IES)

6.1	Has the Company ever received from any Governmental Agency any notice of violation of any environmental law?

Yes                  No       X        If YES. describe fully:

N/A

6.2	Has there ever been an occasion in any of the existing facilities when a liquid or solid waste material, fuel or other Hazardous Material was accidentally or intentionally spilled or released:

Outside of the building?

Yes                  No       X

Within the building?                                    Not while Violin was a tenant.

Yes                  No       X

If you have answered “yes” to any of the foregoing, please describe the event(s) in detail, including the Hazardous Materials involved, whether the event was reported to any Governmental Agency, the responsive action taken any claim(s) that have resulted from the event, and all other relevant information concerning the spill or release. Attach additional sheets, as necessary.

5

SCHEDULE 2.2

STORAGE TANKS

Instructions:	List all storage tanks for the Facility operations in the table below. Attach additional sheets as necessary.

Location Within Facility	Underground (UST) or Aboveground (AST) and Capacity (gallons)	Tank Capacity (gallons)	Contents; Chemical and Material (M) or Waste (W)	Method of Secondary Containment	Method of Leak Detection	Type and Frequency of Inspection
Example:
Lab A - see attached plot plan	500 g AST	500 g	Sulfuric Acid (M)	Epoxy-coated reinforced concrete beam	Sensor with visual and audible alarm at security station	Daily visual

NONE

Facility:	2700 GARCIA AVE
OMS EPMP LF 4.95

SCHEDULE 3

DISCHARGES TO SEWERS OR WATER BODIES

Instructions:	List in the table below all waste streams that are generated by the Facility operations that may be discharged to water.

Description of Source	Constituents of Waste Stream	Discharged to: SS - Sanitary Sewer PS - Paint Source SD - Storm Drain	Approximate Volume/Day (gallons)	Applicable Permits	Best Management Practices that will be Implemented
Example:
Bottle wash rinse system	Dilute acids	SS - floor drain in bottle wash room	400 g	City of Palo Alto Industrial Waste Discharge Permit	Batch discharge from holding tank - test pll prior to discharge; tank equipped with secondary containment

NONE

Facility:	2700 GARCIA AVE
OMS EPMP LF 4.95

SCHEDULE 4

AIR EMISSIONS

Instructions:	List in the table below all pollutants potentially emitted to the air by the Facility operations.

Source	Emitted Pollutants	Volume Emitted (tons per year)	Control Devices In Use	Permits Held	Inspection and Monitoring Practices
Example:
Burn box - fumes generated by painting operations	Metals including lead and volatiles	400	0.002 micron particulate filter	BAAQMD - Authority to Construct and Permit to Operate	Annual source testing; monthly visual inspections

NONE

Facility:	2700 GARCIA AVE
OMS EPMP LF 4.95

SCHEDULE 5

HAZARDOUS WASTE GENERATION

Instructions:	List in the table below all California and federal hazardous wastes generated by the Facility operations. Do not include waste streams reported on Schedule 3.

Description of Waste Stream	RCRA (R) or California (C) Waste?	How Created?	Approximate Volume Generated per Month	On-Site Storage Method and Location	Average Storage Duration (days)	Ultimate Disposal Destination Offsite? Yes or No
Example:
Spent solvents	RCRA	Degreasing	30 gallons	Drummed for disposal.	65 days	Yes

NONE

Facility:	2700 GARCIA AVE.
OMS EPMP LF 4.95

SCHEDULE 2.1

ON-SITE HAZARDOUS MATERIALS STORAGE AREAS

Instructions:	List all locations for Hazardous Materials storage at the Facility in the table below. List waste streams on Schedule 5.

Storage Location	Hazardous Materials Stored/Maximum Container Qty. (gallons or pounds)	Inside (1) or Outside (O) and Describe Security Measures	Floor Materials of Construction	Measures for Secondary Containment	Number of Storm Drain (SD) or Sanitary Sewer (SS) Drains at Storage Location
EXAMPLE:
Lab B - see attached plot plan	Up to 15-gallon containers of flammables	O - flammable storage cabinet inside fenced area; cabinet locked	Asphalt	Built into cabinet	3 storm drains in adjacent parking lot

NONE

NOTE: SUBMIT HAZARDOUS MATERIALS MANAGEMENT/BUSINESS PLAN IF IT CONTAINS ALL REQUESTED INFORMATION.

Facility:	2700 GARCIA AVE.
OMS EPMP LF 4.95

EXHIBIT I

INVENTORY OF EXISTING FURNITURE*

*	If Landlord and Tenant agree on corrections to the attached inventory on or before February 18, 2011, then Landlord and Tenant agree to replace the attached inventory with the corrected inventory.

(See attached)

CYPRESS BUSINESS PARK

685 Furniture Inventory (2/4/11)

Quantity	Type	Quantity	Type
1	48” x 31” table (white top)	1	task chairs (brown)
1	52” x 31” table (white top)	20	task chairs (black)
3	60” x 31” table (white top)	6	task chairs (blue)
2	64” x 31” table (white top)	9	task chairs (gray)
1	72” x 31” table (white top)	20	task chairs (teal/black)
1	5’ x 29 1/2” table (putty)	6	guest chairs (blue)
3	5’ x 30” table (putty)	5	guest chairs (black)
1	5’ x 20” table (gray)	1	guest chairs (burgundy)
1	5’ x 3’ table (gray)	1	guest chairs (purple)
1	5’ x 30” table (metal wood laminate)	4	desk chair (gold)
1	3’ x 2’ table (wood laminate)	1	desk chair
1	3’ x 30” table (wood laminate)	7	conference room chairs
1	4’ x 30” table (wood laminate)	21	conference room chairs (blue)
1	6’ x 3’ oblong table	1	conference room chairs (black)
1	4’ x 30” table (maple)	1	work table chairs (gray)
1	3’ x 2’ table (maple top)	3	barstools (black)
1	42” round table (maple top)	1	executive chair (black)
1	semi-circle table (maple top)	2	executive chair (gray)
1	6’ x 30” metal work table with rollers on top	3	metal task chairs
14	6’ x 30” metal work tables
1	4’ x 2’ work table	2	leather chairs (teal/black) (lobby)

4	5’ x 30” desks (cherry wood)	2	leather chairs (black) (lobby)
2	66” x 2’ wooden desks with built in ped (maple finish)	2	couches (teal/black) (lobby)
1	8’ folding table
2	2 1/2’x 2 1/2’ tables (lobby)
4	8’ x 30” visitor work surfaces (in/near cubes)

Cubes:
105	Worksurfaces	1	5’ x 18 1/2” wood locker room style bench
87	Single-shelf	13	multi-shelf bookshelf
88	Overheads	1	1 rolling cart (black)
7	Ped (File-file) cabinets	3	CPU’s in front server room
131	Ped (Box-box-file) cabinets	1	Millennia CPU, monitor, and keyboard (in the roof access room)
28	2-drawer credenza	1	Whirlpool refrigerators
1	2-drawer credenza (black) at reception desk	1	Storage unit with 5 compartments and closet
4	2-drawer file cabinet	22	Server racks (in the back server room)
3	4-drawer file cabinet	14	Server racks (in the middle server room)
1	5-drawer filing cabinet (blue)	9	Warehouse storage shelves
		2	Storage cabinets (gold)
		2	Storage cabinets (putty)
		1	Workbench with blue overhead
Shipping and Receiving:	light fixtures, ceiling tiles, cubicle parts; door	13	Artwork pieces
Storage Room A:	partition wall; door	1	Mail slot (free standing) cabinet
Storage Room B:	misc. cubicle parts
Storage Room C:	7 doors
Storage Room E:	6 pieces of glass; paint

EXHIBIT J

ASBESTOS NOTIFICATION LETTER

(See attached)

PES Environmental, Inc.

ASBESTOS NOTIFICATION LETTER

TO:	Occupants of Cypress Business Park
625-685 Clyde Avenue
Mountain View, California

FROM:	Martin CBP Associates, L.P. c/o TMG Partners

DATE:

Martin CBP Associates, L.P., the property owner of Cypress Business Park and TMG Partners, the property management company is committed to maintaining a safe and healthy building environment for its employees, tenants, contracted building service workers, and the public. Building management has therefore established asbestos management policies and procedures for the facility through an asbestos Operations and Maintenance (O&M) program.

According to the U.S. Environmental Protection Agency (EPA), the presence of asbestos-containing material (ACM) in a building does not necessarily denote a hazard. Rather, ACM may present a hazard if fibers are released into the air when disturbed.

The asbestos O&M program includes precautions to avoid disturbing ACM for maintenance employees and contractors. The program prohibits even small disturbances of ACM when performing routine building operations and maintenance activities.

We ask that you become familiar with the potential locations of ACM (a brief summary of the materials is provided in the attached memorandum) and avoid any activities that may disturb them. If your activities in these buildings may disturb ACM, you must contact the Asbestos Program Coordinator before proceeding.

The complete O&M Program is available for your review in my office. I am also available for any questions or concerns you may have.

Sincerely,

(NAME)

Asbestos Program Coordinator

C.2-1

PES Environmental, Inc.

MEMORANDUM

Asbestos Containing Material (ACM)

Specific locations and types of tested or assumed ACM identified in previous survey and inspection reports (excluding those that have since been removed) include the following:

•	Vinyl floor tile at 625 Clyde Avenue; and

•	Joint compound within the wallboard assembly at 635 Clyde Avenue.

Presumed ACM

Per OSHA regulations in 8 CCR 1529 (k) (1), thermal system insulation, surfacing materials and resilient flooring materials, installed in a building prior to 1981, are considered PACM unless proven otherwise. The EPA has also compiled a list of suspected asbestos containing materials that should be sampled prior to beginning work that may disturb them. The EPA list does not include every product/material that may contain asbestos, but is intended as a general guide to show which types of materials may contain asbestos. The presumption of asbestos content in these materials can be rebutted if proof is obtained that the material is not ACM. Such proof may be obtained either by an inspection conforming to the requirements of the EPA AHERA standard (40 CFR Part 763 Subpart E) or by analysis of bulk samples of the material in question.

If survey information is unavailable or the materials in question were not sampled, the suspect materials shall be PACM until they are sampled and proven not to contain asbestos.

C.2-2

EXHIBIT K

TENANT’S FORM NONDISCLOSURE AGREEMENT

(See attached)

NONDISCLOSURE AGREEMENT

This Nondisclosure Agreement (the Agreement), dated as                     of , 20    , is executed by                                          (Recipient) for the benefit of VIOLIN MEMORY, INC., a Delaware corporation (Violin). Recipient is a contractor or provider of services to premises leased by Violin located at 685 Clyde Avenue in the City of Mountain View, California (the "Premises") and in connection with Recipient's provision of such services, Recipient may come into contact or observe information that is sensitive, proprietary or confidential to Violin. In consideration for payment to Recipient of compensation for such services pursuant to a separate agreement or agreements between Recipient and Violin, or between Recipient and the owner of the building in which the Premises are located, as the case may be, Recipient agrees as follows:

1. Definition. Proprietary Information means, to the extent observed by Recipient or that otherwise is disclosed to Recipient, all financial, business, legal and technical information of Violin or any of its affiliates, suppliers, customers and employees (including information about research, development, operations, marketing, transactions, regulatory affairs, discoveries, inventions, methods, processes, articles, materials, algorithms, software, specifications, designs, drawings, data, strategies, plans, prospects, know-how and ideas, whether tangible or intangible, and including all copies, analyses and derivatives thereof). Proprietary Information shall not include any information that (a) was rightfully known to Recipient without restriction before receipt from Violin, (b) is rightfully disclosed to Recipient by a third party without restriction or (c) is or becomes generally known to the public through no fault of Recipient.

2. Restrictions. Recipient agrees (a) to maintain the Proprietary Information as secret, and exercise all reasonable precautions to prevent unauthorized access to it, (b) not to copy the Proprietary Information, and (c) not to disclose it to any third party. Recipient shall promptly notify Violin of any unauthorized use or disclosure of Proprietary Information, and shall be responsible for any breach of confidentiality by its employees and agents.

3. Remedies. Due to the unique nature of the Proprietary Information, Recipient agrees that any breach or threatened breach of this Agreement will cause not only financial harm to Violin, but also irreparable harm for which money damages will not be an adequate remedy. Therefore, Violin shall be entitled, in addition to any other legal or equitable remedies, to an injunction or similar equitable relief against any such breach or threatened breach without the necessity of posting any bond.

4. General. The failure of Violin to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. Exclusive jurisdiction and venue for any action arising under this Agreement is in the federal and state courts located in California having jurisdiction over Violin’s principal office, and Recipient hereby consents to such jurisdiction and venue for this purpose. In any action or proceeding to enforce or interpret this Agreement, the prevailing party will be entitled to recover from the other party its costs and expenses (including reasonable attorneys' fees) incurred in connection with such action or proceeding and enforcing any judgment or order obtained. Any notice hereunder will be effective upon receipt and shall be given in writing, in English and delivered to the other party at its address given herein or at such other address designated by written notice.

IN WITNESS WHEREOF, Recipient has executed this Agreement effective as of the date and year first written above.

RECIPIENT

By:
Name:
Title: